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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on July 29, 2004

Registration No. 333-117208

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
 to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Prudential Public Limited Company
(Exact Name of Registrant as Specified in Its Charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)
Laurence Pountney Hill London EC4R 0HH, England (44) 20 7220 7588 (Address and telephone number of Registrant's principal executive offices)
Jackson National Life Insurance Company 1 Corporate Way Lansing, MI 48951 (517) 887-5049 Attention: General Counsel (Name, address and telephone number of agent for service)

Copies to:
Sebastian R. Sperber, Esq. Cleary, Gottlieb, Steen & Hamilton City Place House, 55 Basinghall Street London EC2V 5EH, England	Philip J. Boeckman, Esq. Cravath, Swaine & Moore LLP CityPoint, One Ropemaker Street London EC2Y 9HR, England

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee(4)

Senior Debt Securities
Subordinated Debt Securities
Preference Shares (5)(6)	U.S.$2,000,000,000	U.S.$2,000,000,000	U.S.$91,600

(1)
In U.S. dollars or their equivalent in foreign denominated currencies.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflecting the offering price rather than the principal amount of any securities issued at a discount.
(3)
In no event will the aggregate initial public offering price of the securities issued under this Registration Statement exceed U.S.$2,000,000,000 or if any securities are issued (i) at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of U.S.$2,000,000,000 to the Registrant or (ii) with a principal amount denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of U.S.$2,000,000,000.
(4)
Previously paid.
(5)
Also includes such indeterminate amounts of Preference Shares as may be issued upon conversion of or in exchange for any Subordinated Debt Securities that provide for conversion or exchange into Preference Shares.
(6)
The Preference Shares will be represented by American Depositary Shares, each of which represents one Preference Share. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of Preference Shares will be registered pursuant to a separate Registration Statement on Form F-6.

        This Registration Statement, which is a new Registration Statement, also constitutes Post-Effective Amendment No. 3 to Registration Statement No. 333-103500, which was declared effective on July 31, 2003. Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act. Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this Registration Statement also constitutes a prospectus for Registration Statement No. 333-103500.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated July 29, 2004

The information in this prospectus supplement and the prospectus is not complete and may be changed. A registration statement to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration is effective. This prospectus supplement and the prospectus are not an offer to sell, and they are not soliciting nor are they seeking an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Prospectus Supplement
(To Prospectus dated July     , 2004)

Prudential plc

$[    •    ]
% Perpetual Subordinated Capital Securities
Exchangeable at the Issuer's Option into
Non-Cumulative Dollar Denominated Preference Shares

        We are offering $[    •    ] aggregate principal amount of [    •    ]% Perpetual Subordinated Capital Securities, or Capital Securities. The Capital Securities will be issued pursuant to the subordinated indenture as supplemented by a supplemental indenture, each as described herein.

        The Capital Securities will bear interest from the date of original issuance at a rate of [    •    ]% per annum on their outstanding principal amount, payable in U.S. dollars quarterly in arrear on March 23, June 23, September 23 and December 23 of each year, beginning on September 23, 2004. Interest payable on September 23, 2004 for the interest period will equal $[    •    ] per Capital Security. Interest payments on the Capital Securities may be deferred as described under "Certain Terms of the Capital Securities—Deferred Interest" in this prospectus supplement. At our option, we may elect to pay interest that is not deferred through the alternative coupon satisfaction mechanism described herein. Deferred interest will be satisfied only upon a redemption or exchange of the Capital Securities only in accordance with the alternative coupon satisfaction mechanism or upon our winding up. We may, at our option, and subject to certain conditions described herein, exchange the Capital Securities in whole or in part on any interest payment date falling on or after March 23, 2010 into one or more series of our preference shares.

        The Capital Securities have no maturity date. At our option, however, we may redeem the Capital Securities on any interest payment date falling on or after [    •    ] [    •    ], 2009 at their principal amount together with any accrued and unpaid interest, including deferred interest, subject to our obligation to make payment of any deferred interest only through the alternative coupon satisfaction mechanism. We may also redeem the Capital Securities at any time in the event of a change in certain U.K. regulatory requirements applicable to us or for certain tax reasons as described under "Certain Terms of the Capital Securities—Redemption".

        The preference shares that we may issue upon exchange of the Capital Securities will be dollar denominated preference shares with a liquidation preference equal to $[25] per share paying non-cumulative preferential dividends quarterly in arrears, if declared, of [    •    ]% of the liquidation preference per annum. Dividends on our non-cumulative preference shares will be payable on any dividend payment date only (a) if we have distributable profits, (b) we are not prohibited from paying a dividend under the terms of a Parity Security, (c) we meet certain other conditions described herein and (d) our board of directors elects, in its sole discretion, to declare dividends. If we do not pay a dividend on our preference shares on a dividend payment date, we will be restricted in our ability to make payments on or redeem certain parity and junior securities. The preference shares will be represented by American depositary shares and evidenced by American depositary receipts.

        We will apply to list the Capital Securities on the New York Stock Exchange and, if the Capital Securities are exchanged for preference shares, we will use our reasonable efforts to list the American depositary shares representing the preference shares on the New York Stock Exchange. Trading of the Capital Securities on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the securities.

        Investing in the Capital Securities and Preference Shares involves certain risks. See "Risk Factors" beginning on page S-14 and the risk factors beginning on page five of our annual report on Form 20-F for the year ended December 31, 2003.

        We are not affiliated with Prudential Financial, Inc., or its subsidiary, the Prudential Insurance Company of America.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

PRICE: $[25] PER SECURITY

	Price to Public[1]		Underwriting Commissions		Proceeds to Prudential plc[2,3]
Per security		%		%		%
Total	$		$		$

Plus accrued interest, if any, from July    , 2004.

2
Before deducting expenses.

3
We have granted to the underwriters a 30-day option to purchase up to an additional $             principal amount of Capital Securities to cover over-allotments, if any. The purchase price is $             . If the option is exercised in full, the total Price to Public, Underwriting Commissions, and Proceeds to Prudential plc will be $             , $             and $             , respectively. Any Capital Securities issued or sold under the option will have the same terms and conditions as the Capital Securities.

        The underwriters expect that the securities will be ready for delivery on or about [    •    ] [    •    ], 2004.

Joint bookrunning managers
Citigroup	Merrill Lynch & Co.	Morgan Stanley
Senior Co-manager
UBS Investment Bank
Junior Co-managers
A.G. Edwards		RBC Dain Rauscher

July     , 2004

        We have not authorized any dealer, salesman or any other person to give any information or to make any representations not contained in this prospectus supplement or the prospectus in connection with the offer contained in this prospectus supplement and prospectus. If such information or representation is given or made, you must not rely on it. This prospectus supplement and the prospectus is not an offer to sell, or a solicitation of an offer to buy, any of the Capital Securities in any jurisdiction or to any person to whom that offer or solicitation would be illegal. The offer or sale of the Capital Securities may be restricted by law in certain jurisdictions and you should inform yourself about, and observe, any such restrictions. The delivery of this prospectus supplement and the prospectus or any sale of securities using this prospectus supplement or the prospectus does not mean that the information contained herein is correct at any time after the date of those documents.

        There are certain restrictions on the distribution of this prospectus supplement as described under "Underwriting".

        In connection with the issue of the Capital Securities, Citigroup Global Markets Inc. or any person acting for it may over-allot or effect transactions with a view to supporting the market price of the Capital Securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there will be no obligation on Citigroup Global Markets Inc. or any agent of it to do this. Such stabilizing, if commenced, may be discontinued at any time and must be brought to an end after a limited period.

INFORMATION-REGARDING PRUDENTIAL PLC

        Certain information, including:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2003 (SEC File No.1-15040);

  •
  our reports on Form 6-K furnished to the Securities and Exchange Commission on June 15, 2004, July 2, 2004, July 13, 2004 and July 28, 2004; and

  •
  certain of our future reports on Form 6-K (to the extent therein indicated)

have been, or in the future may be, incorporated by reference into this prospectus supplement and the prospectus. We refer you to the important information contained in those documents. See "Where You Can Find More Information About Us" in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

        Some statements in this prospectus supplement are, and some statements contained in the accompanying prospectus may be, forward-looking. All statements regarding our future financial condition, results of operations and businesses, strategy, plans and objectives are forward-looking. Statements containing the words "believes," "intends," "expects" and words of similar meaning are also forward-looking. Such statements involve unknown risks, uncertainties and other factors that may cause our results, performance or achievements or conditions in the markets in which we operate to differ from those expressed or implied in those statements. These factors include regulatory changes, technological developments, globalization, levels of spending in major economies, the levels of marketing and promotional expenditures, actions of competitors, employee costs, future exchange and interest rates, changes in tax rates and future business combinations or dispositions, together with other factors discussed in "—Risk Factors" in our annual reports on Form 20-F and in this prospectus supplement. We may also make or disclose written and/or oral forward-looking statements in reports filed with or furnished to the SEC, our annual report and accounts to shareholders, proxy statements, offering circulars, registration statements, prospectuses, prospectus supplements, press releases and other written materials and in oral statements made by our directors, officers or employees to third parties, including financial analysts. We undertake no obligation to, and do not expect to, update any of our forward-looking statements.

SUMMARY OF THE OFFERING

        The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus supplement and prospectus, including the financial statements and related notes incorporated by reference herein, before making an investment decision. Unless the content requires otherwise, references to "we," "us" and "our" means Prudential plc. Terms which are defined in "Certain Terms of the Capital Securities" and "Certain Terms of the Preference Shares" included in this prospectus supplement have the same meaning when used in this summary.

Issuer	Prudential plc
Securities Offered
[•]% Perpetual Subordinated Capital Securities in an aggregate principal amount of $[•], which we refer to as the Capital Securities. At our option, we may exchange the Capital Securities in whole or in part on any interest payment date on or after March 23, 2010 into one or more series of our preference shares. See "Certain Terms of the Capital Securities—Exchange Option".

The Capital Securities will be issued under a subordinated indenture between us and Citibank, N.A., as subordinated trustee as supplemented by the first supplemental indenture thereto between us and Citibank, N.A. as subordinated trustee.
Interest	The Capital Securities will bear interest from the date of issuance at a fixed rate equal to [•]% per annum on their outstanding principal amount.
Interest Payment Dates
Unless we defer payment as described under "Deferred Interest" below, interest payments on the Capital Securities will be payable quarterly in arrear on March 23, June 23, September 23, and December 23 of each year, beginning on September 23, 2004.
Additional Amounts
Subject to certain exceptions and limitations set forth in this prospectus supplement and the accompanying prospectus, if at any time a U.K. taxing authority requires us to deduct or withhold taxes, we will pay the additional amounts on the Capital Securities that are necessary to ensure that the net amount received by each Capital Securities holder, after the deduction or withholding, will not be less than the amount the holder would have received in respect of the Capital Securities in the absence of the deduction or withholding.
Subordination
The Capital Securities will constitute our unsecured obligations and will rank equally and ratably without any preference among themselves. The rights and claims of the Capital Securities holders are subordinated to the claims of Senior Creditors (as defined herein). See "Certain Terms of the Capital Securities—Subordination".

As a result of the subordination provisions of the Capital Securities, upon our winding up, the Capital Securities holders will rank as if they were holders of our preference shares, pari passu with the holders of our most senior ranking class of issued preference shares if any, except to the extent such preference shares represent claims of Senior Creditors, and any other Parity Securities (as defined herein under "Certain Terms of the Capital Securities—Dividend and Capital Restrictions") then outstanding, junior to Senior Creditors and in priority to all holders of Junior Securities (as defined herein under "Certain Terms of the Capital Securities—Dividend and Capital Restrictions").
Solvency Condition
Except in a winding up, all interest and other payments on the Capital Securities will be conditional upon our meeting the Solvency Condition (as further defined herein) at the time of payment, and we will not make any payment unless we will continue to meet the Solvency Condition immediately afterwards. See "Certain Terms of the Capital Securities—The Solvency Condition".
Deferred Interest
Payments of interest on the Capital Securities will be mandatory on a Compulsory Interest Payment Date, which is defined to include each interest payment date other than an Optional Interest Payment Date, on which:
	•	we satisfy the Solvency Condition and
	•	we are not prohibited from making interest payments pursuant to the terms of any Parity Security.

An Optional Interest Payment Date will be any interest payment date on which we determine, on or after the 20th Business Day, but not later than the fifth Business Day preceding such date (and by reference to our then current financial condition), that:
	•	the Capital Adequacy Condition (as defined herein) will not be met on such date; or
•
we or any of our EEA Insurance Subsidiaries (as defined herein), are not in compliance with, or that the payment of interest on such interest payment date would cause us or any such EEA Insurance Subsidiary to breach, any Capital Regulations (as defined herein).

Any interest payments that we elect not to make in respect of the Capital Securities on an Optional Interest Payment Date, together with any interest payments we do not make because the Solvency Condition is not met or because we are prohibited from making such interest payment pursuant to the terms of any Parity Security, will, so long as they remain unpaid, constitute Deferred Interest. Deferred Interest will become payable only upon the redemption or exchange of the Capital Securities and only in accordance with the Alternative Coupon Satisfaction Mechanism (as described herein) or upon our winding up but not in any other circumstances. No interest will accrue on Deferred Interest, except in the limited circumstances described under "Certain Terms of the Capital Securities—Interest", "Certain Terms of the Capital Securities—Redemption—Postponement of a Capital Security Redemption Date" and "Certain Terms of the Capital Securities—Alternative Coupon Satisfaction Mechanism" below.
Dividend and Capital Restriction
Following an Optional Interest Payment Date on which we do not make payment in full of all interest payments otherwise payable on such date, or we are prohibited from making such interest payment by the terms of any Parity Security or any interest payment date on which the Solvency Condition is not met, we will not, and we will not permit any entity that we control, directly or indirectly, (a) to declare or pay a dividend or distribution or make any other payment on any Parity Securities or on any Junior Securities (other than a final dividend declared by us with respect to our ordinary shares prior to the date that the decision to defer such interest payment is made or a payment made by one of our wholly-owned subsidiaries to another wholly-owned subsidiary or directly to us), or (b) to redeem, purchase or otherwise acquire any Parity Securities or any Junior Securities, in each case until the next succeeding interest payment date for the Capital Securities on which the interest otherwise due and payable on all outstanding Capital Securities on such date is duly set aside and provided for or is paid in full.
Optional Redemption
The Capital Securities are perpetual securities and have no maturity date and are not redeemable at the option of the holders at any time. We may redeem the Capital Securities, however, in whole or in part at our option, on any interest payment date falling on or after [ • ] [ • ], 2009 at their principal amount together with interest for the then-current interest period to the date fixed for redemption (referred to as the "Capital Security Redemption Date") and the aggregate amount of any Deferred Interest, subject to our obligation to make payment of Deferred Interest only through the Alternative Coupon Satisfaction Mechanism (as defined below under "Alternative Coupon Satisfaction Mechanism").

In addition, we may redeem the Capital Securities in whole (but not in part) at our option at any time upon the occurrence of a Tax Call Event (as defined herein) or a Regulatory Event (as defined herein), in either case at their principal amount together with interest for the then-current interest period to the Capital Security Redemption Date and the aggregate amount of any Deferred Interest, subject to our obligation to make payment of Deferred Interest only through the Alternative Coupon Satisfaction Mechanism.

Except as otherwise indicated to us by the FSA, we may not redeem any Capital Securities upon the occurrence of a Tax Call Event or a Regulatory Event or otherwise after [ • ] [ • ], 2009 unless we have given at least six months' prior notice to the FSA and the FSA has issued a statement of no objections prior to such Capital Security Redemption Date, and redemption may only be effected if on, and immediately following, the Capital Security Redemption Date we are in compliance with any applicable regulatory capital requirements or capital ratios required to be maintained for insurance companies, parent companies in insurance groups or financial groups generally by the FSA. See "Certain Terms of the Capital Securities—Redemption".
Alternative Coupon Satisfaction Mechanism
Any Deferred Interest to be satisfied on a Capital Security Redemption Date or upon exchange of the Capital Securities into Preference Shares must be satisfied by our issuing ordinary shares to our calculation agent which, when sold, will provide a cash amount sufficient to make the payments due. At our option, we may elect to pay any interest that has not been deferred (which we will refer to as Current Interest) in the same manner. We refer to this as the Alternative Coupon Satisfaction Mechanism (as further described herein). In any such case, the calculation agent will calculate in advance the number of our ordinary shares to be issued in order to enable us to raise the full amount of Deferred Interest or Current Interest to be satisfied on the relevant Capital Security Redemption Date, Exchange Date (as herein defined) or interest payment date, as the case may be. You will receive all payments in respect of the Capital Securities in cash. See "Certain Terms of the Capital Securities—Alternative Coupon Satisfaction Mechanism".

Sufficiency and Availability of Ordinary Shares
While the Capital Securities are outstanding, we will be required to review the sufficiency of our authorized but unissued ordinary shares and the authority of our directors to issue such shares at the time of each annual shareholders' meeting and, if necessary, propose resolutions to increase the number so that we have available for issue enough ordinary shares as we reasonably consider would be required to satisfy the payment of Deferred Interest, if any, together with scheduled interest payments on the Capital Securities for the next 12 months using the Alternative Coupon Satisfaction Mechanism.
Market Disruption Event
If a Market Disruption Event (as defined herein) exists during the 14 Business Days preceding any Capital Security Redemption Date or Exchange Date, the Capital Security Redemption Date or Exchange Date and the related payment of Deferred Interest may be deferred until such Market Disruption Event no longer exists.

A Market Disruption Event means (i) the occurrence or existence of any material suspension of or limitation imposed on trading or on settlement procedures for transactions in our ordinary shares through the London Stock Exchange (or other national securities exchange or designated offshore securities market constituting the principal trading market for our ordinary shares), or (ii) in our reasonable opinion, there has been a substantial deterioration in the price and/or value of our ordinary shares or circumstances are such as to prevent or to a material extent restrict the issue or delivery of the ordinary shares to be issued in accordance with the Alternative Coupon Satisfaction Mechanism or (iii) where monies are required to be converted from one currency upon sale of ordinary shares into another currency for payment of Deferred Interest, the occurrence of any event that makes it impracticable to effect such conversion.
Exchange Option
We may elect to exchange the Capital Securities in whole or in part on any interest payment date falling on or after March 23, 2010 into our Preference Shares (which we describe further below), with each Capital Security being exchanged for one Preference Share with a liquidation preference of $[25]. Upon exchange, any Deferred Interest outstanding on the Capital Securities being exchanged shall be paid by us but only in accordance with the Alternative Coupon Satisfaction Mechanism.

If we elect to exchange some or all of our Capital Securities, we will effect any such exchange by redeeming the Capital Securities being exchanged for their principal amount and immediately applying such principal amount to subscribe for the applicable number Preference Shares being issued to the holders.

We may also exchange the Capital Securities in whole (but not in part) on any interest payment date upon the occurrence of a Tax Event or a Regulatory Event, subject to the Solvency Condition being met.

Except as otherwise indicated to us by the FSA, we may not exchange any Capital Securities for Preference Shares upon the occurrence of a Tax Event or a Regulatory Event or otherwise after March 23, 2010 unless we have given at least six months' prior notice to the FSA and the FSA has issued a statement of no objections prior to the applicable Exchange Date, and exchange may only be effected if on, and immediately following, the Exchange Date we are in compliance with any applicable regulatory capital requirements or capital ratios required to be maintained for insurance companies, parent companies in insurance groups or financial groups generally by the FSA. See "Certain Terms of the Capital Securities—Exchange Option" below.

On the date of any exchange, we will deliver or procure delivery to the ADR Depositary a single share warrant to bearer evidencing all of the Preference Shares in respect of the Capital Securities so exchanged.
We will not exchange any Capital Securities for our Preference Shares unless:
	•	there is no accrued but unpaid interest on such Capital Securities;
	•	any Deferred Interest related to such Capital Securities has been paid in accordance with the Alternative Coupon Satisfaction Mechanism;
	•	no Capital Security Default, Payment Event or Event of Default (each, as further defined herein) has occurred and is continuing;
	•	we have a sufficient number of authorized but unissued Preference Shares immediately prior to the exchange;
	•	our directors have all the necessary authority under English law to allot and issue the Preference Shares arising on exchange; and
	•	we comply with certain other conditions set forth in the subordinated indenture.
Preference Shares
Each series of Perpetual Non-Cumulative Preference Shares (our "Preference Shares") issued upon exchange of Capital Securities will constitute a separate series of our non-cumulative dollar denominated preference shares.

If we do not declare a dividend on any dividend payment date, holders of the Preference Shares will have no claim in respect of non-payment and we will have no obligation to pay such dividend or part thereof or interest thereon.
Our Preference Shares will be represented by American Depositary Shares, or ADSs, evidenced by American Depositary Receipts, or ADRs. Each ADR will represent a specified number of Preference Shares.

Our Preference Shares shall rank pari passu as to return of assets on a winding up with Capital Securities that we issue in accordance with the terms of this prospectus supplement. The Preference Shares are subject to the dividend and redemption restrictions described below in "Certain Terms of the Capital Securities—Dividend and Capital Restriction".

Non-cumulative preferential dividends on each series of Preference Shares will be payable if declared by our board of directors in accordance with the procedures described below. If so declared, any such dividend will be [•]% of the liquidation preference per annum, payable quarterly in arrears on March 23, June 23, September 23 and December 23 of each year, beginning on the first such date occurring after the applicable issue date.
On any dividend payment date on which:
• we satisfy the Solvency Condition;
• we are not prohibited from paying a dividend under the terms of a Parity Security; and
•
our distributable profits are sufficient to cover the payment in full of, or the setting aside and providing for, the dividend on that series of Preference Shares and dividends on any of our other preference shares stated to be payable on the same date and ranking equally as to dividends with the Preference Shares;
then, our board of directors, in its sole discretion, may elect to declare and pay dividends or not to declare and pay dividends on the Preference Shares.
No Additional Amounts
If at any time a U.K. taxing authority requires us to deduct or withhold taxes from payments made by us with respect to our Preference Shares, we will not pay any additional amounts. As a result, the net amount received from us by each Preference Share holder, after the deduction or withholding, will be less than the amount the holder would have received in the absence of the deduction or withholding.

Dividend and Capital Restriction
Following a dividend payment date on which we do not declare and pay in full all dividend payments on the Preference Shares, for whatever reason, we will not, and we will not permit any entity that we control, directly or indirectly, (a) to declare or pay a dividend or distribution or make any other payment on any preference shares or on any Junior Securities (other than a final dividend declared by us with respect to our ordinary shares prior to the date that the decision to defer such interest payment is made or a payment made by one of our wholly-owned subsidiaries to another wholly-owned subsidiary or directly to us), or (b) to redeem, purchase or otherwise acquire any Parity Securities or any Junior Securities, in each case unless or until we set aside and provide for or pay in full the dividends on the Preference Shares for the next four succeeding dividend payment dates.
Optional Redemption
Once issued, we can redeem our Preference Shares, in whole or in part, on any dividend payment date later than five years after they are issued. However, except as otherwise indicated to us by the FSA, we may not redeem any Preference Shares unless we have given at least six months' notice to the FSA and the FSA has issued a statement of no objections prior to such Preference Share Redemption Date, and redemption may only be effected if on, and immediately following, the Preference Share Redemption Date we are in compliance with any applicable regulatory capital requirements or capital ratios required to be maintained for insurance companies, parent companies in insurance groups or financial groups generally by the FSA.
Issuance Restriction
We may not issue any shares that rank senior to the Preference Shares of any series, in regard to rights to participate in our profits or assets, without the prior written consent of the holders of at least three-quarters in nominal value of such series.

We have agreed that for so long as any Capital Securities remain outstanding, we will not issue any preference shares or any other non-cumulative perpetual instruments (including cumulative perpetual instruments where coupon payments may be satisfied through a mechanism similar to the Alternative Coupon Satisfaction Mechanism) of a kind capable of counting as cover for the minimum or notional amount of solvency or minimum capital pursuant to the Capital Regulations, if such instruments would rank senior to the Capital Securities or give any guarantee or support undertaking in respect of any such qualifying instruments ranking senior to the Capital Securities, unless we alter the terms of the Capital Securities such that the Capital Securities rank equally with any such preference shares, such other qualifying instruments, or such guarantee or support undertaking.

Book-entry System; Delivery and Form
The Capital Securities will be issued only in fully registered form, without coupons, in the form of beneficial interests in one or more global securities. The Capital Securities will be issued only in denominations of $[25] and integral multiples of $[25]. We will issue Capital Securities as global Capital Securities registered in the name of Cede & Co., as nominee for The Depository Trust Company, which we refer to as DTC.

We anticipate that the Capital Securities will be accepted for clearance by DTC. Beneficial interests in the global Capital Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg. Owners of beneficial interests in the Capital Securities will receive payments relating to their Capital Securities in U.S. dollars.

The Capital Securities will not be issued in definitive form except under certain limited circumstances described herein. See "Certain Terms of the Capital Securities—Book-entry System; Delivery and Form".
Listing
We will apply to list the Capital Securities on the New York Stock Exchange and, upon our giving notice of exchange of the Capital Securities for Preference Shares, we will use our reasonable efforts to list the ADSs representing the Preference Shares on the New York Stock Exchange. Trading of the Capital Securities is expected to begin within 30 days after the initial delivery of the Capital Securities.
Governing Law
The Capital Securities and the subordinated indenture and the supplemental indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions will be governed by and construed in accordance with the laws of England and Wales. The terms of the Preference Shares will also be governed by and construed in accordance with the laws of England and Wales.
Use of Proceeds
The net proceeds from the sale of the Capital Securities will be used to refinance existing indebtedness and for general corporate purposes, while also counting towards our regulatory capital requirements.
Over-allotment Option	We have granted to the underwriters an option to purchase up to $[•] principal amount of additional Capital Securities on the terms and at the underwriters commission set forth on the cover page of this prospectus supplement. The option may be exercised at any time up to 30 calendar days after the date of the prospectus supplement, solely to cover over-allotments, if any, made in connection with the sale of the Capital Securities offered hereby.

RISK FACTORS

        Prospective investors should carefully consider the following information in conjunction with the other information contained or incorporated by reference in this prospectus supplement, including our annual report on Form 20-F for the year ended December 31, 2003 and the risk factors described therein, beginning on page five thereof.

Interest payments on the Capital Securities may be deferred if we do not meet certain solvency and capital adequacy requirements on the relevant interest payment date and any interest that is deferred will be paid only upon redemption or exchange (which may only occur in limited circumstances) or upon our winding up.

        Any interest payment on the Capital Securities will be deferred if we do not satisfy the Solvency Condition at the time of payment or will not satisfy the Solvency Condition immediately afterwards. Interest payments will also be deferred if we are prohibited from making interest payments pursuant to the terms of any Parity Security. We may also defer payment of interest on the Capital Securities on any interest payment date if in our sole discretion, we determine on or after the 20th Business Day, but not later than the fifth Business Day, prior to such interest payment date (and by reference to our then current financial condition), that the Capital Adequacy Condition will not be met on such date or, we, or any of our EEA Insurance Subsidiaries, are not in compliance with, or that the payment of interest on such date would cause us or any such EEA Insurance Subsidiary to breach, any Capital Regulations applicable to us, as described herein under "Certain Terms of the Capital Securities—Deferred Interest".

        Any payment of Deferred Interest on the Capital Securities will be paid only upon redemption or exchange of the Capital Securities (which may only occur in limited circumstances) or upon our winding up, and not in any other circumstances. We are required to satisfy our obligation to pay Deferred Interest on a Capital Security Redemption Date or Exchange Date only in accordance with the Alternative Coupon Satisfaction Mechanism described herein.

Interest payments that are not deferred may nonetheless be delayed if we decide to make payments using the Alternative Coupon Satisfaction Mechanism.

        On any interest payment date, we may decide to pay any interest not otherwise deferred in accordance with the Alternative Coupon Satisfaction Mechanism. In accordance with these procedures, we will sell our ordinary shares in the market in order to raise an amount equal to the interest then payable. If we are unable to issue sufficient ordinary shares to make a payment in full of all interest due to be paid on the interest payment date such interest payment may be delayed.

        If we have elected to use the Alternative Coupon Satisfaction Mechanism but do not make payment in full of all interest due to be paid on an interest payment date, because we do not have a sufficient number of ordinary shares authorized to be issued or for any other reason, interest will accrue on such delayed interest from such initial interest payment date at a rate per annum equal to the rate per annum payable on the Capital Securities but any such interest shall be payable by us only in accordance with the Alternative Coupon Satisfaction Mechanism.

Dividends on our Preference Shares are non-cumulative and are fully discretionary. Also, dividends may not be declared and paid in full if certain solvency and capital adequacy requirements and other conditions are not met.

        Our board of directors or its committee may at its sole discretion elect not to pay dividends on our Preference Shares. Also, our board of directors or its committee cannot declare and pay in full dividends on a series of Preference Shares if our board of directors determines that we do not have sufficient distributable profits or if we fail to meet certain solvency or other requirements prescribed by the U.K. Financial Services Authority (which we refer to as the "FSA") on such dividend payment date (or, owing to our failure to meet such requirements on an earlier date, we have not made payment in full of or set aside and provided for all interest payments payable on our then outstanding Capital Securities on our most recent interest payment date). If, for any such reason, our board of directors or its committee does not pay a dividend when due on a dividend payment date in respect of the Preference Shares, then holders of such shares will have no claim in respect of the non-payment and we will have no obligation to pay the dividend accrued for the dividend period or to pay any interest on the dividend, whether or not dividends on the Preference Shares are declared for any future dividend period.

The Capital Securities are, and the Preference Shares will be, perpetual securities and need not be redeemed by us.

        We are under no obligation to redeem the Capital Securities or Preference Shares at any time and the holders of the Capital Securities and Preference Shares have no right to call for their redemption.

The Capital Securities and the Preference Shares differ in certain material respects.

        The Capital Securities and the Preference Shares differ in certain material respects including, among others (i) the Preference Shares and the Capital Securities are not pari passu as to payment; (ii) the Preference Shares do not benefit from any gross-up for taxes associated with dividend payments; (iii) dividends on Preference Shares are fully discretionary; and (iv) the Preference Shares may only be redeemed from distributable profits or the proceeds of a new issue of equity securities. As a result of these differences, there may be circumstances in which payments will be made on Capital Securities but not on the Preference Shares.

We may redeem the Capital Securities at any time for certain tax or regulatory reasons and, more generally, may redeem them at our option after [    •    ] [    •    ], 2009. We may redeem any Preference Shares at any time following the fifth anniversary of their issuance.

        Although the Capital Securities have no maturity date, we may redeem the Capital Securities in whole or in part on any interest payment date falling on or after [    •    ] [    •    ], 2009 at par plus accrued interest, including any Deferred Interest, subject to satisfaction of certain conditions and our obligation to make payment of any outstanding Deferred Interest through the Alternative Coupon Satisfaction Mechanism. We may also redeem the Capital Securities at any time in whole but not in part upon the occurrence of a Tax Call Event or a Regulatory Event, as more particularly described under "Certain Terms of the Capital Securities—Redemption". Certain of such tax or regulatory events may occur at any time after the issue date and it is therefore possible that we would be able to redeem the Capital Securities at any time after the issue date.

        If your Capital Securities are exchanged for Preference Shares, the earliest date that we can redeem your investment will be extended. We may redeem Preference Shares on any date later than five years after the date they are issued.

We are not required to pay you under the Capital Securities or any Preference Shares unless we first make other required payments.

        Our obligations under the Capital Securities and the Preference Shares will rank junior as to payments to all our liabilities to the Senior Creditors. In a winding up or dissolution, our assets would be available to pay obligations under the Capital Securities or any Preference Shares only after we have made all payments on liabilities to our Senior Creditors.

We may issue securities senior to or pari passu with the Capital Securities.

        There is no restriction on the amount of securities that we may issue which rank senior to or pari passu with the Capital Securities being offered hereby. The issue of any such securities may reduce the amount recoverable by Capital Securities holders in the event we are wound up and/or may increase the likelihood of a deferral of interest payments under the Capital Securities.

        The Capital Securities and the Preference Shares into which they may be exchanged do not limit our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the Capital Securities.

Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some of its creditors.

        Because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, except to the extent that we may be a creditor with recognized claims ranking ahead of or pari passu with such prior claims against the subsidiary.

We may postpone any planned redemption of Capital Securities if we have insufficient ordinary shares authorized and available for issuance or if we are otherwise unable to raise sufficient proceeds by employing the Alternative Coupon Satisfaction Mechanism.

        We may not redeem any Capital Securities unless all accrued but unpaid interest and other payments thereon (other than any Deferred Interest payments) and the aggregate amount of Deferred Interest payments, if any, are satisfied at the same time. In the event that we do not have a sufficient number of ordinary shares available and authorized to be issued to implement the Alternative Coupon Satisfaction Mechanism, then the Capital Security Redemption Date shall be postponed until such time as we have available, and authorized to be issued, sufficient ordinary shares and the issue proceeds of such shares are sufficient to pay the Deferred Interest in full. Even if we have authorized sufficient ordinary shares to be issued, we cannot be certain that the public market for our ordinary shares at any given time will enable us to raise sufficient proceeds to pay such redemption amount and Deferred Interest.

Our payment of Deferred Interest, when due on redemption, may be delayed in the event of certain disruptions in the market for our ordinary shares or in applicable currency markets.

        If, shortly before or during the operation of the Alternative Coupon Satisfaction Mechanism to satisfy a payment of all amounts of Deferred Interest owing, a Market Disruption Event exists, the payment of all such amounts owing may be deferred until the cessation of such market disruption and such deferral will not constitute a Capital Security Default, as more particularly described under "Certain Terms of the Securities—Alternative Coupon Satisfaction Mechanism—Market Disruption Event". Any such deferred payments shall bear interest at the rate per annum applicable to the Capital Securities commencing on the date which but for the Market Disruption Event would have been the date for payment.

Holders of Capital Securities have limited remedies for non-payment of amounts owed thereon.

        In accordance with current FSA requirements for subordinated capital, in most circumstances the sole remedy against us available to the subordinated trustee to recover any amounts owing in respect of the principal of or interest on the Capital Securities will be to institute proceedings for the collection of sums due and unpaid or to institute proceedings in England and Wales (but not elsewhere) for our winding up, but the subordinated trustee may not declare the principal amount of any outstanding Capital Securities to be due and payable in order to recover such amount. See "Certain Terms of the Securities—Defaults; Limitation of Remedies".

The securities that we are offering constitute new issues of securities by us and we cannot guarantee that an active public market for the securities will develop or be sustained.

        The Capital Securities being offered hereby and the Preference Shares into which they may be exchanged at our option will constitute new issues of securities by us. Prior to our present issuance of Capital Securities and future issuances, if any, of our Preference Shares, there will have been no public market for the Capital Securities or the Preference Shares. Although we will apply for the Capital Securities to be listed on the New York Stock Exchange and, upon issuance of our Preference Shares on exchange of the Capital Securities, we will use our reasonable efforts to list the Preference Shares (in the form of ADSs represented by ADRs) on the New York Stock Exchange, there can be no assurance that we will be able to list the Preference Shares (in the form of ADSs represented by ADRs) on the New York Stock Exchange or that an active public market for the Capital Securities or Preference Shares will develop and, if such a market were to develop, the underwriters are under no obligation to maintain such a market. The liquidity and the market prices for the Capital Securities and the Preference Shares can be expected to vary with changes in market and economic conditions and our financial condition and prospects and other factors that generally influence the market prices of securities.

The declaration of a Capital Security Default upon our failure to make certain payments may be deferred.

        On our failure to make a payment on a Compulsory Interest Payment Date or on a Capital Security Redemption Date, the occurrence of a Capital Security Default will be deferred until (i) in the case of a missed interest payment, the date we pay a dividend on our ordinary shares or on debt securities ranking junior to or pari passu with the Capital Securities or (ii) in the case of a missed payment of principal (or premium thereon), any accrued but unpaid interest or any Deferred Interest payable on redemption, the first Business Day after the date that falls six months after the applicable Capital Securities Redemption Date. Thus, your ability to pursue potential remedies in connection with such missed payments will be deferred until a Capital Securities Default is declared.

You may not be entitled to receive U.S dollars in a winding up.

        If any holder is entitled to any recovery with respect to the Capital Securities or Preference Shares in any winding up, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current English law, our liability to holders of the Capital Securities or Preference Shares, would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and holders of the Capital Securities or Preference Shares would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

PRUDENTIAL PLC

        We are a leading international financial services group, providing retail financial services and fund management in our chosen markets of the United Kingdom, the United States, Asia and continental Europe. At December 31, 2003, we were one of the 30 largest public companies in the United Kingdom in terms of market capitalization on the London Stock Exchange. We are also listed on the New York Stock Exchange. Prudential is not affiliated with Prudential Financial, Inc. or its subsidiary, Prudential Insurance Company of America.

United Kingdom and Europe

        As at December 31, 2003, we were the proprietor of the largest U.K. long-term fund of investment assets supporting long-term insurance products of The Prudential Assurance Company. This fund is rated AA+ (stable outlook) by Standard & Poor's and Aa1 (stable outlook) by Moody's in terms of financial strength. Our U.K. insurance operations are focused on a number of key product areas including corporate pensions, annuities, and with-profit bonds.

        M&G is our fund management business in the U.K. and continental Europe and comprises retail, institutional and internal fund management activities. As at December 31, 2003, M&G was the third largest U.K. retail fund manager in terms of funds under management. It has commenced distributing a range of funds in Germany, Austria and Italy.

        Our on-line banking subsidiary, Egg plc ("Egg"), was launched in 1998. It offers products and services in the four main areas of banking, investments, insurance and online shopping. In June 2000, we completed an initial public offering of 21% of our holding in Egg on the London Stock Exchange.

        In January 2004, we announced that we were in preliminary discussions regarding a possible transaction with respect to our remaining 79% shareholding in Egg. We have begun a process, which is still continuing, that will give a number of potential purchasers an opportunity to make a proposal which may or may not lead to a transaction.

United States

        Our U.S. life insurance subsidiary, Jackson National Life ("JNL"), was the 12th largest life insurance company in the United States in terms of general account assets for the period ending December 31, 2003. It offers a range of products including fixed, equity-linked and variable annuities, life insurance, guaranteed investment contracts and funding agreements.

Asia

        In Asia, we have 23 operations in 12 countries. The savings, protection and investment products we offer in Asia are tailored to the local markets in which we operate. We distribute our products primarily through our agency sales force and through bancassurance agreements.

USE OF PROCEEDS

        The net proceeds from the sale of the Capital Securities will be used to refinance existing indebtedness and for general corporate purposes, while also counting towards our regulatory capital requirements.

CERTAIN TERMS OF THE CAPITAL SECURITIES

General

        The following summary description of the material terms and provisions of the Capital Securities supplements the description of certain terms and provisions of Capital Securities of any series set forth in the accompanying prospectus under the heading "Description of the Debt Securities". Reference is hereby made to such description for additional information relating to the Capital Securities. The terms described here, together with the terms of Capital Securities of any series contained in the accompanying prospectus, constitute a description of the material terms of the Capital Securities. In cases of inconsistency between the terms described here and the relevant terms of the prospectus, the terms presented here will apply and replace those described in the prospectus.

        The Capital Securities will be issued under a subordinated indenture dated as of [    •    ] [    •    ], 2004 between us and Citibank, N.A., as subordinated trustee as supplemented by the first supplemental indenture dated as of [    •    ] [    •    ], 2004, between us and Citibank, N.A., as subordinated trustee. A copy of the subordinated indenture relating to the Capital Securities will be filed as an exhibit to the registration statement, dated July 7, 2004, with the Securities and Exchange Commission as amended from time to time (the "Registration Statement").

        If you purchase the Capital Securities, your rights will be determined by the Capital Securities, the subordinated indenture, the first supplemental indenture and the Trust Indenture Act of 1939, as amended unless we exchange your Capital Securities into Preference Shares in which case your rights will be determined in accordance with the terms of the Preference Share and our Articles of Association. In light of this, we urge you to read the subordinated indenture and the form of the Capital Securities filed as exhibits to the Registration Statement with the Securities and Exchange Commission before making an investment decision. You can read the subordinated indenture and the form of Capital Securities at the locations listed under "Where You Can Find More Information About Us" in the accompanying prospectus.

Interest

        Interest on the Capital Securities will be payable from the date of issue of the Capital Securities calculated on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed. Interest on the Capital Securities will be payable quarterly in arrear on March 23, June 23, September 23 and December 23 of each year, at a fixed rate per annum on their outstanding principal amount equal to [    •    ]%, commencing September 23, 2004. Each such date is referred to herein as an interest payment date. If any interest payment date is not a Business Day (as defined below), principal and/or interest will be paid on the next succeeding Business Day; however, we will not pay any additional interest due to the delay in payment. We refer to Business Day as any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks or foreign exchange markets are authorized or required by law, regulation or executive order to close in The City of New York or in London, as applicable.

        At our option, we may elect to pay any interest that we do not defer (as described below) (such non-deferred interest, the "Current Interest") in accordance with the procedures we described below under "—Alternative Coupon Satisfaction Mechanism".

        If we elect to pay Current Interest using the Alternative Coupon Satisfaction Mechanism but we do not make such payment in full on the applicable interest payment date, interest will accrue on any such unpaid amount beginning on such interest payment date as described below under "—Alternative Coupon Satisfaction Mechanism" at a rate per annum equal to the rate per annum payable on the Capital Securities.

Deferred Interest

        Payments of interest on the Capital Securities will be mandatory on each Compulsory Interest Payment Date, which is defined as each interest payment date on which (i) we satisfy the Solvency Condition, (ii) we are not prohibited from making such payment under the terms of any Parity Security, and (iii) that is not an Optional Interest Payment Date. We may elect to defer payments of interest on any interest payment date that is an Optional Interest Payment Date.

        An Optional Interest Payment Date means any interest payment date where we determine, at our sole discretion, on or after the 20th Business Day, but not later than the fifth Business Day, prior to such interest payment date (and by reference to our then current financial condition) that either:

  •
  the Capital Adequacy Condition will not be met on such date; or

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  we or any of our EEA Insurance Subsidiaries are not in compliance with, or that the payment of interest on such interest payment date would cause us or any of our EEA Insurance Subsidiaries to breach, any Capital Regulations.

        For purposes of this provision:

        Assets means the total amount of our non-consolidated gross assets as shown by our latest published balance sheet, but adjusted, as specified in the subordinated indenture, for contingencies and subsequent events, and to such extent as the person or persons giving the Solvency Condition report may determine.

        Capital Adequacy Condition means that:

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  in relation to The Prudential Assurance Company Limited, our wholly owned subsidiary ("Prudential Assurance"), the ratio of its Regulatory Assets to its Regulatory Capital Requirement is at least 125%; or

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  if there is a Regulatory Capital Requirement applicable to us either directly or in relation to Prudential plc and its subsidiaries as a group, we exceed such Regulatory Capital Requirement by a factor of at least 25% of such Regulatory Capital Requirement; or

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  if there is no Regulatory Capital Requirement applicable to us, our total Assets exceed our total Liabilities, other than liabilities to persons that are not Senior Creditors, by at least 125% of such percentage specified by the FSA as the Regulatory Capital Requirement (currently approximately 4%).

        Capital Regulations refer to rules and regulations of the FSA or any successor regulatory body that require us or any of our EEA Insurance Subsidiaries to meet a Regulatory Capital Requirement, including, without limitation, pursuant to Directive 98/78/EC of the European Union or Directive 2002/87/EC of the European Union (together, the "Directives") or any legislation, rules or regulations (whether having the force of law or otherwise) in any state within the European Economic Area (which includes the European Union together with Norway, Liechtenstein and Iceland) implementing the Directives.

        EEA Insurance Subsidiary means any Subsidiary of Prudential plc engaged in the insurance business and regulated as such by a member state of the European Economic Area.

        Liabilities means the total amount of our non-consolidated gross liabilities as shown by our latest published balance sheet, but adjusted, as specified in the subordinated indenture, for contingencies and subsequent events, and to such extent as the person or persons giving the Solvency Condition report may determine.

        Regulatory Assets means the assets available to satisfy the Regulatory Capital Requirement and, under current rules and regulations of the FSA, means the amount to be included on line 25 of Form 9

(or equivalent amount on any successor form) of the annual return for an insurance company required to be delivered to the FSA pursuant to FSA rules and regulations.

        Regulatory Capital Requirement means any minimum or notional margin of solvency or minimum regulatory capital or capital ratios required for insurance companies, insurance holding companies or financial groups by the FSA or any successor regulatory body.

        Subsidiary means a subsidiary undertaking, within the meaning of Section 258 of the Companies Act 1985 of Great Britain as amended by the Companies Act 1989 of Great Britain ("Section 258"). Section 258 provides that a company will be our subsidiary undertaking where:

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  we hold a majority of its voting rights;

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  we have membership in it and have the right to appoint or remove a majority of its board of directors;

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  we have membership in it and control alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it;

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  we have the right to exercise a dominant influence over the undertaking by virtue of provisions contained in the undertaking memorandum or articles or by virtue of a control contract; or

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  such company is a subsidiary of any company which is our subsidiary.

        Any interest payments that we elect not to make in respect of the Capital Securities on an Optional Interest Payment Date, together with any interest payments that we do not make because the Solvency Condition is not met or because we are prohibited from making such interest payments pursuant to the terms of any Parity Security on a relevant interest payment date, shall, so long as they remain unpaid, constitute Deferred Interest. No interest will accrue on Deferred Interest, except in the limited circumstances referred to herein under "—Interest", "—Redemption—Postponement of Capital Security Redemption Date" and "Alternative Coupon Satisfaction Mechanism—Certain Conditions; Sufficiency and Availability of Ordinary Shares". Deferred Interest will become payable only on the redemption or exchange of the Capital Securities or upon our winding up but not in any other circumstances. We are permitted to satisfy our obligation to pay Deferred Interest only in accordance with the Alternative Coupon Satisfaction Mechanism except in the case of our winding up in which case any Deferred Interest will be payable by the liquidator in the same manner and with the same ranking as the principal on the related Capital Securities. See "—Subordination" and "—Alternative Coupon Satisfaction Mechanism" below.

        A holder of Capital Securities is required to notify us if at any time such Capital Securities holder owns 10% or more of our voting stock, and we have the right to suspend interest payments to any such holder. Interest payments made to other holders of Capital Securities generally will be deemed to have been paid in respect of any such suspended payment. Any payments so suspended will be deemed satisfied with respect to the Capital Securities of such holder and may not be subsequently claimed.

        The following table shows the ratio of the Regulatory Assets of Prudential Assurance to its Regulatory Capital Requirement at December 31, 2001, December 31, 2002 and December 31, 2003:

At December 31,
			Current threshold for Optional Interest Payment Date
2001	2002	2003
305%	219%	279%	125%

        As of the date of this prospectus supplement, there is no Regulatory Capital Requirement applicable to Prudential plc directly. As of January 1, 2005, Prudential plc and its subsidiaries as a group may be subject to a Regulatory Capital Requirement under the Directives. We expect that we will be able to comply with this requirement when it takes effect. The following table shows the percentage by which our total Assets exceeded our total Liabilities at December 31, 2001, December 31, 2002 and December 31, 2003:

At December 31,
			Current threshold for Optional Interest Payment Date
2001	2002	2003
29%	23%	26%	approximately 5%

        The following table shows the minimum percentage by which our EEA Insurance Subsidiaries exceeded their minimum capital requirements pursuant to the Capital Regulations at December 31, 2001, December 31, 2002 and December 31, 2003:

At December 31,
2001	2002	2003
28%	65%	29%

        Our Capital Securities shall rank pari passu as to return of assets on a winding up with any Preference Shares that we issue in accordance with the terms of this Prospectus Supplement. The Capital Securities are subject to the redemption restrictions described below under "Certain Terms of the Preference Shares—Dividend and Capital Restrictions."

Dividend and Capital Restriction

        Following an Optional Interest Payment Date on which we do not make payment in full of all interest payments to be paid on such date, or any interest payment date on which the Solvency Condition is not met, or any interest payment date on which we do not make a payment because we are prohibited from doing so under the terms of any Parity Security we will not, and we will not permit any entity that we control, directly or indirectly, (a) to declare or pay a dividend or distribution or make any other payment on any Parity Securities or Junior Securities (other than (i) a final dividend declared by us with respect to our ordinary shares prior to the date that the decision to defer such interest payment is made or (ii) a payment made by one of our wholly-owned subsidiaries to another wholly-owned subsidiary or directly to us), or (b) to redeem, purchase or otherwise acquire any Parity Securities or Junior Securities, in each case unless or until the interest otherwise due and payable on the next succeeding interest payment date (but excluding Deferred Interest, if any) on the Capital Securities is duly set aside and provided for or is paid in full.

        Following a Capital Security Redemption Date or Exchange Date on which we are unable to issue sufficient ordinary shares to make payment in full of all Deferred Interest to be paid on such date, as described below under "Alternative Coupon Satisfaction Mechanism—Certain Conditions; Sufficiency and Availability of Ordinary Shares", we will not, and we will not permit any entity that we control, directly or indirectly, (a) to declare or pay a dividend or distribution or make any other payment on any Parity Securities or Junior Securities (other than a final dividend declared by us with respect to our ordinary shares prior to such Capital Security Redemption Date or Exchange Date or a payment made by one of our wholly-owned subsidiaries to another wholly-owned subsidiary or directly to us), or (b) to redeem, purchase or otherwise acquire any Parity Securities or Junior Securities, in each case until such corporate authorizations as are required to issue the necessary ordinary shares are obtained and all Deferred Interest to be satisfied has been duly set aside or provided for or paid in full.

        The foregoing restrictions do not apply to payments we make to policyholders or other customers, or transfers to or from the fund for future appropriations, in each case in the ordinary course of business consistent with past practice.

        For the purposes of the foregoing provisions, the payment (or declaration of payment) of a dividend or distribution on Parity Securities or Junior Securities shall be deemed to include the making of any interest, coupon or dividend payment (or payment under any guarantee in respect thereof) and the redemption, purchase or other acquisition of such securities (save where the funds used to redeem, purchase or acquire those securities are derived from an issue of Parity Securities or Junior Securities (i) made at any time within the six-month period prior to the time of such redemption, purchase or acquisition, and (ii) with the same or junior ranking on a return of assets on a winding up or in respect of a distribution or payment of interest, coupons or dividends and/or any other amounts thereunder to those securities being redeemed, purchased or acquired). The subordinated trustee shall be entitled to rely on a certificate signed by two of our directors as to whether the redemption, purchase or acquisition falls within the exception set out above and, if the subordinated trustee does so rely, such certificate shall, in the absence of clear error, be conclusive and binding on us and the holders of the Capital Securities.

        For the purposes of the foregoing:

        Junior Securities means our ordinary shares or any of our other securities which rank, as regards distributions on a return of assets on our winding up or in respect of distributions or payments of dividends or any other payments thereon, after the Capital Securities and Preference Shares.

        Parity Securities means our perpetual capital instruments, preferred or preference shares (including the Preference Shares) or other securities issued directly or indirectly by us ranking pari passu with the Capital Securities as to participation in our assets in the event of our winding up.

        As of May 31, 2004, we had outstanding:

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  capital securities with an aggregate principal amount equal to $1 billion which are Parity Securities;

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  no preference shares; and

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  capital securities or other securities (excluding subsidiary debt) with an aggregate principal amount equal to $5,721 million that rank senior to the Capital Securities.

The Solvency Condition

        Except in a winding up, or if the FSA has indicated that it has no objection to such payment, all payments on the Capital Securities will be conditional upon our satisfying the Solvency Condition at the time of and immediately after any such payment, and we will not make any payment and any such payment shall not be payable in respect of the Capital Securities and neither we nor any of our Subsidiaries, as applicable, may redeem or repurchase any of the Capital Securities unless we will satisfy the Solvency Condition both at the time of and immediately after any such payment, redemption or repurchase. We refer to this as the Solvency Condition. For this purpose, we shall be solvent if we are able to pay our debts to Senior Creditors (as defined under "—Subordination" below) as they fall due and our total Assets (as defined under "—Deferred Interest" above) exceed our total Liabilities (as defined under "—Deferred Interest" above), other than Liabilities to persons that are not Senior Creditors, by at least 4% or such other percentage specified by the FSA as the Regulatory Capital Requirement.

        A report as to our solvency by two of our directors, our auditors or, if we are in a winding up in England and Wales, our liquidator shall in the absence of proven or manifest error be treated and accepted by us, the subordinated trustee and any holder of Capital Securities as correct and sufficient evidence thereof. If we fail to make any interest payment as a result of failure to satisfy the Solvency Condition or on a Payment Event (as defined under "—Payment Event" below), that payment will constitute Deferred Interest and will accumulate with any other Deferred Interest until paid. In a winding up, the amount payable on the Capital Securities will be determined in accordance with the subordination provisions described under "—Subordination" below.

        If the Solvency Condition is not satisfied, the amount of any payments which would otherwise have been payable in respect of the Capital Securities but are not paid by reason of the Solvency Condition will be available to meet our losses.

Redemption

        The Capital Securities are perpetual securities and have no maturity date. The Capital Securities are not redeemable at the option of the holders at any time.

        The Capital Securities will not be subject to any sinking fund or mandatory redemption.

        Except as otherwise indicated to us by the FSA, we may not redeem any Capital Securities as described below under "—Optional Redemption", "—Tax Call Event Redemption and Tax Event Conversion" or "—Regulatory Event Redemption" unless we have given at least six months' prior notice to the FSA and the FSA has issued a statement of no objections prior to the applicable Capital Securities Redemption Date, and redemption may only be effected if on, and immediately following, the relevant Capital Securities Redemption Date we are in compliance with any applicable regulatory capital requirements or capital ratios required to be maintained for insurance companies, parent companies in insurance groups or financial groups generally by the FSA.

Optional Redemption

        We may redeem the Capital Securities in whole or in part, at our option, on any interest payment date falling on or after [    •    ] [    •    ], 2009, subject to the Solvency Condition being met.

        Capital Securities to be redeemed will be drawn for redemption at such place and individually, by lot or otherwise in a manner as may be approved by the subordinated trustee. We are permitted to satisfy our obligation to pay any Deferred Interest due upon a redemption only in accordance with the Alternative Coupon Satisfaction Mechanism.

Tax Call Event Redemption and Tax Event Conversion

        We may also redeem the Capital Securities in whole (but not in part), at any time upon the occurrence of a Tax Call Event (as defined below) subject to the Solvency Condition being met.

        Upon the occurrence of a Tax Event (as defined below), we may at our sole discretion, subject in each case to compliance with applicable regulatory requirements, including those described above, at any time convert the Capital Securities in whole (but not in part) to another series of capital securities constituting undated cumulative subordinated notes, having the same material terms as the Capital Securities; except that such undated cumulative subordinated notes will:

  •
  be a perpetual capital security issued by us with cumulative interest payments,

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  rank pari passu with any other undated cumulative subordinated notes issued by us,

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  following conversion be redeemable upon any Tax Event or Regulatory Event as modified as necessary to be applicable to a class of undated cumulative subordinated notes, and

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  not be subject to the Alternative Coupon Satisfaction Mechanism. Any Deferred Interest outstanding at the time of conversion will be carried over and become outstanding missed cumulative interest payments for purposes of the undated cumulative subordinated notes.

        If, following a Tax Event set out in clause (ii) or (iii) of the definition of Tax Event below, we give notice to the FSA of, and the FSA objects to, our proposal to convert the Capital Securities into another series of capital securities constituting undated cumulative subordinated notes, then the Tax Event giving rise to such proposal will become a Tax Call Event.

        For purposes of the foregoing:

        A Tax Event means we determine that: (i) in making any interest payments or Deferred Interest payments on the Capital Securities, we have paid, or will or would on the next interest payment date be required to pay, Additional Amounts, as described below under "—Additional Amounts"; (ii) payments, including payment of Deferred Interest, on the next interest payment date in respect of any Capital Securities would be treated as "distributions" within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom (as amended, re-enacted or replaced); or (iii) as a result of a change in or amendment to the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax (including any treaty to which the United Kingdom is a party) or any change in an application or official interpretation of those laws or regulations, (including a holding by a court or tribunal of competent jurisdiction), which change or amendment becomes effective on or after the date of this prospectus supplement, we would not be entitled to claim a deduction in computing our U.K. taxation liabilities in respect of any interest payment (including payment of any Deferred Interest) on the Capital Securities, or the value of the deduction to us would be materially reduced. We refer to a Tax Event in the circumstances described in clause (i) above as a Tax Call Event, or in clause (ii) or (iii) above as a Tax Call Event either (a) following the giving of notice to the FSA of our proposal to convert the Capital Securities into another series of capital securities constituting undated cumulative subordinated notes and the FSA objecting to such proposal, as described above or (b) if we determine that a Tax Event applies, or would apply, to such undated cumulative subordinated notes.

        Prior to the redemption or conversion of any series of Capital Securities following the occurrence of a Tax Event, we shall be required, before giving a notice of redemption or conversion, to deliver to the subordinated trustee an officers' certificate stating that all conditions precedent to such redemption or conversion have been complied with and an opinion of counsel concluding that in the opinion of such counsel a Tax Event has occurred and the Issuer is entitled to exercise its right of redemption or conversion in accordance with the terms of the Capital Securities.

Regulatory Event Redemption

        We may also redeem the Capital Securities in whole (but not in part), at any time upon the occurrence of a Regulatory Event, subject to the Solvency Condition being met.

        A "Regulatory Event" is deemed to have occurred if the Capital Securities would not be of a kind capable of counting as cover for the minimum or notional margin of solvency or minimum capital or capital ratios required of us by any Regulatory Capital Requirement as a result of any change to the Capital Regulations or the application or official interpretation thereof at any relevant time.

        Prior to the redemption or exchange of any series of Capital Securities upon the occurrence of a Regulatory Event, we shall be required, before giving a notice of redemption or exchange, to deliver to the subordinated trustee an officers' certificate stating that all conditions precedent to such redemption or exchange have been complied with in accordance with the terms of the Capital Securities.

Redemption Procedures

        Any redemption may be made on not less than 30 nor more than 60 days' notice to the holders of the Capital Securities, at a redemption price equal to the outstanding principal amount of the Capital Securities together with accrued interest (including any interest not paid on a Compulsory Interest Payment Date) to the date fixed for redemption (referred to as the "Capital Security Redemption Date") and the aggregate amount of any Deferred Interest.

        As noted above, we are permitted to satisfy our obligation to pay any Deferred Interest due upon a redemption only in accordance with the Alternative Coupon Satisfaction Mechanism.

        Prior to the giving of any notice of redemption following the occurrence of a Tax Call Event or Regulatory Event, we will be required by the subordinated indenture to deliver to the subordinated trustee (1) a certificate signed by two of our directors, stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to redeem have occurred; and (2) in the case of a Tax Call Event, an opinion of independent legal advisers of recognized standing to the effect that we are entitled to exercise our right of redemption.

        In addition to, or in place of, the FSA requirements described herein, the FSA may impose conditions on any such redemption or purchase at the time. Any notice of redemption will be irrevocable, subject to the postponement requirements set out below under "—Postponement of Capital Securities Redemption Date". If the redemption price in respect of any Capital Securities is improperly withheld or refused and is not paid by us, interest on the outstanding principal amount of such Capital Securities will continue to be payable until the redemption price is actually paid. Our failure to pay or set aside for payment the principal amount of the Capital Securities to be redeemed, any accrued but unpaid payments and any Deferred Interest within 14 days of the Capital Security Redemption Date, as postponed, if applicable, may constitute a Capital Security Default. See "—Defaults; Limitation of Remedies—Capital Security Defaults".

Postponement of Capital Security Redemption Date

        If, following the giving of a notice of redemption with respect to a Capital Security Redemption Date on which any payments of Deferred Interest are due to be satisfied, a Market Disruption Event occurs, or we are otherwise not able to raise sufficient funds through the Alternative Coupon Satisfaction Mechanism to satisfy the payment of all Deferred Interest payable on such Capital Security Redemption Date, we will be required to postpone the Capital Security Redemption Date. In such event, the Capital Securities will continue to accrue and pay interest in accordance with their terms and such postponement will not constitute a Capital Security Default. In addition, if the Capital Security Redemption Date is postponed, interest will accrue on outstanding Deferred Interest as described below under "—Alternative Coupon Satisfaction Mechanism".

        A determination to postpone the Capital Security Redemption Date will be made not later than the Business Day prior to the initially scheduled Capital Security Redemption Date, and notice thereof will be given to holders of our Capital Securities. Notice of a new Capital Security Redemption Date will be given to holders not less than 30 nor more than 60 days prior to the newly selected Capital Security Redemption Date.

        Following the postponement of a Capital Security Redemption Date, interest will accrue on outstanding Deferred Interest that would otherwise have been satisfied on such initially scheduled Capital Security Redemption Date from (and including) such initial Capital Security Redemption Date to (but excluding) the date such Deferred Interest is paid, at a rate per annum equal to the rate per annum payable on the Capital Securities.

Repurchase

        We may, at any time or from time to time, purchase outstanding Capital Securities by tender, available alike to all holders of Capital Securities, in the open market, or by private agreement, in each case upon the terms and conditions that the Board of Directors or an authorized committee of the Board shall determine. Any Capital Securities that we purchase for our own account or which are purchased on our behalf will, pursuant to applicable law, be cancelled and accordingly may not be held, reissued or resold.

Exchange Option

        The Capital Securities are exchangeable, in whole or in part, at our option and in our sole discretion into Preferences Shares issued by us. On any interest payment date falling on or after March 23, 2010, we may exchange the Capital Securities in whole or in part upon not less than 30 nor more than 60 days' notice (any such date so designated, an "Exchange Date"). We may also exchange the Capital Securities in whole (but not in part) on any interest payment date upon the occurrence of a Regulatory Event or Tax Event.

        Except as otherwise indicated to us by the FSA, we may not exchange the Capital Securities for our Preference Shares upon the occurrence of a Regulatory Event or Tax Event or otherwise after March 23, 2010 unless we have given at least six months' prior notice to the FSA and the FSA has issued a statement of no objections prior to the applicable Exchange Date, and exchange may only be effected if on, and immediately following, the Exchange Date we are in compliance with any applicable regulatory capital requirements or capital ratios required to be maintained for insurance companies, parent companies in insurance groups or financial groups generally by the FSA.

        Upon exchange, we shall pay any Deferred Interest outstanding on the Capital Securities being exchanged but only in accordance with the Alternative Coupon Satisfaction Mechanism.

        The Preference Shares issued in connection with a partial exchange of Capital Securities will contain the same terms and provisions as those issued in connection with any other partial exchange, except that the different issue dates will mean that certain Preference Shares may be redeemed earlier or later than others. Accordingly, Preference Shares issued on one partial exchange will constitute a separate series from Preference Shares issued upon a different partial exchange and will therefore not be fungible.

        If we exchange the Capital Securities in part only, we must do so in an aggregate principal amount of at least $100 million (or multiples of $50 million above $100 million), and no partial exchange may leave less than $100 million aggregate principal amount of Capital Securities outstanding. The Capital Securities to be exchanged in any partial exchange will be selected in a manner deemed fair and appropriate by the subordinated trustee.

        We will not exchange any Capital Securities for our Preference Shares unless:

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  there is no accrued but unpaid interest on such Capital Securities;

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  any Deferred Interest related to such Capital Securities has been paid in accordance with the Alternative Coupon Satisfaction Mechanism;

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  no Capital Security Default, Payment Event or Event Default (each, as further defined herein) has occurred and is continuing;

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  we have a sufficient number of authorized but unissued Preference Shares immediately prior to the exchange;

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  our directors have all the necessary authority under English law to allot and issue the Preference Shares arising on exchange;

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  we comply with certain other conditions set forth in the subordinated indenture.

        Prior to the exchange of any Capital Securities for our Preference Shares, we shall be required to deliver to the subordinated trustee an officers' certificate stating that all conditions precedent to such exchange have been complied with in accordance with the terms of the Capital Securities.

        Upon an exchange, each Capital Security of $[25] principal amount will be exchanged for one Preference Share issued by us with a liquidation preference of $[25].

        If we elect to exchange some or all of our Capital Securities, we will effect an exchange by redeeming the Capital Securities being exchanged for their principal amount and immediately applying such redemption proceeds to subscribe for the applicable number of Preference Shares being issued to the holders.

        Investors in the Capital Securities will be deemed on purchase of the Capital Securities to have irrevocably authorized and instructed us immediately to apply the redemption amounts payable in connection with an exchange of the Capital Securities in satisfaction in cash of the applicable subscription amount of the Preferences Shares being issued upon such exchange. Accordingly, the redemption of Capital Securities and subscription for and issuance of the Preferences Shares will constitute a single transaction initiated and effected solely at our option.

        As a consequence of the exchange provisions described above, holders of Capital Securities being exchanged will not be entitled under any circumstances to the redemption amounts payable in connection with the exchange as described above. Such holders will receive only the Preference Shares we will issue on the exchange date in respect of which the redemption amounts will have been applied.

        The Preferences Shares will be issued at a nominal value of $0.01 per share and a premium of $[24.99] per share, with both such amounts being subscribed and fully paid.

        A notice of exchange will specify:

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  the exchange date;

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  that on the exchange date, the Capital Securities to be exchanged will cease to exist for any purpose on or after the exchange date;

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  if less than all of the Capital Securities are being exchanged, the Capital Securities to be exchanged;

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  the place or places where the Capital Securities are to be exchanged;

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  the form in which we will issue the Preference Shares;

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  whether there is any Deferred Interest outstanding on the Capital Securities and, if so, the amount of such Deferred Interest.

        After an exchange in accordance with the subordinated indenture, the Capital Securities being exchanged will cease to exist for any purpose on the exchange date. From the exchange date, the person or persons entitled to receive Preference Shares upon an exchange will be treated as the holder or holders of those Preferences Shares in accordance with the subordinated indenture. Our Preference Shares will be represented by American Depositary Shares, or ADSs, evidenced by American Depositary Receipts, or ADRs.

        If we decide to exchange the Capital Securities for Preferences Shares, upon our giving notice of such exchange, we will use our reasonable efforts to obtain a listing on the New York Stock Exchange of the Preferences Shares (in the form of ADSs evidenced by ADRs).

        We undertake to pay any U.K. stamp duty, stamp duty reserve tax or similar U.K. governmental charge arising in connection with the issuance of the Preference Shares, ADSs or ADRs to, or to the respective accounts of, the holders or beneficial owners of Capital Securities that are exchanged.

Subordination

        The Capital Securities will constitute our unsecured, subordinated obligations and will rank equally and ratably without any preference among themselves. The rights and claims of the Capital Securities holders are subordinated to Senior Creditors, including the claims of any subordinated debt security holders or the claims of holders of any other series of debt securities not expressed to rank equally with or junior to the Capital Securities.

        The following are Senior Creditors in respect of the Capital Securities:

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  any creditors who are unsubordinated creditors with claims admitted in the event of our winding up;

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  any creditors having claims in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise;

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  any creditor who is a holder of capital securities other than the Capital Securities except those that rank, or are expressed to rank, equally with or junior to the Capital Securities; and

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  all other creditors having claims, including other such creditors holding subordinated debt securities, except those that rank, or are expressed to rank, equally with (including holders of Parity Securities) or junior to (including holders of Junior Securities) the claims of any holder of the Capital Securities.

        Accordingly, on our winding up, no amount will be payable on the Capital Securities until all claims of our Senior Creditors admitted in such winding up have been satisfied in full. Upon our winding up (except in the case of a solvent winding up solely for the purpose of a reconstruction or amalgamation or substitution in our place of a successor in business in each case where the Capital Securities remain outstanding and are assumed by such successor in business, in which event all claims for principal, interest and Deferred Interest, if any, shall remain outstanding or on such other terms as may be approved in writing by the holders of not less than 75% in aggregate principal amount of Outstanding Capital Securities), the amount payable with respect to the Capital Securities will be determined by calculating the amount, if any, that would have been payable in respect thereof as if on the day prior to the commencement of the winding up and thereafter, the holders of the Capital Securities were the holders of preference shares in our capital having a preferential right to a return of assets in the winding up over the holders of our ordinary shares (but pari passu with the holders of our most senior ranking class of issued preference shares if any, except to the extent such preference shares represent claims of Senior Creditors) assuming that such preference shares were entitled (to the exclusion of all other rights or privileges) to receive as a return of capital in such winding up an amount equal to the principal amount of the Capital Securities then outstanding and all interest accrued and unpaid, including Deferred Interest.

        As a consequence of these subordination provisions, the holders of the Capital Securities may recover less ratably than the holders of our unsubordinated liabilities and the holders of certain of our subordinated liabilities. If, in any winding up, the amount payable on any Capital Securities and any claims ranking equally with the Capital Securities are not paid in full, the holders of the Capital Securities and other claims ranking equally will share ratably in any such distribution of our assets in proportion to the respective amounts to which they are entitled.

        If any holder is entitled to any recovery with respect to the Capital Securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current English law, our liability to holders of the Capital Securities would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and holders of the Capital Securities would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

        In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, except to the extent that we may be a creditor with recognized claims ranking ahead of or pari passu with such prior claims against the subsidiary.

        We have agreed that for so long as any Capital Securities remain outstanding, we will not issue any preference shares or any other non-cumulative perpetual instruments (including cumulative perpetual instruments where coupon payments may be satisfied through a mechanism similar to the Alternative Coupon Satisfaction Mechanism) capable of counting as cover for the minimum or notional amount of solvency or minimum capital or capital ratios pursuant to the Capital Regulations, if such instruments would rank senior to the Capital Securities or give any guarantee or support undertaking in respect of any such qualifying instruments ranking senior to the Capital Securities, unless we alter the terms of the Capital Securities such that the Capital Securities rank equally with any such preference shares, such other qualifying instruments, or such guarantee or support undertaking.

Defaults; Limitation of Remedies

Capital Security Defaults

        It shall be a Capital Security Default with respect to the Capital Securities if:

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  we fail to pay or set aside for payment the amount due to satisfy any interest payment on a Compulsory Interest Payment Date, and such failure continues for 14 days, or

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  we fail to pay or set aside a sum to provide for payment of the principal amount of the Capital Securities, any accrued but unpaid interest and any Deferred Interest on a Capital Security Redemption Date, as may be postponed from time to time pursuant to the terms and conditions of the Capital Securities, and such failure continues for 14 days;

        provided that,

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  if we do not pay, or set aside, an installment of interest on any Compulsory Interest Payment Date, or

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  if we do not pay, or set aside, all or any part of the principal of (or premium, if any, on), any accrued but unpaid interest and any Deferred Interest on any such Capital Securities on any Capital Securities Redemption Date,

then, the failure to make or set aside such payment shall not constitute a Capital Security Default and the obligation to make such payment shall be deferred until (i) in the case of a payment of interest, the date upon which we pay a dividend on any class of our share capital or we make any payment on any series of debt securities ranking junior to or pari passu with such series of Capital Securities and (ii) in the case of a payment of principal (or premium, if any), any accrued but unpaid interest or any Deferred Interest on a Capital Securities Redemption Date, the first Business Day after the date that falls six months after such payment was originally due.

        If any Capital Security Default occurs and is continuing in respect of the Capital Securities, the subordinated trustee may commence:

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  a proceeding in England and Wales (but not elsewhere) for our winding up, or

  •
  a judicial proceeding for the collection of the sums so due and unpaid, provided that the subordinated trustee may not declare the principal amount of any outstanding Capital Securities to be due and payable.

Payment Event

        If we fail to make payment as described above and the Solvency Condition is not satisfied at the end of the 14-day period applicable to a Capital Security Default, as set forth above under "—Capital Security Defaults", such failure shall not constitute a Capital Security Default but instead shall constitute a Payment Event. On any Payment Event, the subordinated trustee may institute proceedings in

England and Wales (but not elsewhere) for our winding up but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid.

Events of Default

        If either a court of competent jurisdiction makes an order, which is not successfully appealed within 30 days, or an effective shareholders' resolution is validly adopted, for our winding up in England and Wales, (except in the case of a winding up solely for the purpose of a reconstruction or amalgamation or substitution in place of the Issuer of a successor in business in each case where the Capital Securities remain outstanding and are assumed by such successor in business on terms previously approved in writing by the holders of not less than 75% in aggregate principal amount of the outstanding Capital Securities), that order or resolution will constitute an Event of Default with respect to the Capital Securities. If an Event of Default occurs and is continuing, the subordinated trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Capital Securities may declare the entire principal amount of the Capital Securities to be due and payable immediately. However, after this declaration but before the subordinated trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Capital Securities may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

General

        By acceptance of the Capital Securities, each holder and the subordinated trustee, on behalf of such holders, will be deemed to have waived any right of set-off or counterclaim that such holders might otherwise have against us whether prior to or in our bankruptcy or winding up. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of Capital Securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or subordinated trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or subordinated trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place.

        The holder(s) of a majority, or any greater requisite amount, as the case may be, of the aggregate principal amount of the Capital Securities may waive any past Event of Default, Capital Security Default or Payment Event with respect to the Capital Securities, except an Event of Default, Capital Security Default or Payment Event in respect of either:

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  the payment of principal of, interest payments or Deferred Interest payments on, any Capital Securities or

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  a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of each holder of Capital Securities.

        Subject to the provisions of the subordinated indenture relating to the duties of the subordinated trustee, if a Capital Security Default occurs and is continuing with respect to the Capital Securities, the subordinated trustee will be under no obligation to any holder or holders of the Capital Securities to exercise any of its rights or powers under the subordinated indenture at the request of any holder of Capital Securities, unless such holder shall have offered to the subordinated trustee an indemnity reasonably satisfactory to the subordinated trustee against any loss, liability or expense, and then only to the extent required by the terms of the subordinated indenture. Subject to the subordinated indenture provisions for the indemnification of the subordinated trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Capital Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee with respect to the Capital Securities. However, the subordinated trustee may refuse to follow any direction that is in conflict with any rule of law or the subordinated indenture, or is unjustly prejudicial to the holder(s) of any Capital Securities not taking part in the direction or which would subject the subordinated trustee to personal liability. The subordinated trustee may take any other action that it deems proper which is not inconsistent with that direction.

        The subordinated indenture provides that the subordinated trustee will, within 90 days after the occurrence of an Event of Default, Capital Security Default or Payment Event with respect to the Capital Securities, give to each holder of the Capital Securities notice of the Event of Default, Capital Security Default or Payment Event known to it, unless the Event of Default, Capital Security Default or Payment Event has been cured or waived. However, the subordinated trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

        We are required to furnish to the subordinated trustee annually a statement as to our compliance with all conditions and covenants under the subordinated indenture.

        Any money deposited with the subordinated trustee or any paying agent for the Capital Securities, or then held by us in trust for the payment of the principal of and interest and Deferred Interest, if any, on the Capital Securities and remaining unclaimed for two years after such principal and interest and Deferred Interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, upon the giving of notice to each holder of the Capital Securities as provided in the subordinated indenture, be paid to us, or (if then held by us) shall be discharged from such trusts; and the holder of such Capital Security shall, thereafter, as an unsecured general creditor, look only to us for payment thereof, and all liability of such subordinated trustee or such paying agent with respect to such trust money, and all our liability as trustee thereof, shall thereupon cease.

Additional Amounts

        We will pay any amounts to be paid by us on the Capital Securities without withholding or deduction for, or on account of, any and all present or future taxes or duties of whatever nature imposed or levied, by or on behalf of the United Kingdom or any political subdivision of or authority of, or in, the United Kingdom that has the power to tax (a taxing jurisdiction) unless such withholding or deduction is required by law. If at any time a U.K. taxing jurisdiction requires us to make such withholding or deduction, we will pay additional amounts with respect to the principal of, interest payments and Deferred Interest payments on, the Capital Securities, which we refer to as Additional Amounts, that are necessary in order that the net amounts paid to the holders of those Capital Securities, after the withholding or deduction, shall equal the amounts of principal, any interest payments and Deferred Interest payments which would have been payable on the Capital Securities in the absence of the withholding or deduction.

        However, no such Additional Amounts will be payable in relation to any Capital Securities in the circumstances set forth in the accompanying prospectus under "Description of Debt Securities—Payment of Additional Amounts".

        Whenever we refer in this prospectus supplement, in any context, to the payment of the principal of, any interest payments, or any Deferred Interest payments on, or in respect of, any Capital Securities, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Alternative Coupon Satisfaction Mechanism

General

        We are permitted to satisfy our obligation to pay any Deferred Interest on redemption or exchange of the Capital Securities only in accordance with the procedures described below which we refer to as the Alternative Coupon Satisfaction Mechanism. Additionally, on any Compulsory Interest Payment Date or Optional Interest Payment Date on which we elect to pay and not defer such interest, we may elect, at our option, to pay such Current Interest in accordance with the Alternative Coupon Satisfaction Mechanism.

        Our obligation or election to pay in accordance with the Alternative Coupon Satisfaction Mechanism will be satisfied as follows:

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  not later than 14 Business Days prior to the Capital Security Redemption Date, Exchange Date or interest payment date, as the case may be, the calculation agent shall determine the number of our ordinary shares which, in its judgment, have an aggregate fair market value of not less than the aggregate amount of Deferred Interest or Current Interest, as the case may be, (after conversion from pounds sterling into U.S. dollars and after we pay any taxes, duties, costs and expenses payable by us in and associated with the issue, and placement by the calculation agent, of the ordinary shares);

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  no later than ten Business Days prior to the Capital Security Redemption Date, Exchange Date or interest payment date, as the case may be, the calculation agent, or an appointed intermediary, shall place such number of ordinary shares in the market;

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  no later than the close of business on the seventh Business Day prior to the Capital Security Redemption Date, Exchange Date or interest payment date, as the case may be, the calculation agent shall notify us of the number of our ordinary shares for which it has found purchasers;

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  as soon thereafter as reasonably practicable but not later than the sixth Business Day prior to the Capital Security Redemption Date, Exchange Date or interest payment date, as the case may be, we shall, subject to having necessary corporate authorizations in place, issue and allot such ordinary shares to the purchasers who have agreed to purchase them;

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  if, after the operation of the above procedures there would, in the opinion of the calculation agent, be a shortfall of proceeds towards the satisfaction of the aggregate amount of Deferred Interest or Current Interest, payable on the Capital Security Redemption Date, Exchange Date or interest payment date, as the case may be, the calculation agent shall use its reasonable endeavors to find purchasers for further ordinary shares and we shall, subject to having the necessary corporate authorizations in place, issue and allot such further ordinary shares to the purchasers who have agreed to purchase them in accordance with these provisions to try to ensure that a sum (after conversion into U.S. dollars and after we pay any taxes, duties, costs and expenses payable by us and associated with the issue of the shares) at least equal to the aggregate amount of Deferred Interest or Current Interest is available on the Business Day prior to the Capital Security Redemption Date, Exchange Date or interest payment date, as the case may be, to make the Deferred Interest payments or Current Interest payments, as the case may be, in full on the Capital Security Redemption Date, Exchange Date or interest payment date, as the case may be; provided that if, despite the operation of the aforementioned provisions, such a shortfall exists on the Business Day preceding the Capital Security Redemption Date, Exchange Date or interest payment date, as the case may be, we may, subject to having the necessary corporate authorizations in place, continue to issue and allot ordinary shares until the subordinated trustee (or any paying agent) shall have received funds on our behalf equal to the full amount of such shortfall and provided further that no Deferred Interest payment or Current Interest payment, as the case may be, shall be made to a security holder and, in the case of payment of Deferred Interest on redemption, no security shall be redeemed until such time as we are able to pay a sum at least equal to the aggregate amount of Deferred Interest or Current Interest, as the case may be, in full in accordance with the Alternative Coupon Satisfaction Mechanism on the Capital Security Redemption Date, Exchange Date or interest payment date, as the case may be, and, for the avoidance of doubt, the Capital Security Redemption Date as set out in the redemption notice or Exchange Date as set out in the exchange notice or interest payment date, as the case may be, shall be deferred until the date the payment of Deferred Interest or, Current Interest, as the case may be, can be so made in full;

  •
  we will transfer or arrange for the transfer of the issue proceeds raised from the operation of the provisions set forth above (or such amount of issue proceeds as is necessary after conversion into U.S. dollars), to satisfy the aggregate amount of Deferred Interest or Current Interest, as the case may be, to the subordinated trustee (or any paying agent) on the Business Day preceding the Capital Security Redemption Date, Exchange Date or interest payment date, as the case may be, for payment by the subordinated trustee (or any paying agent), on the Capital Security Redemption Date, Exchange Date or interest payment date, as the case may be, towards the satisfaction on our behalf of the aggregate amount of Deferred Interest or Current Interest, as the case may be; and

  •
  if, pursuant to the Alternative Coupon Satisfaction Mechanism, proceeds are raised in excess of the amount required to pay the applicable Deferred Interest or Current Interest, as the case may be, plus the claims for the fees, costs and expenses to be borne by us in connection with using the Alternative Coupon Satisfaction Mechanism, any remaining proceeds shall be paid to us.

        If we are required to make payment of any Deferred Interest in accordance with the Alternative Coupon Satisfaction Mechanism, or elect to make payment of Current Interest in such manner, the proceeds from the sale of ordinary shares pursuant to the Alternative Coupon Satisfaction Mechanism will be paid to you by the subordinated trustee or any paying agent in respect of the relevant Deferred Interest or Current Interest, as the case may be.

Certain Conditions; Sufficiency and Availability of Ordinary Shares

        Our ability to use the Alternative Coupon Satisfaction Mechanism to satisfy our payment of Deferred Interest on the Capital Securities on a Capital Security Redemption Date or Exchange Date or Current Interest on an interest payment date is subject to the following conditions:

  •
  the procedure will only be activated if (a) we have given a redemption or exchange notice and at that time there are Deferred Interest payments to be satisfied or (b) we elect to make a Current Interest payment in such manner;

  •
  we will not be required to issue or sell any ordinary shares, or cause them to be sold, at a price below the nominal value of our ordinary shares, currently five pence per share;

  •
  we must have a sufficient number of authorized but unissued ordinary shares at the Capital Security Redemption Date, Exchange Date or interest payment date, as the case may be; and

  •
  our directors must have all the necessary authority under English law to allot and issue a sufficient number of ordinary shares at the Capital Security Redemption Date, Exchange Date or interest payment date, as the case may be.

        At the date of this prospectus supplement, given the current market price of our ordinary shares (after conversion into U.S. Dollars at a current exchange rate), we have a sufficient number of authorized but unissued ordinary shares and our directors have the necessary authority to issue such ordinary shares to raise sufficient funds to make the interest payments required to be made in respect of the Capital Securities during the next 12-month period, assuming the Alternative Coupon Satisfaction Mechanism were to be used for each interest payment during such 12-month period.

        In addition, we have agreed that for so long as any Capital Securities remain outstanding we will review our ordinary share price and relevant exchange rates prior to each annual meeting of our shareholders. If we determine as the result of any such review that we do not have a sufficient number of authorized but unissued ordinary shares to permit us to issue at that date a number of ordinary shares equal to the amount of Deferred Interest, if any, outstanding together with scheduled interest payments for the next 12 months on the Capital Securities, and/or if our directors do not have the necessary authority to allot and issue such number of ordinary shares, then at the next annual shareholders' meeting, we will propose resolutions to increase the number of authorized but unissued ordinary shares and the directors' authority to allot and issue ordinary shares to the level that would enable us to issue at that date a sufficient number of ordinary shares to enable payment of Deferred Interest, if any, outstanding together with scheduled interest payments for the next 12 months on the Capital Securities pursuant to the Alternative Coupon Satisfaction Mechanism.

        We may not redeem any Capital Securities unless all accrued but unpaid interest and other payments thereon (other than any Deferred Interest payments) and the aggregate amount of Deferred Interest payments, if any, are satisfied at the same time. In the event that we do not have a sufficient number of ordinary shares available, and authorized to be issued and allotted, to implement the Alternative Coupon Satisfaction Mechanism, then the Capital Security Redemption Date shall be deferred until such time as we have available, and authorized to be issued and allotted, sufficient ordinary shares and the issue proceeds of such shares are sufficient to pay for the Deferred Interest in full. See "Redemption" above. Such deferral shall not constitute a Capital Security Default.

        If we are unable to make a payment in full of all Deferred Interest due to be paid on a Capital Security Redemption Date or Exchange Date or Current Interest on the applicable interest payment date, because we do not have a sufficient number of shares authorized to be issued and the necessary authority for our directors to issue such shares or for any other reason, interest will accrue on such Deferred Interest or Current Interest, as the case may be, from (and including) the initial Capital Security Redemption Date, Exchange Date or applicable interest payment date, as the case may be, to (but excluding) the date such Deferred Interest or Current Interest, as the case may be, is paid, at a rate per annum equal to the rate per annum payable on the Capital Securities; provided, that any such interest shall be payable by us only in accordance with the Alternative Coupon Satisfaction Mechanism.

Market Disruption Event

        If a Market Disruption Event (as defined below) exists during the 14 Business Days preceding any Capital Security Redemption Date, the related payment of Deferred Interest and the Capital Security Redemption Date may, subject to certain conditions, be deferred until such Market Disruption Event no longer exists. A market disruption deferral will not constitute a Capital Security Default (as defined above under "—Defaults; Limitation of Remedies"); provided that if any Deferred Interest has not been paid, or an amount set aside for payment, within 14 days after the date on which any such Market Disruption Event is no longer continuing, such failure will constitute a Capital Security Default under the subordinated indenture. If a Market Disruption Event occurs interest will accrue on such Deferred Interest from (and including) the initial Capital Security Redemption Date to (but excluding) the date such Deferred Interest is paid at a rate per annum equal to the rate per annum payable on the Capital Securities.

        A Market Disruption Event means (i) the occurrence or existence of any material suspension of or limitation imposed on trading or on settlement procedures for transactions in our ordinary shares through the London Stock Exchange (or other national securities exchange or designated offshore securities market constituting the principal trading market for our ordinary shares), or (ii) in our reasonable opinion there has been a substantial deterioration in the price and/or value of our ordinary shares or circumstances are such as to prevent or to a material extent restrict the issue or delivery of the ordinary shares to be issued in accordance with the Alternative Coupon Satisfaction Mechanism or (iii) where monies are required to be converted from one currency upon sale of ordinary shares into another currency for payment of Deferred Interest, the occurrence of any event that makes it impracticable to effect such conversion.

Suspension

        Following any take-over offer made under the City Code on Take-overs and Mergers or any reorganization, restructuring or scheme of arrangement involving us, the company which, immediately prior to such event, was the ultimate owner of the Prudential group (referred to as the "Ultimate Owner") ceases to be the Ultimate Owner, unless such event is a Permitted Restructuring and a Permitted Restructuring Arrangement (each as defined below) is put into place within six months of the occurrence of a Permitted Restructuring, an independent investment bank appointed by us (at our expense) and approved by the subordinated trustee will determine what amendments (if any) to the terms and conditions of the Capital Securities, the subordinated indenture and any other relevant documents are appropriate or necessary in order to replicate the Alternative Coupon Satisfaction Mechanism in the context of the capital structure of the new Ultimate Owner. Upon any such determination being reached and notified to the subordinated trustee and us by such investment bank, the subordinated trustee and we shall, pursuant to the terms of the subordinated indenture and without the consent of the security holders but subject to the consent of the new Ultimate Owner, effect any necessary consequential changes to the terms and conditions of the Capital Securities, the subordinated indenture and any other relevant documents. Any such amendments shall be subject to the requirements that:

  •
  we will not be obliged to reduce our net assets,

  •
  no amendment may be proposed or made which would alter the treatment of the Capital Securities as cover for the minimum or notional margin of solvency pursuant to the Capital Regulations without prior written notice thereof being given to the FSA and the FSA having issued a statement of no objection,

  •
  no such amendment may be made which would, in the subordinated trustee's opinion, impose more onerous obligations on it without its consent, and

  •
  such amendments shall preserve substantially the financial effect for the security holders of a holding in the Capital Securities.

        If, after using all reasonable endeavors, such investment bank is unable to formulate such amendments, it shall so notify us, the previous Ultimate Owner (if not us), the new Ultimate Owner, the subordinated trustee, any paying agent and the calculation agent of that result. We refer to the giving of such a notice by such investment bank as a Definitive Suspension of the Alternative Coupon Satisfaction Mechanism.

        Upon the occurrence of a Definitive Suspension, we may at our sole discretion, subject in each case to compliance with applicable regulatory requirements, including giving prior written notice thereof to the FSA and the FSA not objecting, at any time convert the Capital Securities in whole (but not in part) to another series of capital securities constituting undated cumulative subordinated notes, having the same material terms as the Capital Securities; except that such undated cumulative subordinated notes will:

  •
  be a perpetual capital security issued by us with cumulative interest payments,

  •
  rank pari passu with any other undated cumulative subordinated notes issued by us,

  •
  following conversion be redeemable upon any Tax Call Event or Regulatory Event as modified as necessary to be applicable to a class of undated cumulative subordinated notes, and

  •
  not be subject to the Alternative Coupon Satisfaction Mechanism. Any Deferred Interest outstanding at the time of conversion will be carried over and become outstanding missed cumulative interest payments for purposes of the undated cumulative subordinated notes.

        If, following a Definitive Suspension the FSA objects to our proposal to convert the Capital Securities into another series of capital securities constituting undated cumulative subordinated notes, then, subject to giving notice thereof to, and receiving a statement of no objection from, the FSA, we will have the option to redeem the Capital Securities in whole (but not in part) at a redemption price equal to their principal amount together with accrued and unpaid interest and all Deferred Interest payments, in cash without utilizing the Alternative Coupon Satisfaction Mechanism.

        For purposes of the foregoing:

        Permitted Restructuring means the completion of (i) an offer made by or on behalf of, an Eligible Company to all (or as nearly as may be practicable all) of the shareholders of Prudential (or, if Prudential is not then the Ultimate Owner, to the shareholders of the then Ultimate Owner to acquire the whole (or as nearly as may be practicable the whole) of issued ordinary share capital, of Prudential (or, if Prudential is not then the Ultimate Owner, the then Ultimate Owner's issued ordinary share capital) other than those ordinary shares already held by or on behalf of such Eligible Company or (ii) a reorganization or restructuring whether by way of a scheme of arrangement or otherwise pursuant to which an Eligible Company acquires all (or as nearly as may be practicable all) of the issued ordinary share capital of Prudential (or, if Prudential is not the then Ultimate Owner, the then Ultimate Owner's issued share capital) other than those ordinary shares already held by such Eligible Company or pursuant to which all (or nearly as may be practicable all) of the issued ordinary share capital of Prudential (or, if Prudential is not then the Ultimate Owner, the then Ultimate Owner's issued share capital) not held by the New Holding Company is cancelled.

        Permitted Restructuring Arrangement means an arrangement whereby the following conditions are satisfied (i) the execution of a supplemental indenture to the subordinated indenture and/or such other documentation as may be necessary to ensure that the Alternative Coupon Satisfaction Mechanism, the subordinated indenture and certain other agreements operate so that Prudential's ordinary shares may be exchanged for Holding Company Shares in such a manner that ensures that upon sale of such Holding Company Shares the holder of each security then outstanding will receive, in the event of a payment to be satisfied pursuant to the Alternative Coupon Satisfaction Mechanism, an amount not less than that which would have been receivable had such a Permitted Restructuring not taken place and (ii) the subordinated trustee is satisfied that the credit ratings that would be assigned to the Capital Securities by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and by Moody's Investors Service, Inc. following any such Permitted Restructuring, shall not be less than those assigned to the Capital Securities immediately prior to such Permitted Restructuring taking place.

        Eligible Company means a company incorporated in a country which is a member of the Organisation for Economic Co-operation and Development and incorporated by Prudential or on behalf of Prudential whose ordinary shares are listed (i) on the official list of the FSA in its capacity as competent authority under the FSMA and are admitted to trading on the market for listed securities of the London Stock Exchange plc or (ii) on such other internationally recognized stock exchange as the subordinated trustee may approve.

        Holding Company Shares means ordinary shares of the New Holding Company.

        New Holding Company means an Eligible Company that becomes the ultimate holding company for the Prudential group following Permitted Restructuring.

Supplemental Indentures

        The subordinated indenture contains provisions permitting us and the subordinated trustee:

  •
  without the consent of the holders of any of the Capital Securities, to execute supplemental indentures for certain enumerated purposes, such as to cure any ambiguity or inconsistency or to make any change that does not have a material adverse effect on the rights of any holder of Capital Securities, and

  •
  with the consent of the holders of not less than a majority, or any greater requisite amount, as the case may be, in aggregate principal amount of the outstanding Capital Securities to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the subordinated indenture that apply to the Capital Securities or of modifying in any manner the rights of the holders of the Capital Securities.

        Notwithstanding the foregoing, no such supplemental indenture may, without the consent of the holder of each Capital Security affected thereby:

  •
  change the obligation to pay interest on the Capital Securities on a Compulsory Interest Payment Date, or change the terms of the Capital Securities to include a maturity date for repayment of the principal amount, or reduce the principal amount of any Capital Security or the rate of interest payable thereon, or any principal payable upon redemption thereof, or the circumstances in which Deferred Interest thereon, if any, may become payable or change any of our obligations to pay Additional Amounts, or change any Place of payment where, or change the currency in which, the Capital Securities or the interest thereon is payable, or change any redemption or repurchase rights to the detriment of any holder, or impair the right to institute suit for the enforcement of any such payment on or after the date any such payment is otherwise due and payable (or, in the case of redemption, on or after the redemption date),

  •
  reduce the percentage in aggregate principal amount of such outstanding Capital Securities, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the subordinated indenture or certain defaults thereunder and their consequences,

  •
  change any of our obligations to maintain an office or agency in the places and for the purposes specified in the subordinated indenture,

  •
  change the terms and conditions (i) under which the Capital Securities are exchangeable or (ii) of the Preference Shares into which such Capital Securities may be exchanged, in each case, in any manner that has a material adverse effect on the rights of any holder of such securities,

  •
  modify certain of the provisions of the subordinated indenture pertaining to the waiver by holders of the Capital Securities of defaults and the waiver by holders of the Capital Securities of certain covenants, except to increase any specified percentage in aggregate principal amount required for any actions by holders of Capital Securities or to provide that certain other provisions of the subordinated indenture cannot be modified or waived without the consent of the holder of each such Capital Security affected thereby, or

  •
  change the subordination provisions in any manner adverse to the interests of the holders of the outstanding Capital Securities.

        In addition, any amendment or variation to the terms and conditions of the Capital Securities will require the provision of at least 30 days' notice to, and receipt of a statement of no objection from, the FSA.

Book-entry System; Delivery and Form

General

        The Capital Securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of The Depository Trust Company, or DTC, or its nominee and registered in the name of Cede & Co., as nominee of DTC. Unless and until the Capital Securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

        We anticipate that the Capital Securities will be accepted for clearance by DTC. Beneficial interests in the global Capital Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear Bank S.A./N.V. or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, Luxembourg. Owners of beneficial interests in the Capital Securities will receive payments relating to their Capital Securities in U.S. dollars.

        The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

        So long as DTC, or its nominee, is the holder of a global Capital Security, DTC or its nominee will be considered the sole holder of such global Capital Security for all purposes under the subordinated indenture. Except as described below under "—Issuance of Definitive Securities", no participant, indirect participant or other person will be entitled to have Capital Securities registered in its name, receive or be entitled to receive physical delivery of Capital Securities in definitive form or be considered the owner or holder of the Capital Securities under the subordinated indenture. Each person having an ownership or other interest in Capital Securities must rely on the procedures of DTC and, if a person is not a participant in DTC must rely on the procedures of the participant or other securities intermediary through which that person owns its interest, to exercise any rights and obligations of a holder under the subordinated indenture or the Capital Securities.

Payments on the Global Securities

        Payments of any amounts in respect of any global Capital Securities will be made by the subordinated trustee to DTC. Payments will be made to beneficial owners of Capital Securities in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither we nor the subordinated trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC and any beneficial owner of an interest in a global security, or the failure of DTC or any intermediary to pass through to any beneficial owner any payments that are made to DTC.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, (the "Securities Exchange Act"). DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, including parties that may act as underwriters, dealers or agents with respect to the securities, banks, trust companies, clearing corporations and certain other organizations, some of which, along with certain of their representatives and others, own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Issuance of Definitive Securities

        So long as DTC holds the global Capital Securities, such global securities will not be exchangeable for definitive securities unless:

  •
  DTC notifies the subordinated trustee that it is unwilling or unable to continue to hold the book-entry Capital Securities or DTC ceases to be a "clearing agency" registered under the Securities Exchange Act and we do not appoint a successor to DTC which is registered under the Securities Exchange Act within 120 days; or

  •
  in the event of our winding up we fail to make a payment on the Capital Securities when due.

        Each person having an ownership or other interest in a Capital Security must rely exclusively on the rules or procedures of DTC and any agreement with any participant of DTC or any other securities intermediary through which that person holds its interest to receive or direct the delivery of possession of any definitive security.

        Definitive securities will be issued in registered form only. To the extent permitted by law, we, the subordinated trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

        Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series. Payments will be made in respect of the Capital Securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder's account in New York. Definitive securities should be presented to the paying agent for redemption.

        If we issue definitive securities of a particular series in exchange for global Capital Securities, DTC, as holder of the global Capital Securities, will surrender it against receipt of the definitive securities, cancel the book-entry securities of that series, and distribute the definitive securities of that series to the persons and in the amounts that DTC specifies.

        If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three Business Days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three Business Days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Notices

        All notices regarding the Capital Securities will be valid if published in one leading English language daily newspaper of general circulation in The City of New York and one leading English language daily newspaper of general circulation in London and shall be deemed to have been given on the date that publication in both cities is completed or, if published more than once, on the date publication is first completed in both cities. If it is not practicable to publish a notice, we may give valid notice in another manner that we shall determine, with effect from the date that we shall determine. For so long as the Capital Securities are represented by one or more global Capital Securities, we will deliver a copy of all notices to DTC as the registered holder.

The Subordinated Trustee

        Citibank, N.A. is subordinated trustee under the subordinated indenture. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with Citibank, N.A. in the ordinary course of our business.

Consent to Service of Process

        Under the subordinated indenture, we irrevocably designate Jackson National Life Insurance Company as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the subordinated indenture or any Capital Securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

Governing Law

        The Capital Securities and the subordinated indenture will be governed by and construed in accordance with the laws of the State of New York, except that the subordination provisions of the Capital Securities and the subordinated indenture will be governed by and construed in accordance with the laws of England and Wales.

CERTAIN TERMS OF THE PREFERENCE SHARES

        The following is a summary of particular terms of our Preferences Shares. It supplements the description of the general terms and provisions of each series of our dollar preference shares set forth in the accompanying prospectus under "Description of Preference Shares." If there is any inconsistency between the following description and that set forth in the accompanying prospectus, the following description governs.

General

        Each series of Preference Shares issued upon exchange of our Capital Securities will constitute a separate series of our non-cumulative dollar preference shares. As of July 28, 2004, we had no issued and outstanding preference shares.

        The Preference Shares issued in connection with a partial exchange of Capital Securities will contain the same terms and provisions as those issued in connection with any other partial exchange, except that the different issue dates will mean that certain Preference Shares may be redeemed earlier or later than others. Accordingly, Preference Shares issued on one partial exchange will constitute a separate series from Preference Shares issued upon a different partial exchange and will therefore not be fungible.

        Our Preference Shares shall rank pari passu as to a return of assets on a winding up with Capital Securities that we issue in accordance with the terms of this prospectus supplement. The Preference Shares shall be subject to the dividend and redemption restrictions described above in "Certain Terms of the Capital Securities—Dividend and Capital Restriction".

        We may not issue any shares that rank senior to the Preference Shares of any series, in regard to rights to participate in our profits or assets, without the prior written consent of the holders of at least three-quarters in nominal value of such series.

        The summary of certain terms and provisions of the Preference Shares set forth below is subject to, and qualified in its entirety by reference to, our articles of association and the resolutions adopted by our board of directors (or an authorized committee of our board) establishing the rights, preferences, privileges, limitations and restrictions relating to the Preference Shares. We will furnish a copy of these resolutions under the cover of a Report on Form 6-K with the Securities and Exchange Commission at the time of any exchange of Capital Securities for the applicable series or series of ADSs representing Preference Shares; provided that, the terms of the Preference Shares adopted in such resolution shall be consistent in all material respects with the form of preference share certificate we will file as an exhibit to the Registration Statement.

        A summary of certain terms and provisions of the ADR Deposit Agreement, dated as of [    •    ] [    •    ], 2004, among us, Citibank, N.A. as depositary (the "ADR Depositary"), and the holders of from time to time of the ADRs evidencing the applicable series of ADSs issued thereunder (the "ADR Deposit Agreement") is set forth in the accompanying prospectus under "Description of American Depositary Receipts".

Dividends

        Non-cumulative preferential dividends on each series of Preference Shares will be payable if declared by our board of directors in accordance with the procedures described below. If so declared, any such dividend will be [    •    ]% of the liquidation preference per annum, payable quarterly in arrears on March 23, June 23, September 23 and December 23 of each year, commencing on the first such date occurring after the applicable issue date (each, a "dividend payment date").

        On any dividend payment date on which:

  (a)
  we satisfy the Solvency Condition;

  (b)
  we are not prohibited from paying a dividend under the terms of a Parity Security; and

  (c)
  our distributable profits are sufficient to cover the payment in full of, or the setting aside and providing for the dividend on that series of Preference Shares and dividends on any of our other preference shares stated to be payable on the same date and ranking equally as to dividends with the Preference Shares then, our board of directors, in its sole discretion, may elect to declare and pay dividends. If, on any dividend payment date, we fail to satisfy any of the conditions set forth in clauses (a), (b) and (c) of this paragraph, our board of directors will not declare or pay a dividend.

        The UK Companies Act 1985 defines "distributable profits" as, in general terms, and subject to adjustment, accumulated realized profits less accumulated realized losses.

        Other terms and conditions relating to the payment of dividends on each series of Preference Shares are described in the accompanying prospectus under "Description of Preference Shares—Dividends".

No Additional Amounts

        If at any time a U.K. taxing authority requires us to deduct or withhold taxes from payments made by us with respect to our Preference Shares, we will not pay any additional amounts. As a result, the net amount received from us by each Preference Share holder, after the deduction or withholding, will be less than the amount the holder would have received in the absence of the deduction or withholding.

Dividend and Capital Restriction

        Following a dividend payment date on which we do not declare and pay in full all dividend payments on the Preference Shares, for whatever reason, we will not permit any entity that we control, directly or indirectly, (a) to declare or pay a dividend or distribution or make any other payment on any preference shares or on any Junior Securities (other than (i) a final dividend declared by us with respect to our ordinary shares prior to the date that the decision to not pay such dividend is made or (ii) a payment made by one of our wholly-owned subsidiaries to another wholly-owned subsidiary or directly to us), or (b) to redeem, purchase or otherwise acquire any Capital Securities, Parity Securities or any Junior Securities, in each case unless or until we set aside and provide for or pay in full the dividend on the Preference Shares for the next succeeding four quarterly dividend payment dates.

        The foregoing restrictions do not apply to payments we make to policyholders or other customers, or transfers to or from the fund for future appropriations, in each case in the ordinary course of business consistent with past practice.

        For the purposes of the foregoing provision, the payment (or declaration of payment) of a dividend or distribution on Junior Securities or preference shares shall be deemed to include the making of any interest, coupon or dividend payment (or payment under any guarantee in respect thereof). For the purposes of the foregoing provision, the redemption, purchase or other acquisition of the Capital Securities, Parity Securities or Junior Securities shall be deemed not to include transactions where the funds used to redeem, purchase or acquire those securities are derived from an issue of Capital Securities, Junior Securities or Parity Securities (i) made at any time within the six-month period prior to the time of such redemption, purchase or acquisition, and (ii) with the same or junior ranking on a return of assets on a winding up or in respect of a distribution or payment of interest, coupons or dividends and/or any other amounts thereunder to those securities being redeemed, purchased or acquired.

Liquidation Rights

        On return of capital on a winding-up or otherwise, the holders of our Preference Shares of a particular series that are outstanding at the time and the holders of any other of our preference shares ranking equally with the Preference Shares as regards participation in our surplus assets will be entitled to receive payment in U.S. dollars out of any assets available for distribution to shareholders. This distribution will be made in priority to any distribution of assets to holders of our ordinary shares or any other class of our shares ranking below the Preference Shares of the series as regards participation in our surplus assets. Holders of our Preference Shares will be entitled to a payment equal to the amount paid up (or credited as paid up) on each Preference Share together with any premium on such share as may be determined in accordance with the procedures described below under "—Optional Redemption" unless there are insufficient assets available for distribution in which case holders of our Preference Shares will be entitled to share ratably in any distribution of our surplus assets in proportion to the full respective preferential amounts to which they are entitled. Holders of our Preference Shares will have no further right to participate in a return of capital.

        If the holders of the Preference Shares are entitled to any recovery with respect to the Preference Shares in a winding up, they might not be entitled in such proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling.

Optional Redemption

        Each series of Preference Shares is redeemable, in whole or in part, at our option on any dividend payment date later than five years after the issue date of the relevant series of Preference Shares (any such date so designated, a "Preference Share Redemption Date"), upon not less than 30 nor more than 60 days' notice to the holders prior to the Preference Share Redemption Date. Except as otherwise indicated to us by the FSA, we may not redeem any Preference Shares unless we have given at least six months' notice to the FSA and the FSA has issued a statement of no objections prior to such Preference Share Redemption Date, and redemption may only be effected if on, and immediately following, the Preference Share Redemption Date we are in compliance with any applicable regulatory capital requirements or capital ratios required to be maintained for insurance companies, parent companies in insurance groups or financial groups generally by the FSA.

        We will pay on each Preference Share so redeemed, in U.S. dollars, an amount equal to its liquidation preference together with any dividend then payable on such dividend payment date (such amount, the "Redemption Price").

        If any Preference Shares are to be redeemed, a notice of redemption will be mailed to the ADR Depositary and to each record holder of Preference Shares in registered form to be redeemed, not less than 30 nor more than 60 days' prior to the Preference Share Redemption Date. Each notice of redemption will specify:

  •
  the Preference Share Redemption Date;

  •
  the particular Preference Shares to be redeemed;

  •
  the Redemption Price and details of any dividend payable on the Preference Share Redemption Date and stating that dividends shall cease to accrue on redemption;

  •
  the place or places where holders may surrender documents of title and obtain payment of the Redemption Price; and that

  •
  no defect in the notice of redemption or in giving of the notice will affect the validity of the redemption proceedings.

        We may (subject to the provisions of the U.K. Companies Act 1985, applicable U.S. securities laws and regulations and our articles of association) at any time or from time to time, purchase Preference Shares of any series, in the open market, or by private agreement, in each case upon the terms and conditions that our board of directors or a committee thereof shall determine. However, under the existing FSA requirements, we may not redeem or purchase any Preference Shares unless the FSA consents in advance. The FSA may impose any conditions on any redemption or purchase.

Voting Rights

        Holders of our Preference Shares of any series having a registered address within the United Kingdom will be entitled to receive notice of, but will not be entitled to attend or vote at any of our general meetings except as provided by applicable law.

Form and Denomination

        The Preference Shares will, when issued, be fully paid and, as such, will not be subject to a call for any additional payment. For each Preference Share issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account. The Preference Shares will have a nominal value of $0.01 per share and will be issued at a price of $[25] per share.

        Preference Shares of each series will be offered in the form of ADSs and will be represented by a single warrant in bearer form, which will be deposited with the ADR Depositary under the ADR Deposit Agreement. We may consider the ADR Depositary one holder of any series of Preference Shares so deposited for all purposes. Further information regarding the form and transferability of and rights attaching to the ADRs is set forth in the accompanying prospectus under "Description of the American Depositary Receipts".

        Preference Shares may only be withdrawn from deposit as set forth in the Deposit Agreement and if so withdrawn will be evidenced by share certificates in registered form without dividend coupons that will be delivered at the time of withdrawal. Preference Shares may not be withdrawn from deposit in bearer form.

        Title to Preference Shares of any series in registered form may only be transferred by transfer and registration on the register for the Preference Shares of the relevant series. The registration or transfer of Preference Shares of any series may only be made in the register for the Preference Shares of the series kept by the registrar at its office in the United Kingdom. The registrar will not charge the person requesting the transfer a registration fee. However the person requesting registration will be liable for any taxes, stamp duty or other governmental charges that must be paid in connection with the registration.

Listing

        If the Capital Securities are exchanged for the Preference Shares, we will undertake to make all reasonable efforts to obtain a listing on the New York Stock Exchange of the Preference Shares (in the form of ADSs evidenced by ADRs).

TAXATION

United Kingdom Taxation

        The comments below are of a general nature and are not intended to be an exhaustive description of the United Kingdom taxation consequences of the acquisition, ownership and disposal of the Capital Securities, Preference Shares or ADSs (evidenced by ADRs). They are based on our understanding of current United Kingdom law and published practice and are therefore subject to change. They relate only to the position of persons who are the absolute beneficial owners of the Capital Securities, Preference Shares or ADSs and may not apply to certain classes of such owners, such as dealers or insurance companies. They assume that the owners of the Capital Securities, Preference Shares or ADSs are not (and have not recently been) resident or ordinarily resident in the United Kingdom for tax purposes or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency or a permanent establishment to which the Capital Securities, Preference Shares or ADSs are attributable or any interest received thereunder is connected. They assume that holders do not take physical delivery of their Capital Securities in definitive form or hold their Preference Shares otherwise than in the form of ADSs (evidenced by ADRs). Holders who are in any doubt as to their tax position should consult their professional advisers.

Payments of Interest on Capital Securities

        Payments of interest made in respect of the Capital Securities will not be subject to withholding or deduction on account of United Kingdom tax as long as the Capital Securities are and remain at all times listed on a "recognized stock exchange" within the meaning of section 841 of the Income and Corporation Taxes Act 1988 (the New York Stock Exchange is a recognized stock exchange for these purposes). In all other cases, an amount must be withheld on account of United Kingdom income tax at the lower rate (currently 20%) subject to any prior direction to the contrary under a double tax treaty and subject to any other entitlement to pay gross under United Kingdom law.

EU Directive on the Taxation of Savings Income

        On June 3, 2003, the European Council of Economics and Finance Ministers (which we refer to as ECOFIN) adopted a Directive under which Member States will be required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that, for a transitional period only, Belgium, Luxembourg and Austria will instead be required to operate a withholding system in relation to such payments (the ending of the transitional period is dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). The Directive is scheduled to be applied by Member States from July 1, 2005, provided that a number of important conditions are met.

Disposal of Capital Securities (Including Redemption)

        Holders will not be liable for United Kingdom taxation on capital gains in respect of gains realized on a sale or other disposal of Capital Securities.

Issue of Preference Shares

        The issue of Preference Shares pursuant to the exercise by us of our right to exchange Capital Securities should have no United Kingdom tax consequences for holders of the Capital Securities.

Taxation of Dividends on the Preference Shares

        We will not be required to withhold United Kingdom tax at source from any dividends that we pay on the Preference Shares.

Disposal of Preference Shares (Including Redemption)

        Holders of Preference Shares will not be liable to United Kingdom taxation on capital gains in respect of any gains arising on a sale or other disposal of the Preference Shares.

Stamp Duty and Stamp Duty Reserve Tax ("SDRT")

        No United Kingdom stamp duty or SDRT will be payable by holders upon the issue or transfer of the Capital Securities by us to DTC or Cede & Co. as nominee for DTC and holders will not be liable to stamp duty or SDRT on agreements to transfer Capital Securities whilst the Capital Securities remain held within DTC.

        No United Kingdom stamp duty or SDRT will be payable by holders on a redemption of the Capital Securities.

        If we exercise our rights to exchange the Capital Securities for Preference Shares, we will deposit or procure the deposit of the Preference Shares with a depositary or a nominee for a depositary (the "Depositary"). It is possible that a United Kingdom stamp duty or SDRT charge may arise upon the deposit of the Preference Shares with the Depositary and we have undertaken that we will pay and indemnify holders against any such duty or charge.

        No United Kingdom stamp duty need be paid in respect of a transfer of a registered ADR (otherwise than to the custodian on cancellation of the ADR) provided that the instrument of transfer is executed and retained outside the United Kingdom. An agreement to transfer a registered ADR will not give rise to SDRT.

United States Federal Income Taxation

        The following discussion is a summary of the material U.S. federal income tax consequences for U.S. holders of the acquisition, ownership, and disposition of the Capital Securities, Preference Shares or ADSs evidenced by ADRs (the "securities"). You will be a U.S. holder if you are:

  •
  an individual who is a citizen or resident of the United States,

  •
  a U.S. domestic corporation, or

  •
  any other person that is subject to U.S. federal income tax on a net basis in respect of income from the securities.

        This summary deals only with U.S. holders that purchase securities at their issue price as part of the initial offering and hold such securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark-to market treatment, person that will hold securities as a hedge against currency risk or as a position in a "straddle" or conversion transaction, tax-exempt organization, or person whose "functional currency" is not the U.S. dollar.

        This summary is based on laws, treaties, regulations, rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. Investors should consult their own tax advisers regarding the tax consequences of the acquisition, ownership, and disposition of the securities, including the application to their particular circumstances of the tax considerations discussed below, as well as the application of state, local, and other national tax laws.

U.S. Tax Status

        The Capital Securities will be treated for U.S. federal income tax purposes as equity of the issuer. In this regard, the Capital Securities have no stated maturity, can be exchanged for Preference Shares in certain circumstances, and would be treated as if they were preference shares in a winding up.

Payments of Interest and Dividends

        In accordance with their treatment as dividends for U.S. federal income tax purposes, payments of interest on the Capital Securities and dividends generally will be includible in your income on the date of receipt without regard to your method of tax accounting. Interest and dividend payments on the securities generally will constitute foreign source income and generally will be considered "passive" income or, in the case of certain U.S. holders, "financial services" income, which are treated separately from other types of income in computing the foreign tax credit.

        Subject to certain exceptions for short-term and hedged positions, the U.S. dollar amount of dividends received by an individual before January 1, 2009 will be subject to taxation at a maximum rate of 15% if the dividends are "qualified dividends". Interest and dividends received with respect to the Capital Securities and ADSs will be qualified dividends if we are a qualified foreign corporation or are so treated with respect to our payments on the Capital Securities or ADSs representing Preference Shares. We will be a qualified foreign corporation (or so treated) if: (i) either (A) we are eligible for the benefits of a comprehensive income tax treaty with the United States which the U.S. Treasury Department determines is satisfactory and which includes an exchange of information program or (B) the Capital Securities or ADSs (if we exchange the Capital Securities for Preference Shares) are readily tradable on an established securities market in the United States and (ii) we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company ("PFIC"), foreign personal holding company ("FPHC") or foreign investment company ("FIC").

        We are eligible for the benefits of the U.K.–U.S. income tax treaty, which satisfies the treaty requirement described above and if the Capital Securities (and, if we exchange Capital Securities for Preference Shares, the ADSs representing those Preference Shares) become listed on the New York Stock Exchange, the Capital Securities and the ADSs will be considered to be readily tradable on an established securities market in the United States. Based on our audited financial statements and relevant market and shareholder data, we believe that we were not treated as a PFIC, FPHC, or FIC for U.S. federal income tax purposes with respect to our 2003 taxable year. In addition, based on our audited financial statements and our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a PFIC, FPHC, or FIC and therefore we anticipate that we will be a qualified foreign corporation or so treated. Accordingly, subject to the foregoing, including the exceptions for short-term and hedged positions, we anticipate that interest or dividends paid with respect to the Capital Securities or ADSs representing Preference Shares generally will be eligible for taxation as "qualified dividends".

        The U.S. Treasury has announced its intention to promulgate rules pursuant to which holders of ADSs or shares and intermediaries through whom such securities are held will be permitted to rely on certifications from issuers to establish that dividends are eligible to be treated as qualified dividends. Because such procedures have not yet been issued, it is not clear whether the Company will be able to comply with the procedures. The Company will use reasonable efforts to facilitate appropriate tax reporting by providing these certifications or other similar certifications pursuant to any subsequent rules the U.S. Internal Revenue Service or U.S. Treasury may promulgate to the extent it is reasonably able to do so without material cost.

Sale, Exchange, or Retirement

        Upon the sale, exchange, or retirement of securities, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement and your tax basis in such securities. Gain on the sale, exchange, or retirement of securities held for more than one year will be treated as long-term capital gain. The net amount of long-term capital gain realized by a non-corporate holder before January 1, 2009 generally is subject to taxation at a maximum rate of 15%. Any gain or loss recognized will generally be treated as United States source gain or loss. Your ability to offset capital losses against ordinary income is subject to limitations.

        In accordance with the treatment of the securities as equity for U.S. federal income tax purposes, you generally will not be required to account separately for accrued interest realized upon a sale, exchange, or retirement of the securities, and instead will treat amounts received in respect of accrued interest as part of the amount realized for purposes of determining gain or loss realized upon the sale, exchange, or retirement.

        Gain or loss will not be recognized by a U.S. holder upon the exchange of Capital Securities for Preference Shares pursuant to our exercise of the exchange right. A U.S. holder's basis in the Preference Shares received in exchange for its Capital Securities will be the same as the U.S. holder's basis in the Capital Securities at the time of the exchange and the U.S. holder's holding period for the Preference Shares received in the exchange will include the holding period of the Capital Securities exchanged.

Information Reporting and Backup Withholding Rules

        Payments in respect of the securities that are paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding unless you:

  •
  are a corporation or other exempt recipient or

  •
  provide a taxpayer identification number and certify that no loss of exemption from backup withholding has occurred. Holders that are not U.S. persons generally are not subject to information reporting or backup withholding. However, such a holder may be required to provide a certification to establish its non-U.S. status in connection with payments received within the United States or from certain U.S.-related payors.

UNDERWRITING

        Subject to the terms and conditions set forth in the underwriting agreement dated as of July [    •    ] , 2004, between us and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated for themselves and as representatives of the underwriters named below (together, the "underwriters"), we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the respective principal amount of Capital Securities shown after their names below.

Underwriters	Principal Amount of Capital Securities
Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. Incorporated

UBS Securities LLC

A.G. Edwards & Sons, Inc.

RBC Dain Rauscher Inc.

Total

        The underwriting agreement states that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters must purchase all of these securities if any are purchased. If any conditions precedent are not met, the underwriting agreement may be terminated.

        The underwriters propose initially to offer these securities to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a commission, not in excess of [    •    ]% of the principal amount thereof. The underwriters may charge, and such dealers may charge, a commission not in excess of [    •    ]% of the principal amount thereof to certain other dealers. After the initial public offering the public offering price and the concession may be changed.

        We have granted to the underwriters an option to purchase of up to $[    •    ] principal amount of additional Capital Securities on the terms and at the underwriting commission set forth on the cover page of this prospectus supplement. The option may be exercised at any time up to 30 calendar days after the date of the prospectus supplement. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, made in connection with the sale of the Capital Securities offered hereby. To the extent that the option is exercised, each underwriter will be obligated, subject to the terms of the underwriting agreement, to purchase the principal amount of additional Capital Securities that is proportionate to such underwriter's initial commitment as set forth in the table above.

        The Capital Securities are offered for sale only in jurisdictions where it is legal to make such offers. The offer and sale of the Capital Securities are subject to the following limitations. Neither the underwriters nor we have taken any action in any jurisdiction that would constitute a public offering of the Capital Securities, other than in the United States.

United Kingdom

        Each underwriter has represented and agreed that:

  (1)
  it has not offered or sold and prior to the expiry of a period of six months from the issue date of the securities will not offer or sell any of the securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended or the Financial Services and Markets Act 2000 (the "FSMA");

  (2)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom; and

  (3)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to Prudential.

        Each underwriter has agreed to comply, to the best of its knowledge and belief, with all applicable laws and regulations and directives in each jurisdiction in which it purchases, offers, sells or delivers Capital Securities or has in its possession or distributes this prospectus supplement and prospectus or any such other material relating to the Capital Securities, in all cases at its own expense.

        The expenses of the offering, not including underwriting commissions, are estimated to be approximately $[    •    ]. The underwriters will reimburse us for a portion of our expenses. We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the securities laws of the United States, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        We have agreed in the underwriting agreement, subject to certain exceptions, that, without prior written consent of the representative on behalf of the underwriters, we will not, during the period ending 30 days after the issuance of the Capital Securities, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any substantially similar securities or any securities convertible into or exercisable or exchangeable for substantially similar securities that, in each case, are registered for public sale pursuant to the Securities Act, as amended or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such substantially similar securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of substantially similar securities or such other securities, in cash or otherwise.

        These securities are offered by the underwriters, as specified in this prospectus supplement and the accompanying prospectus, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that these securities will be ready for delivery through the facilities of DTC, against payment in same-day funds, on or about [    •    ], 2004.

        The underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities. Each transaction may include purchasing the securities prior to the pricing of this offering for the purpose of maintaining the price of the securities, purchasing of the securities following the price of this offering to cover a syndicate short position in the securities or for the purpose of maintaining the pricing of the securities and the imposition of penalty bids. Finally, the underwriters may reclaim selling concessions or commission allowed to or charged by an underwriter or a dealer for distributing the securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        Prior to this offering, there has been no public market for the securities. We will apply to list the Capital Securities on the New York Stock Exchange. In order to meet one of the requirements for listing

Capital Securities on the New York Stock Exchange, the underwriters intend to sell the securities to a minimum of 400 beneficial holders in lots of 100 or more. Listing of the Capital Securities on the New York Stock Exchange is expected to begin within a 30-day period after the date of this prospectus supplement. The underwriters have advised us that they presently intend to make a market in the securities prior to the commencement of trading on any stock exchange. The underwriters are not obligated to make a market in the securities, however, and may cease market making activities at any time. We cannot give any assurance as to the liquidity of any trading market for the securities that may develop.

        Certain of the underwriters and their affiliates engage in various general financing and banking transactions with, and perform certain financial and banking services for, us and our affiliates.

        It is expected that delivery of the Capital Securities will be made against payment therefore on or about the date specified in the last paragraph of the cover of this prospectus supplement, which will be the fifth business day following the date of pricing of the Capital Securities (such settlement cycle being herein referred to as "T+5"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Capital Securities on the date of pricing or the next business day will be required, by virtue of the fact that the Capital Securities initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Capital Securities who wish to trade the securities on the date of pricing or the next business day should consult their own advisors.

LEGAL MATTERS

        Certain legal matters in connection with the Capital Securities will be passed upon for us by Cleary, Gottlieb, Steen & Hamilton, London, England, our U.S. counsel, and by Slaughter and May, our English solicitors, and for the underwriters by Cravath, Swaine & Moore LLP, their U.S. counsel, and by Freshfields Bruckhaus Deringer, their English solicitors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our consolidated financial statements as at December 31, 2003 and December 31, 2002 and for each of the years ended December 31, 2003, 2002 and 2001 appearing in our annual report on Form 20-F for the year ended December 31, 2003 have been incorporated by reference herein in reliance on the report of KPMG Audit plc, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

GENERAL INFORMATION

  1.
  The creation and issue of the Capital Securities has been authorized by a resolution of our Board of Directors dated July 22, 2004.

  2.
  We anticipate that the Capital Securities will be accepted for trading in book-entry form by DTC. The CUSIP number for the Capital Securities is [    •    ].

  3.
  Copies of the following documents will, when published, be available during normal business hours from the specified office of the subordinated trustee for the time being in London for 14 days from the date of this document:

  (i)
  our constitutional documents;

  (ii)
  our consolidated and non-consolidated audited financial statements in respect of the financial years ended December 31, 2002 and December 31, 2003;

  (iii)
  our most recently published unaudited interim semi-annual consolidated financial statements;

  (iv)
  the underwriting agreement, the subordinated indenture and the form of the Capital Securities; and

  (v)
  a copy of this prospectus supplement and the accompanying prospectus.

  4.
  Save as disclosed in this prospectus supplement and/or the accompanying prospectus, there has been no significant change in the financial or trading position of Prudential and its subsidiaries as a whole since December 31, 2003, and there has been no material adverse change in the financial position or prospects of Prudential and its subsidiaries as a whole since December 31, 2003.

  5.
  Save as disclosed in this prospectus supplement and/or the accompanying prospectus, Prudential is not involved in any legal or arbitration proceedings (including any proceedings which are pending or threatened of which Prudential is aware) which may have or have had in the 12 months preceding the date of this document a significant effect on the financial position of Prudential and its subsidiaries as a whole.

Prudential plc

         $[    •    ]

         % Perpetual Subordinated Capital Securities
Exchangeable at the Issuer's Option into
Non-Cumulative Dollar Denominated Preference Shares

Prospectus Supplement
July [    •    ], 2004
(to prospectus dated July     , 2004)

Citigroup	Merrill Lynch & Co.	Morgan Stanley
UBS Investment Bank	A.G. Edwards	RBC Dain Rauscher

Subject to completion, dated July 28, 2004

The information contained in this prospectus is not complete and may be changed. A registration statement to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration is effective. This prospectus is not an offer to sell, and it is not soliciting nor is it seeking an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Prospectus

Prudential Public Limited Company

U.S.$2,000,000,000

Senior and Subordinated Debt Securities

Preference Shares and

American Depositary Shares

        The aggregate initial offering price of any combination of securities offered through this prospectus will not exceed U.S.$2,000,000,000 (or its foreign currency equivalent).

        We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

        This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. The prospectus supplement will also contain the names of the underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts.

        Investing in the securities involves risks. See Item 3, "Risk Factors" beginning on page 5 of our annual report on Form 20-F for the year ended December 31, 2003.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES COMMISSION REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                              , 2004.

TABLE OF CONTENTS

About This Prospectus
Limitations on Enforcement of U.S. Laws Against Us, Our Management and Others
Where You Can Find More Information About Us
Forward-Looking Statements
Prudential plc
Use of Proceeds
Ratios of Earnings to Fixed Charges
Capitalization and Indebtedness
Description of the Debt Securities
Description of the Preference Shares
Description of American Depositary Receipts
Clearance and Settlement
Taxation
Plan of Distribution
Legal Matters
Independent Registered Public Accounting Firm
Expenses
Glossary

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process under the Securities Act. Under the shelf registration process, we may sell the debt securities and preference shares (collectively, the "securities") described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities and the extent to which such terms differ from the general terms described in "Description of the Debt Securities," "Description of Preference Shares" and "Description of American Depositary Receipts." The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us".

        As used in this prospectus and in any prospectus supplement, the terms "Prudential," "we," "us" and "our" refer to Prudential plc. In addition, the term "U.K. GAAP" means generally accepted accounting principles in the United Kingdom and the term "U.S. GAAP" means generally accepted accounting principles in the United States.

        Our consolidated financial statements are published in pounds sterling. In this prospectus and any prospectus supplement, "U.S. dollars" or "$" refers to U.S. currency, "pounds sterling," "£" or "pence" refers to U.K. currency, and "euro" or "€" refers to the currency established for participating members of the European Union as of the beginning of stage three of the European Monetary Union on January 1, 1999.

        In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for him may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there will be no obligation on the stabilizing manager or any agent of his to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST US,
OUR MANAGEMENT AND OTHERS

        We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Slaughter and May, that there is doubt as to enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. Any final or conclusive judgment for a definitive sum of money obtained in the courts of the United States (or any political subdivision thereof) in any suit, action or proceedings arising out of or in connection therewith, will be recognized in England, provided, among other things:

  •
  the U.S. proceedings were consistent with due process and judgment was not obtained by fraud,

  •
  there is no public policy objection to enforcement of the judgment in England,

  •
  the judgment is not of a public nature,

  •
  the judgment was not obtained in proceedings contrary to natural justice,

  •
  the English proceedings were commenced within the relevant limitation period (typically, six years),

  •
  the U.S. court had jurisdiction in accordance with English conflict of laws principles,

  •
  enforcement of the judgment is not restricted by the provisions of the Protection of Trading Interests Act 1980,

  •
  the judgment was not obtained in proceedings which were brought in breach of Section 32 of the Civil Jurisdiction and Judgments Act 1982 or

  •
  the judgment is not inconsistent with an English judgment in respect of the same matter.

        A foreign judgment may be "final and conclusive" though it is subject to appeal. An English court may stay proceedings if concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual reports and special reports and other information with the SEC. Our SEC filings are also available over the internet at the SEC's website at http://www.sec.gov. The address of the SEC's internet site is provided solely for the information of prospective investors and is not intended to be an active link. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room.

        The SEC allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

  •
  our annual report on Form 20-F for the year ended December 31, 2003 (SEC File No. 1-15040),

  •
  our reports on Form 6-K furnished to the SEC on June 15, 2004, July 2, 2004, July 13, 2004 and July 28, 2004,

  •
  any future reports on Form 6-K to the extent that we indicate they are incorporated by reference into this registration statement, and

  •
  any future annual reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of any offering contemplated by the prospectus.

        You may request a copy of these documents at no cost to you by writing or telephoning us at our principal executive offices, located at Laurence Pountney Hill, London EC4R 0HH, England, +(44) 20 7220 7588, attn: Group Secretarial.

        Information in this prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus. Other information in the prospectus will not be affected by the replacement of this superseded information nor will an investor's ability to rely on such superseded information be affected, to the extent such reliance occurs prior to the delivery of the superseding information.

FORWARD-LOOKING STATEMENTS

        Some statements in this prospectus are, and some statements contained in any prospectus supplement may be, forward-looking. All statements regarding our future financial condition, results of operations and businesses, strategy, plans and objectives are forward-looking. Statements containing the words "believes," "intends," "expects" and words of similar meaning are also forward-looking. Such statements involve unknown risks, uncertainties and other factors that may cause our results, performance or achievements or conditions in the markets in which we operate to differ from those expressed or implied in those statements. These factors include regulatory changes, technological developments, globalization, levels of spending in major economies, the levels of marketing and promotional expenditures, actions of competitors, employee costs, future exchange and interest rates, changes in tax rates and future business combinations or dispositions, together with other factors discussed in "—Risk Factors" in our annual reports on Form 20-F and in any prospectus supplement. We may also make or disclose written and/or oral forward-looking statements in reports filed with or furnished to the SEC, our annual report and accounts to shareholders, proxy statements, offering circulars, registration statements, prospectuses, prospectus supplements, press releases and other written materials and in oral statements made by our directors, officers or employees to third parties, including financial analysts. We undertake no obligation to, and do not expect to, update any of our forward-looking statements.

PRUDENTIAL PLC

        We are a leading international financial services group, providing retail financial services and fund management in our chosen markets of the United Kingdom, the United States, Asia and continental Europe. At December 31, 2003, we were one of the 30 largest public companies in the United Kingdom in terms of market capitalization on the London Stock Exchange. We are also listed on the New York Stock Exchange. Prudential is not affiliated with Prudential Financial, Inc. or its subsidiary, Prudential Insurance Company of America. Our principal executive offices are located at Laurence Pountney Hill, London EC4R 0HH, England. Our telephone number at this location is +(44) 20 7220 7588.

United Kingdom and Europe

        As at December 31, 2003, we were the proprietor of the largest U.K. long-term fund of investment assets supporting long-term insurance products of The Prudential Assurance Company. This fund is rated AA+ (stable outlook) by Standard & Poor's and Aa1 (stable outlook) by Moody's in terms of financial strength. Our U.K. insurance operations are focused on a number of key product areas including corporate pensions, annuities, and with-profits bonds.

        M&G is our fund management business in the United Kingdom and continental Europe and comprises retail, institutional and internal fund management activities. As at December 31, 2003, M&G was the third largest U.K. retail fund manager in terms of funds under management. It has also commenced distributing a range of funds in Germany, Austria and Italy.

        Our on-line banking subsidiary, Egg plc, was launched in 1998. It offers products and services in the four main areas of banking, investments, insurance and online shopping. In June 2000, we completed an initial public offering of 21% of our holding in Egg plc on the London Stock Exchange.

        On January 14, 2004, we announced that we were in preliminary discussions regarding a possible transaction with respect to our remaining 79% shareholding in Egg plc. On January 26, 2004, we announced that while these discussions were continuing, we had received unsolicited indications of interest from a number of parties. These discussions continue and may or may not lead to a transaction.

United States

        Our U.S. life insurance subsidiary, Jackson National Life, was the 12th largest life insurance company in the United States in terms of general account assets as of December 31, 2003. It offers a range of products including fixed, equity-linked and variable annuities, life insurance, guaranteed investment contracts and funding agreements.

Asia

        In Asia, we have 23 operations in 12 countries. The savings, protection and investment products we offer in Asia are tailored to the local markets in which we operate. We distribute our products primarily through our agency sales force and through bancassurance agreements.

USE OF PROCEEDS

        Except as otherwise provided in any prospectus supplement, the net proceeds from the sale of the securities described in this prospectus will be added to our funds to be used for general corporate purposes. Pending such application, such net proceeds may be invested in short-term marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES

        The ratios of earnings to fixed charges for the periods indicated, using financial information calculated in accordance with U.K. GAAP, are:

	Year ended December 31,
	1999	2000	2001	2002	2003
Historical Ratio of Earnings[1] to Fixed Charges[2]	4.5	3.8	1.8	2.3	1.9
Supplemental[3] Ratio of Earnings to Fixed Charges	6.7	7.5	3.1	3.8	2.9

        On a U.S. GAAP basis, the ratios of earnings to fixed charges are as follows:

	Year ended December 31,
	1999	2000	2001[4]	2002[4]	2003
Historical Ratio of Earnings[1] to Fixed Charges[2]	1.5	1.2	—	—	1.4
Supplemental[3] Ratio of Earnings to Fixed Charges	11.6	5.0	—	—	5.0

1.
On a U.K. GAAP basis, earnings represent profit on ordinary activities (excluding discontinued operations) before shareholder tax. On a U.S. GAAP basis, earnings represent net income from continuing operations before income taxes, minority interests and cumulative effects of changes in accounting principles.

2.
Fixed charges consist of all interest expensed in the profit and loss account under U.K. GAAP and interest payments on lease obligations for land and buildings. Due to the complexity of determining the interest portion of lease payments on land and buildings, one-third of the Prudential group's lease payments on land and buildings has been included in fixed charges to represent a reasonable approximation of interest payments on these obligations. Under U.S. GAAP, fixed charges also include interest credited to policyholders in respect of account values for investment-type policies.

3.
Management believes that the supplemental ratios are more indicative of the Prudential group's ability to cover its fixed charges than the historical ratios. The supplemental ratios include fixed charges incurred for shareholder-financed business but exclude product-related fixed charges and, to the extent appropriate, fixed charges that are borne by with-profits funds. Product-related fixed charges consist of interest credited to policyholders on insurance product liabilities, including account values of investment-type policies and wholesale funding arrangements entered into by Jackson National Life. Product-related fixed charges generally are not included in traditional measures of interest coverage ratios for life insurance companies and other financial institutions. As discussed in detail below, the exclusion of appropriate fixed charges borne by with-profits funds reflects the regulatory structures and accounting bases of profit recognition that attach to these types of with-profits business. Presentation of the supplemental ratios is neither required nor encouraged by the SEC.

  On a supplemental U.K. GAAP basis, fixed charges consist of interest arising on borrowings of Prudential plc (and related finance subsidiaries) required to support the Prudential group's shareholder-financed business, as well as other borrowings of a trading nature. These other borrowings consist of commercial paper borrowings that support a short-term fixed income securities reinvestment program. Fixed charges on certain other borrowings arising from trading activities are excluded. These consist of trading borrowings of U.K. banking operations and non-recourse borrowings issued by investment subsidiaries managed by PPM America. In addition, fixed charges arising on debt in respect of with-profits funds are excluded, as these fixed charges do not directly affect the earnings of the Prudential group. The Prudential group's earnings in respect of with-profits funds reflects up to one-ninth of the value of bonuses paid to policyholders, which is not directly affected by the amount of fixed charges incurred by the funds. Further details concerning the adjustment for with-profits business are described below. Lastly, interest credited on insurance products liabilities, including wholesale funding arrangements entered into by Jackson National Life, has been excluded. This presentation is consistent with the capitalization and indebtedness table below.

  On a supplemental U.S. GAAP basis, fixed charges consist of interest arising on borrowings of Prudential plc (and related finance subsidiaries) required to support the Prudential group's shareholder-financed business, as well as other borrowings of a trading nature. No fixed charges relating to borrowings from trading activities have been excluded. Fixed charges arising on debt in respect of with-profits funds has been included at the shareholders' 10% interest only, as the policyholders' 90% share of the charges has no impact on income from continuing operations. Interest relating to the Scottish Amicable Insurance Fund (SAIF), however, within the with-profits funds, has been excluded in its entirety as shareholders are not entitled to any of the profits from this fund. In addition, interest credited on insurance product liabilities, including account values of investment-type policies and wholesale funding arrangements entered into by Jackson National Life, has been excluded.

4.
Net losses meant that earnings were insufficient to cover fixed charges on a U.S. GAAP basis for the year ended December 31, 2002 by £1,037 million and for the year ended December 31, 2001 by £721 million.

        Exclusion of the appropriate fixed charges borne by with-profits funds reflects the regulatory structures and accounting bases of profit recognition that attach to these particular types of with-profits business. The nature and operation of the profit sharing arrangement between policyholders and shareholders regarding results of the with-profits funds business is distinctive to the United Kingdom and certain Asian operations. Separate statutory funds are maintained for shareholders in the Prudential group companies having with-profits business and shareholder funds are only entitled to receive profit distributions from the with-profits funds as a function of profit participation bonuses distributed or credited to policyholders. In the case of SAIF, shareholders are not entitled to any profit from the fund. Under U.K. GAAP, earnings from with-profits business are recognized only when with-profits bonuses are declared and the shareholders' share of bonuses is transferred to the shareholders' fund. As bonuses are smoothed over time, fixed charges incurred by with-profits funds do not directly impact the level of bonuses, and therefore do not directly impact earnings. To reflect these arrangements, on the U.K. GAAP basis, the supplementary ratios have been determined after exclusion of all interest payable by with-profits funds. Under U.S. GAAP, earnings from with-profits business are recognized only after establishing a liability for the policyholders' share of earnings. Consequently, fixed charges incurred by with-profits funds affect earnings only to the extent of the shareholders' proportional interest in the earnings of the with-profits funds. Accordingly, on the U.S. GAAP basis, the supplementary ratios have been determined after exclusion of all interest payable by SAIF and, in addition to all product interest, 90% of other interest payable by the PAC with-profits fund (and similar funds in certain Asian subsidiaries). An explanation of the basis of profits under U.K. GAAP for with-profits business is included in Item 5, "Operating and Financial Review and Prospects—Factors Affecting Results of Operations—U.K. GAAP Critical Accounting Policies—Other Features of U.K. GAAP Accounting That Are of Particular Significance to an Understanding of Prudential's U.K. GAAP Results" and "—Analysis by Geographic Region—United Kingdom—Basis of Profits" and "—With-profits Products" in our annual report on Form 20-F for the year ended December 31, 2003. An explanation of the basis of profits under U.S. GAAP for with-profits business is included in Item 5, "Operating and Financial Review and Prospects—U.S. GAAP Analysis—U.S. GAAP Critical Accounting Policies" in our annual report on Form 20-F for the year ended December 31, 2003.

        The U.S. GAAP supplemental ratios illustrate a greater variation in the ratio of earnings to fixed charges than the U.K. GAAP counterpart. Under U.K. GAAP, profit attributable to shareholders in respect of our with-profits business reflects up to one-ninth of the value of bonuses paid to policyholders. To the extent that earnings from the with-profits funds do (or do not) exceed bonuses and related shareholder distributions, there is a transfer to (or from) the liability for the fund for future appropriations. Under U.S. GAAP, however, the shareholders' 10% interest in the pre-bonus operating results from with-profits funds is reflected in net income. The shareholder result from these funds is strongly influenced by investment returns and is subject to considerable volatility.

        We have not presented a table of combined fixed charges and preference share dividends to earnings ratios because, to date, the Prudential group has not issued preference shares and consequently has not paid any preference share dividends.

CAPITALIZATION AND INDEBTEDNESS

        The table below sets forth our consolidated capitalization as of December 31, 2003. You should read this table in conjunction with the consolidated financial statements and the notes related thereto.

	As of December 31, 2003
	(In £ Millions)	(In $ Millions)[1]
Short-term debt	1,093	1,946
Long-term debt	3,018	5,372

Total debt[2]	4,111	7,318

Ordinary share capital[3]	100	178
Share premium	553	984
Retained profit and loss reserve	2,625	4,672

Total shareholders' funds	3,278	5,834

Total capitalization	7,389	13,152

	As of December 31, 2003
	(In £ Millions)	(In $ Millions)[1]
Core structural borrowings:
Parent company and finance subsidiaries	2,427	4,320
Jackson National life surplus notes	140	249
Structural borrowings of U.K. banking operations	451	803
Global commercial paper program[4]	1,064	1,894
Medium term notes[4]	10	18
Other borrowings	19	34

Total debt	4,111	7,318

1.
Amounts stated in U.S. dollars have been translated from pounds sterling at the rate of $1.78 per £1.00 (the noon buying rate in New York City on December 31, 2003).

2.
Total debt comprises the items set forth in the table above. All of this debt is unsecured. Of this debt, £171 million has been issued by finance subsidiaries of the Prudential group and has been guaranteed by Prudential plc. The remainder of the debt is not guaranteed. Debt arising from long-term business operations and trading debt items, such as Egg debt securities, Jackson National Life funding arrangements and non-recourse borrowings issued by investment subsidiaries managed by PPM America, have been excluded.

3.
At May 6, 2004, the authorized and unissued preference share capital of Prudential plc was 2,000,000,000 sterling preference shares of £0.01 each, $20,000,000 divided into dollar preference shares of $0.01 each and €20,000,000 divided into euro preference shares of €0.01 each.

4.
These commercial paper and medium-term note borrowings are issued by Prudential plc and support a short-term fixed income securities reinvestment program.

        The aggregate amount of outstanding Prudential plc debt (excluding subsidiary debt) as at May 31, 2004, the most recent practicable date prior to the date of this prospectus, was £3,655 million. Of this amount, (i) no debt was secured, (ii) senior debt ranking equally with any Senior Debt Securities that may be issued pursuant to this prospectus totaled £2,351 million, (iii) debt ranking senior to any Dated Subordinated Debt Securities that may be issued pursuant to this prospectus totaled £2,351 million and (iv) debt ranking senior to any Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities that may be issued pursuant to this prospectus totaled £3,121 million.

        Debt of our subsidiaries that would at May 31, 2004 effectively rank senior to any Senior Debt Securities and Subordinated Debt Securities that may be issued pursuant to this prospectus totaled £799 million. The equivalent amount including debt issued by long-term business operations and trading debt items such as Egg debt securities and Jackson National Life funding arrangements at May 31, 2004 was £6,827 million.

DESCRIPTION OF THE DEBT SECURITIES

        Debt securities offered pursuant to this prospectus will be issued under either a senior indenture or a subordinated indenture, each of which has been entered into between us, as issuer, and Wilmington Trust Company, as senior trustee and Citibank, N.A., as subordinated trustee, respectively. Senior debt securities ("Senior Debt Securities") will be issued under the senior indenture and subordinated debt securities ("Subordinated Debt Securities") will be issued under the subordinated indenture. We refer to Senior Debt Securities and Subordinated Debt Securities together as "debt securities" and the senior indenture and the subordinated indenture as the "indentures."

        The following summary of certain provisions of the debt securities and the indentures, and any such summary in any prospectus supplement, do not purport to be complete and are subject, and qualified by reference, to all the provisions of the debt securities and the relevant indenture. As used in this description, the holder of a debt security is the registered owner of that security.

        Forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. You should read the indentures for a more complete understanding of the provisions we describe. Please see "Where You Can Find More Information About Us" for information on how to obtain copies of the indentures.

        We describe in this section the general terms that will apply to any debt securities that may be offered pursuant to this prospectus. At the time that we offer debt securities, we will describe in the related prospectus supplement the specific terms of the offered debt securities and the extent to which the general terms described in this section apply or do not apply to those securities.

        Capitalized terms used but not otherwise defined herein have the meanings set forth in the indentures.

General

        The indentures do not limit the amount of the debt securities that we may issue thereunder and provide that we may issue debt securities thereunder from time to time in one or more series.

        We may issue Senior Debt Securities, as described in greater detail below. We may also issue Subordinated Debt Securities. Subordinated Debt Securities may:

  •
  have a fixed Stated Maturity or date of redemption ("Dated Subordinated Debt Securities"), or

  •
  have no fixed Stated Maturity or date of redemption and be Subordinated Debt Securities to which the provisions set forth under the heading "Status of the Subordinated Debt Securities—Perpetual Subordinated Capital Securities" do not apply (in which case such Subordinated Debt Securities are referred to as "Perpetual Subordinated Debt Securities") or

  •
  have no fixed Stated Maturity or date of redemption and be Subordinated Debt Securities to which the provisions set forth under the heading "Status of the Subordinated Debt Securities—Perpetual Subordinated Capital Securities" apply (in which case such Subordinated Debt Securities are referred to as "Perpetual Subordinated Capital Securities").

        We will describe the following terms of the particular series of debt securities being offered in the applicable prospectus supplement:

  •
  whether the debt securities are Senior Debt Securities or Subordinated Debt Securities, and if Subordinated Debt Securities, whether they are Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities,

  •
  the designation, aggregate principal amount and authorized denominations of the series of debt securities,

  •
  the percentage or percentages of principal amount at which the debt securities of the series will be issued,

  •
  certain dates or periods, including:

  (a)
  the original issue date or dates or periods during which the debt securities may be issued,

  (b)
  the date or dates (or manner of determining the same), if any, on which, or the range of dates, if any, within which, the principal of (and premium, if any, on) the debt securities of the series is payable and

  (c)
  the record dates, if any, for the determination of holders to whom such principal (and premium, if any, thereon) is payable,

  •
  information with regard to interest, including:

  (a)
  the rate or rates per annum (or the manner of calculation thereof) at which the debt securities of the series shall bear interest (if any),

  (b)
  the date or dates from which such interest shall accrue,

  (c)
  the Interest Payment Dates on which such interest shall be payable (or manner of determining the same) and

  (d)
  the Regular Record Date for the interest payable on any Interest Payment Date,

  •
  the place or places where:

  (a)
  the principal of (and premium, if any, on) and interest or Deferred Interest (as defined below), if any, on debt securities of the series shall be payable,

  (b)
  debt securities of the series may be presented for transfer or exchange and

  (c)
  notices and demands to or upon us may be served,

  •
  the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise,

  •
  our obligation, if any, to redeem, repurchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the terms and conditions in respect thereof,

  •
  the terms and conditions, if any, upon which debt securities of the series may be converted or exchanged into preference shares,

  •
  minimum denomination or denominations in which the debt securities shall be issued,

  •
  with respect to debt securities of a series, if other than the principal amount thereof, the portion of the principal amount of such debt securities of the series which shall be payable upon a redemption prior to Maturity or a declaration of acceleration of the Maturity following an Event of Default, if any, thereof,

  •
  with respect to the Senior Debt Securities of a series, any additional Events of Default (as defined below) and, with respect to the Subordinated Debt Securities of a series, any additional Events of Default, Payment Defaults, Capital Security Defaults or Payment Events (each as defined herein), or whether any Events of Default described below shall not apply,

  •
  any of our additional covenants or agreements with respect to the debt securities of the series or whether any covenants or agreements described below shall not apply,

  •
  in the case of Perpetual Subordinated Capital Securities, additional or differing provisions, if any, with respect to Deferred Interest, Events of Default, Capital Security Defaults, Payment Events, Tax Events, Regulatory Events, Junior Securities, Parity Securities and subordination, together with details for any indemnification or application of alternative coupon satisfaction mechanisms through the issuance of ordinary shares or otherwise,

  •
  if a person other than Wilmington Trust Company or Citibank, N.A. is to act as trustee for the Senior Debt Securities and Subordinated Debt Securities of any series, respectively, the name and location of the corporate trust office of such trustee and, with respect to any debt securities of a series, if a person other than the applicable trustee, in its capacity as principal paying agent for the debt securities, is to act as such agent, the name and location of the principal office of such principal paying agent,

  •
  if other than U.S. dollars, the currency or currency unit in which any payments on the debt securities of the series shall be made or in which the debt securities of the series shall be denominated,

  •
  if the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder thereof, in a currency or currency unit other than that in which such debt securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made,

  •
  the designation of the original Currency Determination Agent, if any, and in what circumstances a certificate of the Currency Determination Agent, or any other certificate, shall be delivered for debt securities of the series,

  •
  the index, if any, used to determine the amount of payments of principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the debt securities of the series,

  •
  if applicable, the fact that the terms of the applicable indenture described below under "Satisfaction and Discharge" will not apply with respect to the debt securities of the series or any modification to such terms,

  •
  if the amount of payments of principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the debt securities of a series may be determined, at our election or the election of a holder thereof, with reference to an index based on a currency or currency unit other than that in which such debt securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined,

  •
  the date as of which any Global Security representing outstanding debt securities of the series shall be dated if other than the date of original issuance of the first security of the series to be issued,

  •
  if applicable, the fact that the terms of the applicable indenture described under "Redemption and Repurchase, Conversion or Exchange—Redemption or Conversion or Exchange of Debt Securities for Tax Reasons" and "Payment of Additional Amounts" below will not apply with respect to the debt securities of the series,

  •
  whether the debt securities of the series shall be issued in whole or in part in the form of a Global Security or Global Securities and, in such case, the Depositary for such Global Security or Global Securities,

  •
  whether any legends shall be stamped or imprinted on all or a portion of the debt securities of a series, and the terms and conditions upon which any such legends may be removed,

  •
  the form of the debt securities of a series (including the terms and conditions of such debt securities),

  •
  in the case of any series of Perpetual Subordinated Capital Securities, the particular terms of such series, including those relating to any alternative coupon satisfaction mechanism, definitive suspension thereof, optional redemption, and such other terms relating to Deferred Interest, Events of Default, Capital Security Defaults, Payment Events, Tax Events, Regulatory Events, Junior Securities, Parity Securities and subordination,

  •
  information with respect to book-entry procedures, if any, and

  •
  any other terms of that series.

        All debt securities of any one series need not be issued at the same time.

        If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of (and premium, if any, on) or interest, if any, on any series of debt securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of debt securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the related prospectus supplement.

        Some of the debt securities may be issued as "Discounted Securities" (providing that upon any redemption prior to Maturity or acceleration of the Maturity thereof, an amount less than the stated principal amount thereof shall become due and payable) to be sold at a substantial discount below their stated principal amount. Any special U.S. federal income tax consequences and U.K. tax consequences and other special considerations applicable to any Discounted Securities will be described in the related prospectus supplement, although a general discussion of the potential tax considerations may be found below under "Taxation".

        Unless otherwise indicated in the prospectus supplement relating to the debt securities of a series, holders of debt securities will not be entitled to any voting rights except as otherwise described herein.

        Unless otherwise indicated in the prospectus supplement relating to the debt securities of a series, the provisions of the indentures and the debt securities do not afford you protection in the event of a highly leveraged or other transaction involving us which might adversely affect you.

Denominations, Registration and Transfer

        Unless the applicable prospectus supplement provides otherwise, we will issue debt securities registered in the name of holders as set out in the books of the security registrar (each, a "Registered Debt Security," or a debt security in "registered form"). Unless the applicable prospectus supplement provides otherwise, Registered Debt Securities will be represented by interests in one or more global securities (each, a "Global Security," or a security in "global form") deposited with a nominee for, and accepted for settlement and clearance by, one or more of DTC and a common depositary for Euroclear and Clearstream, as described under "Global Securities" below. Registered Debt Securities will be issued in such denominations as are specified in the applicable prospectus supplement and a Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding debt securities of the series represented by such Global Security, unless the applicable prospectus supplement provides otherwise.

        In the circumstances described below under "—Securities in Definitive Form," we may physically issue and deliver certificated debt securities, which are referred to as debt securities in "definitive form". Registered Debt Securities of any series issued in definitive form will be exchangeable for other Registered Debt Securities of the same series, of a like aggregate principal amount and tenor and of different authorized denominations. A Registered Debt Security issued in definitive form may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar or at the office of any transfer agent we designate for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge but subject to payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected after the security registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have initially appointed the trustees as the security registrars under the relevant indentures. If a prospectus supplement refers to any transfer agents (in addition to the security registrar) that we have initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

        If the debt securities of a series are redeemed in part, we shall not be required to:

  •
  issue, register the transfer of or exchange debt securities of any such series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of debt securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or

  •
  register the transfer of or exchange any Registered Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Debt Security being redeemed in part.

Global Securities

        The debt securities of a series may be represented in whole or in part by one or more Global Securities that will be registered in the name of, or in the name of a nominee of, and deposited with or on behalf of, DTC or a common depositary for Euroclear and Clearstream (a "Depositary"). Global Securities will be issued in registered form unless the applicable prospectus supplement provides otherwise. Unless and until it is exchanged for debt securities in definitive form, any such Global Security may not be transferred except as a whole by the relevant Depositary to its nominee, or vice versa, or by a nominee to another nominee of such Depositary or, in either case, to a successor of such Depositary or a nominee of such successor.

        The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the related prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit the accounts of persons entitled thereto with the respective beneficial interests in the principal amounts of the debt securities represented by such Global Security. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities, or by us if we offer and sell directly such debt securities. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons who hold interests through participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to transfer beneficial interests in a Global Security.

        So long as the relevant Depositary, or its nominee, is the registered owner of such Global Security, it will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable indenture governing the debt securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture governing such debt securities. Such owners of beneficial interests will not have the direct right to act upon any solicitation for actions from holders of the debt securities and will be permitted to act only to the extent appropriate proxies to do so from DTC, Euroclear or Clearstream, as applicable, have been received. Similarly, upon the occurrence of an Event of Default, unless and until debt securities in definitive form are issued, owners of beneficial interests in Global Securities will be restricted to acting only to the extent appropriate proxies have been received from DTC, Euroclear or Clearstream, as applicable.

        Any payments of principal, premium or interest on debt securities registered in the name of a Depositary or its nominee will be made to it as the registered owner of the Global Security representing such debt securities. Neither we, nor any of the applicable trustees, paying agents or security registrars for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the debt securities of such series represented by such Global Security as shown on the records of such Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities payable to bearer or registered in "street name", and will be the responsibility of such participants.

Securities in Definitive Form

        If a Depositary for a Global Security in respect of a series of debt securities is at any time unwilling or unable to continue as depositary, and we do not appoint a successor depositary within 120 days, or in the event of our winding up we fail to make any payment on any debt securities when due, and the applicable trustee has received notice from the registered owner of such Global Security requesting the exchange of a specified amount of such debt securities for debt securities of such series in definitive form, we will issue Registered Debt Securities in respect of the debt securities of such series in definitive form in exchange for the Global Security representing such series of debt securities.

        We may at any time and in our sole discretion determine that the Registered Debt Securities in respect of the debt securities of any series represented by one or more Global Securities, shall no longer be represented by such Global Security or Securities. In such event, we will issue Registered Debt Securities in respect of the debt securities of such series in definitive form. Further, if we so specify with respect to the debt securities of a series, you may, on terms acceptable to us and the Depositary for such Global Security, receive Registered Debt Securities of such series in definitive form.

        In any such instance, you will be entitled to physical delivery in definitive form of securities of the series of debt securities represented by such Global Security, equal in principal amount to your beneficial interest, and to have such securities registered in your name.

        Debt securities of any series so issued in definitive form will only be issued as Registered Debt Securities in authorized minimum denominations and bearing any applicable restrictive legend. We believe there should be no tax consequences associated with an exchange of Registered Debt Securities in global form for Registered Debt Securities in definitive form.

        If we issue debt securities in definitive form in exchange for a particular Global Security, the relevant Depositary, as holder of that Global Security, will surrender it against receipt of the debt securities in definitive form, cancel the book-entry debt securities of that series, and distribute through DTC, Euroclear or Clearstream, as the case may be, the debt securities in definitive form of that series to the persons and in the amounts specified by DTC, Euroclear or Clearstream, as the case may be.

        To the extent permitted by law, we, the applicable trustees, paying agents or security registrars shall be entitled to treat the person in whose name any debt security in definitive form is registered as the absolute owner. Payments in respect of a debt security in definitive form will be made to the person in whose name the definitive debt security is registered as it appears in the register for that series. They will be made by check mailed or delivered to the address of the person entitled thereto as such address shall appear in the security register or by wire transfer to an account maintained by the person entitled thereto as specified in the security register. In the event of a redemption, debt securities issued in definitive form should be presented to the applicable paying agent for redemption.

        Holders of debt securities in definitive form will have the direct right to act upon any solicitation for actions from holders of the debt securities, including upon the occurrence of an Event of Default, and will not be required to rely upon receipt of proxies from DTC, Euroclear or Clearstream.

Status of the Senior Debt Securities

        The Senior Debt Securities will constitute our direct, unconditional, unsubordinated and (subject to the provisions set forth under "—Senior Debt Securities—Negative Pledge" below) unsecured obligations. In each case, these obligations shall be without any preference among themselves and will rank at least equally with all of our other unsecured and unsubordinated obligations. This will be subject, in the event of insolvency, to laws of general applicability relating to or affecting creditors' rights. Other unsecured and unsubordinated indebtedness may contain covenants, events of default and other provisions which are different from or which are not contained in the Senior Debt Securities.

Senior Debt Securities—Negative Pledge

        So long as any Senior Debt Securities remain outstanding (as defined in the senior indenture), we will not, and will ensure (so far as we can do so by the proper exercise of our voting and other rights or powers of control exercisable in relation to such company) that the Principal Subsidiary (as defined below) will not, create or permit to exist any mortgage or charge upon the whole or any part of our or its undertaking or assets (other than assets representing the fund or funds we maintain, or as the case may be, the Principal Subsidiary maintains, in respect of long-term business (as defined in the Financial Services and Markets Act 2000)), present or future, to secure payment of any of our present or future Relevant Indebtedness (as defined below), or such Relevant Indebtedness of any of our Subsidiaries, or to secure any guarantee or indemnity in respect thereof, without at the same time securing such outstanding Senior Debt Securities and all amounts payable under the senior indenture in respect thereof equally and ratably with the same security as secures any such Relevant Indebtedness, guarantee or indemnity, or such other security as shall be approved by the holders of at least 75% in principal amount of the outstanding debt securities of that series.

        "Subsidiary" means a subsidiary undertaking of Prudential, within the meaning of Section 258 of the Companies Act 1985 of Great Britain as amended by the Companies Act 1989 of Great Britain ("Section 258"). Section 258 provides that a company will be our subsidiary undertaking where:

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  we hold a majority of its voting rights,

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  we have membership in it and have the right to appoint or remove a majority of its board of directors,

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  we have membership in it and control alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it,

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  we have the right to exercise a dominant influence over the undertaking by virtue of provisions contained in the undertaking's memorandum or articles or by virtue of a control contract, or

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  such company is a subsidiary of any company which is our subsidiary.

        "Principal Subsidiary" means The Prudential Assurance Company Limited for so long as it remains our Subsidiary.

        "Relevant Indebtedness" means any indebtedness for borrowed money (other than indebtedness in the form of sterling debenture stock (as defined in the senior indenture) or indebtedness which has a stated maturity not exceeding one year) which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which, with our agreement or the agreement of any relevant Subsidiary, as the case may be, are quoted, listed, dealt in or traded on a stock exchange or over the counter or other recognized securities market (whether or not distributed by way of private placement) excluding any indebtedness for borrowed money incurred to acquire an asset from outside the Prudential group in respect of which the person to whom such indebtedness is owed has no recourse whatsoever to us or the Principal Subsidiary, as the case may be, for repayment other than recourse for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset.

Status of the Subordinated Debt Securities

General

        If we become bankrupt or are wound up or liquidated, the claims of the holders of Subordinated Debt Securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of our Senior Creditors (as defined below). The Subordinated Debt Securities do not have the benefit of any negative pledge covenant.

        As a result of this subordination, no amount will be payable should we be the subject of any bankruptcy, winding up or liquidation proceedings in England and Wales in respect of claims under the Subordinated Debt Securities of any series until all the claims of our Senior Creditors admitted in such bankruptcy, winding up or liquidation have been satisfied. Also, by reason of subordination, in the event of any such bankruptcy, winding up or liquidation in England and Wales, our creditors who are holders of such senior claims as described above may recover more, ratably, than holders of any such Subordinated Debt Securities and holders of other claims ranking pari passu therewith.

        Currently there is no limitation on the issuance of indebtedness which would constitute claims of our Senior Creditors.

        "Senior Creditor", unless otherwise set forth in the applicable prospectus supplement, means with respect to:

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  Dated Subordinated Debt Securities: (i) any creditors who are unsubordinated creditors with claims admitted in the event of the winding up of the Issuer; (ii) any creditors having claims in respect of liabilities that are, or are expressed to be subordinated, whether only in the event of a winding up or otherwise, to the claims of unsubordinated creditors of the Issuer but not further or otherwise; (iii) any creditor who is a holder of Securities other than the Dated Subordinated Debt Securities except those that rank, or are expressed to rank, equally with or junior to such series of Dated Subordinated Debt Securities.

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  Perpetual Subordinated Debt Securities: (i) any creditors who are our unsubordinated creditors with claims admitted in the event of our winding up; (ii) any creditors having claims in respect of liabilities that are, or are expressed to be subordinated, whether only in the event of a winding up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise; (iii) any creditor who is a holder of Debt Securities other than the Perpetual Subordinated Debt Securities except those that rank, or are expressed to rank, equally with or junior to such series of Perpetual Subordinated Debt Securities.

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  Perpetual Subordinated Capital Securities: (i) any creditors who are our unsubordinated creditors with claims admitted in the event of our winding up; (ii) any creditors having claims in respect of liabilities that are, or are expressed to be subordinated, whether only in the event of a winding up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise; (iii) any creditor who is a holder of Debt Securities other than the Perpetual Subordinated Capital Securities except those that are expressed to rank equally with or junior to such series of Perpetual Subordinated Capital Securities; and (iv) all other creditors having claims, including other such creditors holding subordinated debt securities, except those that rank, or are expressed to rank, equally with (including holders of Parity Securities) or junior to (including holders of Junior Securities) the claims of any holder of Perpetual Subordinated Capital Securities of such series.

Dated Subordinated Debt Securities

        The Dated Subordinated Debt Securities will constitute our unsecured subordinated obligations without any preference among themselves.

        In the event we are the subject of any bankruptcy, winding up or liquidation proceedings, if the amounts payable with respect to the Dated Subordinated Debt Securities and any claims ranking pari passu with any such debt securities are not paid in full, the holders of any such debt securities and holders of other claims ranking pari passu with any such debt securities will share ratably in any distribution of our assets in proportion to the respective amounts to which they are entitled.

Perpetual Subordinated Debt Securities

        The Perpetual Subordinated Debt Securities will constitute our unsecured subordinated obligations without any preference among themselves.

        If we become bankrupt or are wound up or liquidated, the amount payable with respect to the Perpetual Subordinated Debt Securities shall be determined by calculating the amount, if any, as would have been payable in respect thereof as if on the day prior to the commencement of the winding up and thereafter, the holders of the Perpetual Subordinated Debt Securities were the holders of our most senior class of preference shares having a preferential right to a return of assets in the winding up over the holders of all issued classes of share capital (including all classes of our issued preference shares) for the time being, assuming that such preference shares were entitled (to the exclusion of all other rights or privileges) to receive as a return of capital in such winding up an amount equal to the principal amount of the Perpetual Subordinated Debt Securities then outstanding together with premium, if any, and interest accrued to the date of the repayment, if any. If such amounts and any claims ranking pari passu with such amounts are not paid in full, the holders of such debt securities and claims will share ratably in any such distribution of our assets in proportion to the respective amounts to which they are entitled.

Perpetual Subordinated Capital Securities

        The Perpetual Subordinated Capital Securities will constitute our unsecured subordinated obligations without any preference among themselves.

        If we become bankrupt or are wound up or liquidated, the amount payable with respect to the Perpetual Subordinated Capital Securities shall be determined by calculating the amount, if any, as would have been payable in respect thereof as if on the day prior to the commencement of the winding up and thereafter, the holders of the Perpetual Subordinated Capital Securities were the holders of preference shares in our capital having a preferential right to a return of assets in the winding up over the holders of our ordinary shares (but pari passu with the holders of our most senior ranking class of issued preference shares, if any, except to the extent such preference shares represent claims of Senior Creditors) assuming that such preference shares were entitled (to the exclusion of all other rights or privileges) to receive as a return of capital in such winding up an amount equal to the principal amount of the Perpetual Subordinated Capital Securities then outstanding together with premium, if any, interest accrued to the date of repayment, if any, and to the extent specified in the applicable prospectus supplement, Deferred Interest, if any. If such amounts and any claims ranking pari passu with such amounts are not paid in full, the holders of such debt securities and claims will share ratably in any such distribution of our assets in proportion to the respective amounts to which they are entitled.

        The effect of using this method to calculate the amount payable with respect to the Perpetual Subordinated Capital Securities is that, in the event of a bankruptcy or similar event, the claims of the holders of Perpetual Subordinated Capital Securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of the holders of Dated Subordinated Debt Securities and Perpetual Subordinated Debt Securities and any claims ranking pari passu with such Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities.

Currency

        To the extent that holders of the debt securities are entitled to any recovery with respect to the debt securities in any bankruptcy, winding up or liquidation, it is unclear whether such holders would be entitled in such proceedings to a recovery in dollars or currencies other than pounds sterling and, as a general matter, the right to claim for any amounts payable on debt securities may be limited by applicable insolvency law.

Payments on Debt Securities

        The applicable prospectus supplement will specify the date on which we will pay interest, if any, and, in the case of the Senior Debt Securities and the Dated Subordinated Debt Securities, the date for payments of principal (and premium, if any, thereon) on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how such rate or rates will be calculated.

Dated Subordinated Debt Securities and Perpetual Subordinated Debt Securities

        Unless otherwise provided in the applicable prospectus supplement, if we do not pay an installment of interest on an Interest Payment Date with respect to any Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, or do not pay all or any part of the principal of (or premium, if any, on) any such Subordinated Debt Securities on the Stated Maturity (if any) or any other date set for redemption, the obligation to make such payment on such Interest Payment Date, Stated Maturity or other date set for redemption, as the case may be, shall be deferred until:

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  in the case of a payment of interest, the date upon which we pay a dividend on any class of our share capital or we make any payment on any series of debt securities ranking junior to or pari passu with such series of Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities (a "Deferred Interest Payment Date") or, in the case of the Dated Subordinated Debt Securities, the earlier to occur of the Stated Maturity for the payment of principal or the Deferred Principal Payment Date (as defined below), as the case may be, and

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  in the case of a payment of principal (or premium, if any), the first Business Day after the date that falls six months after such payment was originally due (a "Deferred Principal Payment Date").

        No payment of interest so deferred will accrue interest. No payment so deferred shall be treated as due for any purpose until the Deferred Interest Payment Date or Deferred Principal Payment Date, as the case may be, and accordingly, no such deferral will constitute an Event of Default, Payment Default or Payment Event.

        If so provided in the applicable prospectus supplement and notwithstanding any other provision of the Dated Subordinated Debt Securities, we may be entitled by notice in writing to the subordinated trustee, such notice a "Deferral Notice," to defer the due date for payment of any principal (or premium, if any, on) or interest in respect of any series of Subordinated Debt Securities if the U.K. Financial Services Authority has requested or required us to make that deferral. As a result, we would not have to make that payment on the date that it would otherwise have become due and payable.

        We envisage that the U.K. Financial Services Authority would request the deferral of payments if it were concerned about our solvency or capital position. In such a situation, we would also expect the U.K. Financial Services Authority to take into consideration our views regarding the impact that such a deferral could have. These deferrals could be optional or mandatory.

        The terms and conditions of the Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities could all include provisions which entitle us to the optional deferral of payments under certain circumstances. For example, these circumstances would occur when our board of directors determines that our distributable profits are insufficient for paying dividends or if we failed to meet capitalization ratios calculated on the basis of regulatory requirements. Whether we would exercise the right to defer payments under such circumstances would depend on our overall financial and trading situation, the general market environment, and the likely impact of such a deferral. The terms and conditions of the Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities could also include mandatory requirements to defer payments. For example, these mandatory payment deferrals would be triggered by our failure to meet regulatory capital requirements.

Perpetual Subordinated Capital Securities

        Interest on the Perpetual Subordinated Capital Securities will, to the extent set forth in the applicable prospectus supplement, be payable on each Compulsory Interest Payment Date (as defined below). The prospectus supplement will specify the interest rate or rates and how such rate or rates will be calculated.

        We will have no obligation to make any payments on an Optional Interest Payment Date (as defined below), and any failure to make such payments shall not constitute an Event of Default, Capital Security Default or Payment Event. Any interest not paid on any Optional Interest Payment Date, together with any interest not paid because either the Solvency Condition is not met or because we are prohibited from making a payment of interest under the terms of any Parity Securities together with any other accrued but unpaid interest for previous Interest Periods shall, if so provided in the applicable prospectus supplement, constitute collectively "Deferred Interest" so long as the same remains unpaid. See "—Events of Default and Defaults—Subordinated Debt Securities" below. Deferred Interest and interest, if any, on Deferred Interest, with respect to the Perpetual Subordinated Capital Securities will be payable only pursuant to the alternative coupon satisfaction mechanism discussed in the applicable prospectus supplement and in such circumstances and in such manner as are set forth therein.

        "Compulsory Interest Payment Date" means, in respect of the Perpetual Subordinated Capital Securities, any Interest Payment Date on which (i) we satisfy the Solvency Condition, (ii) the Issuer is not prohibited from making such payment under the terms of any Parity Securities, and (iii) which is not an Optional Interest Payment Date.

        "Optional Interest Payment Date" shall have the meaning attributable to such term in the applicable prospectus supplement.

Solvency Condition

        Except in a winding up, if applicable, or if the U.K. Financial Services Authority has indicated that it has no objection to such payment, any payments of principal, premium, if any, interest, if any, or Deferred Interest, if any, in respect of the Subordinated Debt Securities of any series are conditional upon our satisfying the Solvency Condition at the time of and immediately after any such payment, and no principal, premium, if any, interest, if any, or Deferred Interest, if any, shall be payable in respect of any series of such debt securities and neither we nor any of our Subsidiaries, as applicable, may redeem or repurchase any of the debt securities of any such series except to the extent that we would satisfy the Solvency Condition both at the time of and immediately after, any such payment, redemption or repurchase.

        "Solvency Condition" means, unless otherwise set forth in the applicable prospectus supplement, that, at the relevant time, we are solvent by virtue of:

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  our being able to pay debts to Senior Creditors as they fall due and

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  our total Assets (as defined below) exceeding our total Liabilities (as defined below), other than our Liabilities to persons who are not Senior Creditors, by at least 4% or such other percentage specified by the U.K. Financial Services Authority from time to time as the Regulatory Capital Requirement (or such other percentage specified by us in the applicable prospectus supplement).

        "Assets" means the total amount of our non-consolidated gross assets as shown by our latest published balance sheet, but adjusted as specified in the subordinated indenture, including for contingencies and subsequent events, and to such extent as the person or persons giving the relevant Solvency Condition report may determine.

        "Liabilities" means the total amount of our non-consolidated gross liabilities as shown by our latest published balance sheet, but adjusted, as specified in the subordinated indenture, including for contingencies and subsequent events, and to such extent as the person or persons giving the relevant Solvency Condition report may determine.

        "Regulatory Capital Requirement" means any minimum or notional margin of solvency or minimum regulatory capital or capital ratios required for insurance companies, insurance holding companies or financial groups by the U.K. Financial Services Authority or any successor regulatory body.

        A report as to our solvency by two of our directors or our auditors or, if we are in a winding up in England and Wales, our liquidator shall in the absence of proven error be treated and accepted by us, the subordinated trustee and the holders of any such Subordinated Debt Securities as correct and sufficient evidence thereof. Any such report shall be made to the subordinated trustee within 14 days before any such payment is to be made or within six months before any such repurchase or redemption is to be made.

        If the Solvency Condition is not satisfied, the amount of any payment which could otherwise be payable in respect of the Subordinated Debt Securities of any series will be available to meet our losses.

Redemption and Repurchase, Conversion or Exchange

Redemption of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities

        The Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities will be undated and, accordingly, will have no final maturity and may not be repaid except in accordance with the provisions set forth below under "—Redemption or Conversion or Exchange of Debt Securities for Tax Reasons," "—Redemption or Conversion or Exchange of Perpetual Subordinated Capital Securities for Regulatory Reasons," "—Optional Redemption," "—Repurchase" and "Events of Default and Defaults—Subordinated Debt Securities" or as otherwise described in any applicable prospectus supplement.

Redemption or Conversion or Exchange of Debt Securities for Tax Reasons

        Subject, in the case of Subordinated Debt Securities of any series, to our satisfying the Solvency Condition on any applicable date set for redemption, the debt securities of any series may be redeemed, as a whole but not in part, at our option, upon not more than 60 days' nor less than 30 days' prior notice to the holders of such debt securities, at a redemption price equal to 100% of the principal amount thereof (and premium, if any, thereon), together with accrued interest, if any, and Deferred Interest, if any, thereon to the date fixed for redemption, and any debt securities convertible or exchangeable into preference shares may be converted or exchanged as a whole, at our option, upon the occurrence of a Tax Event with respect to such series, unless otherwise provided in the applicable prospectus supplement.

        "Tax Event" means, unless otherwise provided in the applicable prospectus supplement, we determine that (i) in making any interest payments or Deferred Interest payments, as the case may be, in respect of any debt securities, we have paid, or will or would on the next interest payment date be required to pay, Additional Amounts, as described below under "—Payment of Additional Amounts"; (ii) payments, including Deferred Interest Payments, on the next interest payment date in respect of any Perpetual Subordinated Capital Securities would be treated as "distributions" within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom (as amended, re-enacted or replaced); or (iii) as a result of a change in or amendment to the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, including any treaty to which the United Kingdom is a party, or any change in an application or official interpretation of those laws or regulations (including a change or amendment resulting from a holding by a court or tribunal of competent jurisdiction), which change or amendment becomes effective on or after the date of issue of the Perpetual Subordinated Capital Securities, we would not be entitled to claim a deduction in computing our U.K. taxation liabilities in respect of any interest payment (including any Deferred Interest Payment) on the Perpetual Subordinated Capital Securities, or the value of the deduction to us would be materially reduced.

        In the event that we elect to redeem the debt securities of any series upon the occurrence of a Tax Event, we will deliver to the applicable trustee a certificate, signed by two of our authorized officers, evidencing compliance with such provisions and stating that we are entitled to redeem the debt securities of any such series pursuant to the terms of such debt securities and the applicable indenture. We will further be required, before giving a notice of redemption, to deliver to the applicable trustee a written opinion of independent legal counsel of recognized standing in the appropriate jurisdiction, in a form satisfactory to such trustee, confirming that we are entitled to exercise the right of redemption.

        Notice of intention to redeem the debt securities of any series will be given in accordance with the provisions described under "Notices" below and pursuant to the terms of the applicable indenture. If such notice has been given, and subject, in the case of Subordinated Debt Securities of any series to our satisfying the Solvency Condition on the applicable redemption date and, if so required under the applicable U.K. regulatory requirements, providing notice thereof to, and receiving no objection thereto from, the U.K. Financial Services Authority (see below), the debt securities of any such series shall become due and payable on the redemption date specified in such notice and, upon presentation and surrender of such debt securities at the place or places specified in such notice, we shall pay and redeem such debt securities at the places and in the manner therein specified and at the redemption price therein specified together with accrued interest, if any, and Deferred Interest, if any, to the redemption date. From and after the redemption date, unless we shall default in the payment of the redemption price together with accrued interest, if any, and Deferred Interest, if any, the debt securities of any such series called for redemption shall cease to bear interest. If any such debt security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) and, to the extent set out in the applicable prospectus supplement, Deferred Interest, shall, until paid, bear interest from the redemption date at such rate per annum equal to the rate borne by such debt security or, in the case of Discounted Securities, such debt security's Yield to Maturity.

        In the event that we elect to convert or exchange any debt securities convertible or exchangeable into preference shares upon the occurrence of a Tax Event, the applicable prospectus supplement for such debt securities will describe the terms and conditions of the conversion or exchange provisions.

Redemption or Conversion or Exchange of Perpetual Subordinated Capital Securities for Regulatory Reasons

        Subject to our satisfying the Solvency Condition and providing notice thereof to, and receiving no objection from, the U.K. Financial Services Authority (see below), on any applicable date set for redemption, the Dated Subordinated Debt Securities, the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities of any series may be redeemed, in whole but not in part, at our option, upon not more than 60 days' nor less than 30 days' prior notice to the holders of such debt securities, at a redemption price equal to 100% of the principal amount thereof (and premium, if any, thereon), together with accrued interest, if any, and Deferred Interest, if any, thereon to the date fixed for redemption and, unless otherwise provided in the applicable prospectus supplement, any Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities convertible or exchangeable into preference shares may be converted or exchanged as a whole, at our option, if a Regulatory Event is deemed to have occurred.

        Unless the applicable prospectus supplement specifies otherwise, a "Regulatory Event" will be deemed to have occurred if the Dated Subordinated Debt Securities, the Perpetual Subordinated Debt Securities or the Perpetual Subordinated Capital Securities would not be capable of counting as cover for the minimum or notional margin of solvency or minimum capital or capital ratios required of us by any Regulatory Capital Requirement as a result of any change to the Capital Regulations or the application or official interpretation thereof at any relevant time.

        "Capital Regulations" means rules and regulations of the U.K. Financial Services Authority, or any successor regulatory body, that require Prudential plc or any of its EEA Insurance Subsidiaries to meet a Regulatory Capital Requirement including, without limitation, pursuant to the Directive 98/78/EC of the European Union or any legislation, rules or regulations (whether having the force of law or otherwise) in any state within the European Economic Area (which includes the European Union together with Norway, Liechtenstein and Iceland) implementing such directive.

        "EEA Insurance Subsidiary" means any of our Subsidiaries engaged in the insurance business and regulated as such by a member state of the European Economic Area.

        In the event we elect to convert or exchange any debt securities convertible or exchangeable into preference shares upon the occurrence of a Regulatory Event, the applicable prospectus supplement for such debt securities will describe the terms and conditions of the conversion or exchange provisions.

Optional Redemption

        The applicable prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice that we will be required to provide and the prices (and premium, if any, thereon) at which and the dates on which the debt securities may be redeemed. Any notice of redemption of debt securities will state:

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  the date fixed for redemption,

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  the amount of debt securities to be redeemed if we are only redeeming part of the series,

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  the redemption price,

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  that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date and

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  the place or places at which each holder may obtain payment of the redemption price.

Financial Services Authority Consents

        Under U.K. regulatory requirements at the date of this prospectus, any redemption of Subordinated Debt Securities upon the occurrence of a Tax Event or Regulatory Event or repurchase or any optional redemption we or any of our Subsidiaries make of Subordinated Debt Securities of any series may be made only without the objection of the U.K. Financial Services Authority and subject to such conditions as the U.K. Financial Services Authority may impose at the time of any such non-objection.

Repurchase

        Subject to applicable law (including, without limitation, U.S. federal securities law), and subject, in the case of Subordinated Debt Securities of any series, to our satisfying the Solvency Condition on the relevant date, we and any of our Subsidiaries may at any time repurchase debt securities in the open market, by tender to the holders of the securities of that series or by other means. Debt securities of any such series that we or any of our Subsidiaries may purchase may be held, resold or surrendered by the purchaser thereof through us to the applicable trustee or any paying agent for cancellation. See "Status of the Senior Debt Securities—Senior Debt Securities—Negative Pledge" for the definition of Subsidiary.

Payment of Additional Amounts

        Unless the applicable prospectus supplement provides otherwise, we will pay to the holder of any debt security such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, on any such debt security after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by the United Kingdom, or any political subdivision or taxing authority thereof or therein having power to tax, will not be less than the amount provided for in any such debt security to be then due and payable ("Additional Amounts"); provided, however, that the foregoing obligation to pay additional amounts will not apply on account of any tax, assessment, duty or other governmental charge which is payable:

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  otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest, if any, or Deferred Interest, if any, on any such debt security,

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  by reason of such holder or beneficial holder having, or having had, some personal or business connection with the United Kingdom and not merely by reason of the fact that payments are, or for the purposes of taxation are deemed to be, from sources in, or secured in, the United Kingdom,

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  except in the case of our winding up in England, as a result of the relevant debt security being presented for payment in the United Kingdom,

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  as a result of the relevant debt security being presented for payment more than 30 days after the Relevant Date except to the extent that the relevant holder would have been entitled to such additional amounts on presenting the debt security for payment on such thirtieth day,

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  with respect to a payment to an individual, if the payment is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the meeting of the European Council of Economics and Finance Ministers of November 26-27, 2000 (or any supplemental ECOFIN council meeting relating to such directive) or any law implementing or complying with, or introduced in order to conform to, such directive,

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  on a debt security presented for payment by a holder or beneficial holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a Member State of the European Union or elsewhere,

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  by reason of any estate, excise, inheritance, gift, sales, transfer, wealth or personal property tax or any similar assessment or governmental charge,

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  as a result of the failure of a holder or beneficial holder to satisfy any statutory requirements or make a declaration of non-residence or other claim for exemption,

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  by reason of a change in law or official practice of any relevant taxing authority that becomes effective more than 30 days after the Relevant Date (as defined below) for payment of principal (or premium, if any) or interest, if any, or Deferred Interest, if any in respect of each debt security, or

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  owing to any combination of the above clauses.

        No additional amounts will be paid as provided above with respect to any payment of principal of (or premium, if any, on) or interest, if any, or Deferred Interest, if any, on any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of any such debt security.

        "Relevant Date" means the date on which the payment of principal of (or premium, if any, on) or interest, if any, on or Deferred Interest, if any, on any debt security first becomes due and payable but, if the full amount of the monies payable on such date has not been received by the relevant paying agent or as it shall have directed on or prior to such date, the "Relevant Date" means the date on which such monies shall have been so received.

Payment and Paying Agents

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, on Registered Debt Securities (other than a Global Security) will be made at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made to any or all holders:

  •
  by check mailed or delivered to the address of the person entitled thereto as such address shall appear in the security register or

  •
  by wire transfer to an account maintained by the person entitled thereto as specified in the security register.

        Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on Registered Debt Securities will be made to the person in whose name such Registered Debt Security is registered at the close of business on the Regular Record Date for such interest payment.

        Unless otherwise indicated in an applicable prospectus supplement, the New York office of the senior trustee, in its capacity as paying agent, and/or such other paying agents as are named in the prospectus supplement will be designated as our paying agency for payments with respect to Senior Debt Securities. Unless otherwise indicated in an applicable prospectus supplement, the New York office of the subordinated trustee, in its capacity as paying agent, and/or such other paying agents as are named in the prospectus supplement will be designated as our paying agency for payments with respect to Subordinated Debt Securities. Any other paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities of a series will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each Place of Payment for such series; provided that if the debt securities of such series are listed on any stock exchange located outside the United States and such stock exchange shall so require, we will maintain a paying agent in any such required city located outside the United States for the debt securities of such series.

        All moneys we pay to a paying agent for the payment of principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, on any debt security or in respect of any other additional payments thereon which remains unclaimed at the end of two years after such principal, premium or interest or additional payments shall have become due and payable will (subject to applicable laws) be repaid to us and the holder of such debt security will thereafter look only to us for payment thereof.

Events of Default and Defaults—Senior Debt Securities

        Unless the applicable prospectus supplement provides otherwise, an "Event of Default" with respect to each series of Senior Debt Securities shall result if:

  1.
  We do not pay any principal (or premium, if any) on any Senior Debt Security of that series on the due date for payment, or default is made on the payment of interest, and, in each case, such default continues for a period of 14 days from the due date for payment,

  2.
  Any covenant or warranty in the senior indenture (other than as stated above with respect to payments when due) has been breached in any material respect and that breach has not been remedied within 30 days of receipt by us of a written notice from the senior trustee, or receipt by us and the senior trustee of written notice of such breach from holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, requiring that the breach be remedied,

  3.
  Either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders' resolution is validly adopted, for our winding up or for the winding up of the Principal Subsidiary (except, in the case of the Principal Subsidiary, for the purposes of, or in connection with, a reconstruction or amalgamation the terms of which have previously been approved in writing by the holders of at least 75% in aggregate principal amount of the outstanding debt securities of that series or in the event of a voluntary solvent winding up where surplus assets are available for distribution),

  4.
  We or the Principal Subsidiary stop or threaten to stop payments to creditors generally or we or the Principal Subsidiary cease or threaten to cease to carry on our or its business or substantially the whole of our or its business (except for the purposes of, or in connection with, a reconstruction or amalgamation the terms of which have previously been approved in writing by the holders of at least 75% in aggregate principal amount of the outstanding debt securities of that series or, in the case of the Principal Subsidiary, in the event of a voluntary solvent winding up where surplus assets are available for distribution),

  5.
  An encumbrancer takes possession or an administrative or other receiver or an administrator is appointed of the whole or any substantial part of our undertaking, property and assets or the whole or substantial part of the undertaking, property and assets of the Principal Subsidiary, or if a distress or execution is levied or enforced upon or sued out against the whole or any substantial part of our chattels or property or the whole or substantial part of the chattels or property of the Principal Subsidiary and, in the case of any of the foregoing events, is not discharged within 60 days,

  6.
  We or the Principal Subsidiary are unable to pay debts within the meaning of Section 123(2) of the Insolvency Act 1986,

  7.
  Our indebtedness or the indebtedness of the Principal Subsidiary for moneys borrowed (as defined below), which indebtedness in respect of any single company has an outstanding aggregate principal amount of at least £30,000,000 (or its equivalent in any other currency or currencies) is not paid on its due date as extended by any applicable grace period and following a demand therefor, or is declared to be or automatically becomes, due and payable prior to its stated maturity by reason of default or if any guarantee or indemnity in respect of indebtedness for moneys borrowed of any third party that we or the Principal Subsidiary have given (having in respect of any single company an outstanding aggregate principal amount as aforesaid) is not honored when due and called upon and, in any such case, our liability or the liability of the Principal Subsidiary, as the case may be, to make payment is not being contested in good faith or

  8.
  The Principal Subsidiary shall cease to be our Subsidiary, except pursuant to an amalgamation, reconstruction or winding-up the terms of which have previously been approved in writing by the holders of at least 75% in aggregate principal amount of the outstanding debt securities of that series or a voluntary solvent winding-up where surplus assets are available for distribution.

        "Indebtedness for moneys borrowed" means the principal amount of (i) all moneys borrowed and (ii) all debentures (together in each case with any fixed or minimum premium payable on final redemption or repayment) which neither we nor any of our Subsidiaries beneficially owns for the time being.

        If an Event of Default occurs and is continuing, the senior trustee or the holders of at least 25% of the outstanding debt securities of that series may, at their discretion, declare the outstanding debt securities of that series to be due and repayable immediately (and the outstanding debt securities of that series will thereby become due and repayable) at their outstanding principal amount (or such other repayment amount as may be specified in or determined in accordance with the applicable prospectus supplement) together with accrued interest, if any (and premium, if any, thereon) as provided in the applicable prospectus supplement. The senior trustee may, at its discretion and without further notice, institute such proceedings as it may think suitable against us to enforce payment.

        Subject to the senior indenture provisions for the indemnification of the senior trustee, the holder(s) of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the senior trustee for any remedy available to the senior trustee or exercising any trust or power conferred on the senior trustee with respect to the debt securities of the series. However, the senior trustee may refuse to follow any direction that is in conflict with any rule of law or the senior indenture or is unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction or which would subject the senior trustee to personal liability. The senior trustee may also take any other action, consistent with the direction, that it deems proper.

        The holder(s) of a majority, or any greater requisite amount, as the case may be, of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any Event of Default with respect to the series, except any default in respect of either:

  •
  the payment of principal of, or any premium, or interest, on any Senior Debt Securities or

  •
  a covenant or provision of the senior indenture which cannot be modified or amended without the consent of each holder of the outstanding Senior Debt Securities of that series.

        The senior trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on the affected Senior Debt Securities, the senior trustee will be entitled to withhold such notice if it determines in good faith that withholding of the notice is in the interest of the holder(s) of such series.

        We will furnish the senior trustee with an annual certificate of certain of our officers certifying, to the best of their knowledge, whether we are, or have been, in default and specifying the nature and status of any such default. In addition, we are required to provide the senior trustee with written notice within five days of our becoming aware of any Event of Default, or default that could mature into an Event of Default, under the senior indenture.

        Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the senior trustee's consent, to sue for any payments due but unpaid with respect to such holder's Senior Debt Securities.

        Beneficial owners of Senior Debt Securities held in street name should consult their banks or brokers for information on how to give notice or direction to or make a request of the senior trustee and how to waive an Event of Default.

Events of Default and Defaults—Subordinated Debt Securities

        An "Event of Default" with respect to each series of Subordinated Debt Securities shall only occur if (i) an order is made by a court of competent jurisdiction and is not successfully appealed within 30 days of the making of such order, or an effective shareholders' resolution is validly adopted, for our winding up (except in the case of a winding up solely for the purpose of a reconstruction or amalgamation or substitution in place of Prudential of a successor in business in each case where the Subordinated Debt Securities remain outstanding and are assumed by such successor in business on terms previously approved in writing by the holders of not less than 75% in aggregate principal amount of the outstanding Subordinated Debt Securities of that series); or (ii) any other events of default provided with respect to securities of that series as set forth in the applicable supplemental indenture. If any such Event of Default with respect to any particular series of Subordinated Debt Securities occurs and is continuing, the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of that series may declare the entire principal amount of (including premium, if any, on), or (in the case of Discounted Securities) such lesser amount as may be provided for with respect to such debt securities, all the Subordinated Debt Securities of that series to be due and payable immediately, by a notice in writing to us (and to the subordinated trustee if given by holders).

        Unless otherwise provided in the applicable prospectus supplement, upon any such declaration of acceleration such principal or such lesser amount, as the case may be, including premium, if any, thereon, together with any accrued interest and all other amounts owing thereunder, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which we have expressly waived. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration.

        A "Payment Default" with respect to a series of Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities shall, unless otherwise provided in the applicable prospectus supplement, occur if we fail to pay, or set aside, principal of (or premium, if any, on) or accrued interest, if any, on any such Subordinated Debt Security when due, and such failure continues for 14 days, provided that, unless otherwise provided in the applicable prospectus supplement,

  •
  if we do not pay, or set aside, an installment of interest on an Interest Payment Date with respect to any Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, or

  •
  if we do not pay, or set aside, all or any part of the principal of (or premium, if any, on) any such Subordinated Debt Securities on the Stated Maturity (if any) or any other date set for redemption, then, the failure to make or set aside such payment shall not constitute a Payment Default and the obligation to make such payment shall be deferred until (i) in the case of a payment of interest, the applicable Deferred Interest Payment Date and (ii) in the case of a payment of principal (or premium), the Deferred Principal Payment Date.

        If any Payment Default shall occur, the subordinated trustee may commence:

  •
  a proceeding in England and Wales (but not elsewhere) for our winding up or

  •
  a judicial proceeding for the collection of the sums so due and unpaid, provided that the subordinated trustee may not declare the principal amount of any outstanding Subordinated Debt Security to be due and payable.

        A "Capital Security Default" with respect to a series of Perpetual Subordinated Capital Securities shall, unless otherwise provided in the applicable prospectus supplement, occur if:

  •
  we fail to pay or set aside for payment the amount due to satisfy any interest payment on a Compulsory Interest Payment Date, and such failure continues for 14 days or

  •
  we fail to pay or set aside a sum to provide for payment of the principal amount of such Perpetual Subordinated Capital Securities, any accrued but unpaid interest and any Deferred Interest on a date set for redemption, as may be postponed from time to time, and such failure continues for 14 days, provided that,

  •
  if we do not pay, or set aside, an installment of interest of any Compulsory Interest Payment Date, or

  •
  if we do not pay, or set aside, all or any part of the principal of (or premium, if any, on), any accrued but unpaid interest and any Deferred Interest on any such Perpetual Subordinated Capital Securities on a date set for redemption, then, the failure to make or set aside such payment shall not constitute a Capital Security Default and the obligation to make such payment shall be deferred until (i) in the case of a payment of interest, the date upon which we pay a dividend on any class of our share capital or we make any payment on any series of debt securities ranking junior to or pari passu with such series of Perpetual Subordinated Capital Securities and (ii) in the case of a payment of principal (or premium, if any), any accrued but unpaid interest or any Deferred Interest on a date set for redemption, the first Business Day after the date that falls six months after such payment was originally due.

        If any Capital Security Default shall occur and is continuing in respect of any series of Perpetual Subordinated Capital Securities, the subordinated trustee may commence

  •
  a proceeding in England and Wales (but not elsewhere) for our winding-up or

  •
  a judicial proceeding for the collection of the sums so due and unpaid, provided that the subordinated trustee may not declare the principal amount of any outstanding Perpetual Subordinated Capital Securities to be due and payable.

        A "Payment Event" shall, unless otherwise provided in the applicable prospectus supplement, occur when a relevant payment of principal or interest in respect of a Subordinated Debt Security would have become due, but for the Solvency Condition not being satisfied, and such failure continues for fourteen days following the date on which such payment is due, and the Solvency Condition is not satisfied at the end of such fourteen-day period. In this event, such failure to pay will not constitute a Payment Default or Capital Security Default, as the case may be, but instead will constitute a "Payment Event." However, it shall not be a Payment Event, Payment Default or Capital Security Default if such sums were not paid in order to comply with a statute, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such statute, regulation or order, it shall not be a Payment Event, Payment Default or Capital Security Default if we act on the advice given to us and to the subordinated trustee, in the form of a legal opinion acceptable to the subordinated trustee. However, the subordinated trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises that the action is appropriate and reasonable. In this case, we shall proceed with the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any statute, regulation or order then the payment shall become due and payable immediately after the subordinated trustee gives us written notice informing it of the determination.

        On any Payment Event, the subordinated trustee may institute proceedings in England and Wales (but not elsewhere) for our winding up, but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums so due and unpaid.

        Subject to the subordinated indenture provisions for the indemnification of the subordinated trustee, the holder(s) of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the subordinated trustee for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee with respect to the debt securities of that series. However, the subordinated trustee may refuse to follow any direction that is in conflict with any rule of law or the subordinated indenture or is unjustly prejudicial to the holder(s) of any Subordinated Debt Securities of that series not taking part in the direction or which would subject the subordinated trustee to personal liability. The subordinated trustee may also take any other action, consistent with the direction, that it deems proper.

        The holder(s) of a majority, or any greater requisite amount, as the case may be, of the aggregate principal amount of the outstanding Subordinated Debt Securities of any affected series may waive any

Event of Default, Payment Default, Capital Security Default and Payment Event with respect to the series, except any default in respect of either:

  •
  the payment of principal of, or any premium, or interest, on any Subordinated Debt Securities or

  •
  a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of each holder of the outstanding Subordinated Debt Securities of that series.

        The subordinated trustee will, within 90 days of an Event of Default, Payment Default, Capital Security Default or Payment Event with respect to Subordinated Debt Securities of any series, give to each holder of the Subordinated Debt Securities of the affected series notice of any such default it knows about, unless such default has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any), or interest or Deferred Interest, if any, on the affected Subordinated Debt Securities, the subordinated trustee will be entitled to withhold such notice if it determines in good faith that withholding of the notice is in the interest of the holder(s) of such series.

        If we fail to perform or observe any of our respective obligations or covenants under any series of Subordinated Debt Securities or the subordinated indenture (other than any obligation or covenant (i) with respect to the payment of any principal or interest on the Subordinated Debt Securities of such series or (ii) which has expressly been included in the subordinated indenture solely for the benefit of Subordinated Debt Securities other than the Subordinated Debt Securities of such series) and such failure continues for a period of 30 days after the date on which there has been given, by registered or certified mail, to us by the subordinated trustee or to us and the subordinated trustee by the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of such series a written notice specifying such default or breach and requiring it to be remedied, then the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of such series may institute such proceedings or take such other actions as they shall determine in their sole discretion to enforce such obligation or covenant; provided that we shall not as a consequence of such proceedings or other actions be obliged to pay any sum or sums representing or measured by reference to the principal or interest in respect of the Subordinated Debt Securities of such series sooner than the same would otherwise have been due and payable.

        We will furnish the subordinated trustee with an annual certificate of certain of our officers certifying, to the best of their knowledge, whether we are, or have been, in default and specifying the nature and status of any such default. In addition, we are required to provide the subordinated trustee with written notice within five days of our becoming aware of any Event of Default, or default that could mature into an Event of Default, under the subordinated indenture.

        By acceptance of the Subordinated Debt Securities, holders of such Subordinated Debt Securities and the subordinated trustee, on behalf of such holders, will be deemed to have waived any right of set-off or counterclaim that such holders might otherwise have against us whether prior to or in any such bankruptcy or winding up. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of Subordinated Debt Securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or subordinated trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or subordinated trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place.

        Holders of Subordinated Debt Securities of any series may not enforce the subordinated indenture or Subordinated Debt Securities, except as described in the preceding paragraphs; provided that each holder of Subordinated Debt Securities will have the right to institute suit for the enforcement of payment of the principal of (and premium, if any, on) and interest, including Deferred Interest, as may be set forth in the applicable prospectus supplement, if any, on such Subordinated Debt Securities on the respective Stated Maturities, if any, thereof or on the date any such payment is otherwise due and payable as provided in the subordinated indenture or the Subordinated Debt Securities. Notwithstanding the foregoing, following delivery of a Deferral Notice, in the circumstances and to the extent provided for in the applicable prospectus supplement, we will be entitled to defer the due date for payment of any principal (or premium, if any, on) or interest in respect of any series of Subordinated Debt Securities. As a result, we will not have to make that payment on the date that it would otherwise have become due and payable.

Judgment Currency

        A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. The statutory law of the State of New York provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

        If, for the purpose of obtaining a judgment in any court with respect to any of our obligations under the applicable indenture or debt security, as the case may be, it shall become necessary to convert into any other currency or currency unit any amount due under such indenture or debt security, as the case may be, then the conversion shall be made by the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the "Judgment Date"). If pursuant to any such judgment, conversion shall be made on a date (the "Substitute Date") other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the indentures require us to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount then due under such indenture or debt security, as the case may be. We will not, however, be required to pay more in the currency or currency unit due under such indenture or debt security, as the case may be, at the Market Exchange Rate as in effect on the Judgment Date than the amount stated in U.S. dollars to be due under such indenture or debt security, as the case may be, so that in any event our obligations under such indenture or debt security, as the case may be, will be effectively maintained as obligations in U.S. dollars and we shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

Consolidation, Merger and Sale or Lease of Assets

        So long as any debt security of a series remains outstanding, we may not consolidate or amalgamate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person (as defined in the indentures) unless:

  •
  the corporation formed by such consolidation or amalgamation or into which we are merged, or the person which acquires, leases or is the transferee of or recipient of the conveyance of substantially all or all of our properties and assets, shall:

  (a)
  be a corporation or other person organized and validly existing under the laws of any country that is a member of the Organisation for Economic Co-operation and Development (as the same may be constituted from time to time) and

  (b)
  expressly assume, by an amendment to the applicable indenture that is executed and delivered in form reasonably satisfactory to the applicable trustee, with any amendments or revisions necessary to take account of the jurisdiction in which any such corporation or other person is organized (if other than England and Wales),

      (i)
      the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on and Deferred Interest, if any, on all of the debt securities of such a series,

      (ii)
      the performance of every covenant of the applicable indenture (other than a covenant included in the applicable indenture solely for the benefit of a series of debt securities other than such debt securities) and of such debt securities on our part to be performed,

      (iii)
      such assumption shall provide that such corporation or person shall pay to the holder of any such debt securities such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, on and Deferred Interest, if any, on such debt securities will not be less than the amounts provided for in such debt securities to be then due and payable and

      (iv)
      with respect to (iii) above, such obligation shall extend to any deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by the United Kingdom or the country in which any such corporation or person is organized or any district, municipality or other political subdivision or taxing authority thereof (subject to the limitations contained in "Payments of Additional Amounts" above, as applied to such corporation or person and, if applicable, such other country),

  •
  immediately after giving effect to such transaction, no Event of Default with respect to Senior Debt Securities of such a series or no Event of Default, Payment Default, Capital Security Default or Payment Event with respect to Subordinated Debt Securities of such a series, as the case may be, and no event which, after notice or lapse of time, or both, would become an Event of Default, Payment Default, Capital Security Default or Payment Event, as the case may be, with respect to such debt securities, shall have occurred and be continuing and

  •
  we have delivered to the applicable trustee a certificate signed by two duly authorized officers and an opinion of counsel each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such amendment to the applicable indenture evidencing the assumption by such corporation or person comply with the applicable indenture and that all conditions precedent provided for in the applicable indenture relating to such transaction have been met.

        Upon any such consolidation, amalgamation or merger, or any such conveyance, transfer or lease, the successor corporation or person will succeed to, and be substituted for, and may exercise all of our rights and powers under the applicable indenture with the same effect as if such successor corporation or person had been named as the issuer thereunder and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the applicable indenture and such debt securities.

Satisfaction and Discharge

        Except as may otherwise be set forth in the prospectus supplement relating to the debt securities of a series, the indentures provide that we will be discharged from our obligations under the debt securities of a series (with certain exceptions) at any time prior to the Stated Maturity, if any, or redemption of such debt securities, including any redemption permitted under the terms of the subordinated indenture relating to any Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities, when:

  •
  we have irrevocably deposited with or to the order of the applicable trustee, in trust,

  (a)
  sufficient funds in the currency, currencies, currency unit or units in which such debt securities are payable (without consideration of any reinvestment thereof) to pay the principal of (and premium, if any, on) and interest, if any, on and Deferred Interest, if any, and Additional Amounts, if any, on such debt securities to the Stated Maturity, if any (or redemption date), or

  (b)
  such amount of U.S. Government Obligations (as defined below) as will, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay when due the principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, and Additional Amounts, if any, to the Stated Maturity, if any (or redemption date) on such debt securities, or

  (c)
  such amount equal to the amount referred to in clause (a) or (b) in any combination of currency or currency unit or U.S Government Obligations and delivered a certificate of a firm of independent public accountants to the applicable trustee verifying that the combination of funds is sufficient for purposes of clause (a) or (b),

  •
  we have paid all other sums payable with respect to such debt securities,

  •
  we have delivered to the applicable trustee an opinion of counsel in form and substance acceptable to the trustee to the effect that:

  (a)
  we have received from, or there has been published by, the Internal Revenue Service a ruling, or

  (b)
  since the date of the applicable indenture there has been a change in applicable U.S. federal income tax law,

    in either case to the effect that, and based upon which such opinion of counsel shall confirm that, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such discharge had not occurred and

  •
  certain other conditions are met.

        Upon such discharge, the holders of the debt securities of such a series shall no longer be entitled to the benefits of the terms and conditions of the applicable indenture and debt securities, except for certain provisions, including registration of transfer and exchange of such debt securities and replacement of mutilated, destroyed, lost or stolen debt securities of such a series, and shall look for payment only to such deposited funds or obligations.

        In addition, under the requirements of the U.K. Financial Services Authority at the date of this prospectus, any such discharge with respect to the Subordinated Debt Securities of any series would require the providing of notice to, and receipt of no objection from, the U.K. Financial Services Authority.

        "U.S. Government Obligations" means non-callable:

  •
  direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America for which its full faith and credit are pledged or

  •
  obligations of a person controlled or supervised by, and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America.

Conversion or Exchange

        The applicable prospectus supplement may provide for the conversion or exchange of Dated Subordinated Debt Securities into preference shares upon the terms and conditions set forth therein. Except as otherwise specified in the applicable prospectus supplement, we will also have the option to convert or exchange, in whole but not in part, the Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities of any series into preference shares upon the terms and conditions set forth in such prospectus supplement.

Supplemental Indentures

        The indentures contain provisions permitting us and the applicable trustee:

  •
  without the consent of the holders of any debt securities issued under the applicable indenture, to execute supplemental indentures for certain enumerated purposes, such as to cure any ambiguity or inconsistency, make any change that does not have a material adverse effect on the rights of any holder of such debt securities or establish the terms of a particular series of debt securities and

  •
  with the consent of the holders of not less than a majority, or any greater requisite amount, as the case may be, in aggregate principal amount of the outstanding debt securities of each series of debt securities issued under the applicable indenture and affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable indenture or of modifying in any manner the rights of holders of any such debt securities under the applicable indenture, provided, that, in each case, no such supplemental indenture may, without the consent of the holder of each such outstanding debt security affected thereby:

  •
  change the Stated Maturity, if any, of the principal of or interest on any such debt security, or change the terms of any Perpetual Subordinated Debt Security or Perpetual Subordinated Capital Security to include a Stated Maturity of the principal amount of any such debt security, or reduce the principal amount of any such debt security or the rate of interest thereon, if any, or the Deferred Interest thereon, if any, or any premium or principal payable upon redemption thereof, or change any of our obligations to pay additional amounts thereon, or change any Place of Payment or time of payment where, or change the currency in which, any such debt security or the principal of or interest, if any, thereon is payable, or reduce the premium payable upon any redemption or repurchase of such debt securities or change the time at which such debt securities may or must be redeemed or repurchased to the detriment of any holder, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity, if any, thereof or the date any such payment is otherwise due and payable (or, in the case of redemption, on or after the redemption date),

  •
  reduce the percentage in aggregate principal amount of such outstanding debt securities of any particular series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences that is provided for in the applicable indenture,

  •
  change the terms and conditions (i) under which the debt securities are convertible or exchangeable into preference shares or (ii) of the preference shares into which debt securities may be convertible or exchangeable, in each case, in any manner that has a material adverse effect on the rights of any holder of such debt securities,

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  change any of our obligations to maintain an office or agency in the places and for the purposes specified in the applicable indenture,

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  modify certain of the provisions of the applicable indenture pertaining to the waiver by holders of such debt securities of defaults and the waiver by holders of such debt securities of certain covenants, except to increase any specified percentage in aggregate principal amount required for any actions by holders of debt securities or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each such debt security affected thereby or

  •
  in the case of Subordinated Debt Securities, change in any manner adverse to the interests of the holders of such outstanding Subordinated Debt Securities the subordination provisions of such Subordinated Debt Securities.

        In addition, a material variation in the terms and conditions of the Subordinated Debt Securities of any series, which may include modifications relating to the status, subordination, redemption, repurchase, Events of Default, Payment Defaults, Capital Security Defaults or Payment Events with respect to such Subordinated Debt Securities, may require the providing of notice to, and receipt of no objection from, the U.K. Financial Services Authority.

Waivers

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities issued under the applicable indenture and affected thereby, may on behalf of the holders of all such debt securities waive our compliance with certain restrictive provisions of the applicable indenture as pertain to our corporate existence, our maintenance of certain agencies or, solely with respect to Senior Debt Securities, as pertain to the negative pledge covenant as described under "Senior Debt Securities—Negative Pledge" above. The holders of not less than a majority, or any greater requisite amount, as the case may be, in aggregate principal amount of the outstanding debt securities of a series issued under the applicable indenture may on behalf of the holders of all such debt securities of such series waive defaults under the applicable indenture, except defaults in the payment of the principal of (and premium, if any, on) and interest, if any, on any such debt security or in respect to a covenant or a provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of such a series.

Further Issuances

        We may from time to time, without notice to or the consent of the holders of the outstanding debt securities of a series, create and issue under the applicable indenture further debt securities of such series ranking pari passu with such outstanding debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities) and so that any further debt securities of such series shall be consolidated and form a single series with the outstanding debt securities of such series and shall have the same terms as to status, redemption or otherwise as such outstanding debt securities.

Notices

        Notices to holders of Registered Debt Securities will be given by mail to the addresses of such holders as they appear in the security register.

Title

        We, the trustees and any of our agents or of the trustees may treat the registered owner of any Registered Debt Security as the absolute owner thereof (whether or not such security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Governing Law

        The senior indenture and the Senior Debt Securities shall be governed by and construed in accordance with the laws of the State of New York.

        In accordance with the guidelines of the U.K. Financial Services Authority, the subordination provisions in the subordinated indenture and the Subordinated Debt Securities will be governed by and construed in accordance with the laws of England and Wales, with the intention that such provisions be given full effect in any insolvency proceeding relating to us in England and Wales. All other provisions in the subordinated indenture and the Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Senior Trustee

        The senior indenture provides that the senior trustee will have no obligations other than the performance of such duties as are specifically set forth in such senior indenture, except that, if an Event of Default has occurred and is continuing, the senior trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the senior indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. The senior trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request of any holder of Senior Debt Securities, unless such holder shall have offered to the senior trustee security and indemnity satisfactory to the senior trustee against any loss, liability or expense, and then only to the extent required by the terms of the senior indenture.

Concerning the Subordinated Trustee

        The subordinated indenture provides that the subordinated trustee will have no obligations other than the performance of such duties as are specifically set forth in such subordinated indenture, except that, if an Event of Default, Payment Default, Capital Security Default or Payment Event has occurred and is continuing, the subordinated trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the subordinated indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. The subordinated trustee will be under no obligation to exercise any of its rights or powers under the subordinated indenture at the request of any holder of Subordinated Debt Securities, unless such holder shall have offered to the subordinated trustee security and indemnity satisfactory to the subordinated trustee against any loss, liability or expense, and then only to the extent required by the terms of the subordinated indenture.

DESCRIPTION OF PREFERENCE SHARES

        The following is a summary of the general terms of the preference shares of any series that may be offered pursuant to this prospectus, including any preference shares that may be issuable upon conversion or exchange of a class of Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities. The preference shares will be offered in the form of American depositary shares ("ADSs"). The general terms of a particular series of preference shares will be summarized in the prospectus supplement relating to the series of preference shares or the debt securities that are convertible or exchangeable into preference shares of that series. The general terms of a particular series of preference shares may differ from the terms stated below, which will be indicated in the relevant prospectus supplement. This summary does not purport to be complete and is subject to, and qualified by, our Articles and any resolutions passed by our board of directors or a committee thereof in connection with an issuance of preference shares. A copy of the Articles has been filed as exhibit to the registration statement and copies of the relevant resolutions will be filed in connection with the applicable prospectus supplement. Currently, we do not have outstanding any series of preference shares.

General

        Under our Articles, our board of directors or a committee authorized by it can authorize the issuance of one or more series of preference shares with such dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions as it sees fit, including dollar-denominated preference shares with a nominal value of $0.01 per share (the "dollar preference shares"), pounds sterling-denominated preference shares with a nominal value of £0.01 per share (the "sterling preference shares") or euro-denominated preference shares with a nominal value of €0.01 per share (the "euro preference shares"), subject to the limitations set out in our Articles. For each preference share of a particular series that is issued, an amount equal to the share's nominal value will be credited to our issued share capital account, and an amount equal to the difference, if any, between the share's issue price and its nominal value in general will be credited to our share premium account.

        Unless otherwise provided in the applicable prospectus supplement, the preference shares of a series will be dollar preference shares with a nominal value per share, dividend rights, redemption price and liquidation value per share stated in U.S. dollar-denominated terms, and will be issued only in fully paid form.

        Unless otherwise provided in the applicable prospectus supplement, the preference shares of any series will initially be issued in bearer form and deposited with Citibank, N.A. (the "depositary bank"), against the issuance of ADSs, evidenced by American Depositary Receipts ("ADRs"), upon receipt of payment for the preference shares. The preference shares of a particular series deposited under the Deposit Agreement will be represented by ADSs of a corresponding series. Preference shares of any series withdrawn from deposit under the Deposit Agreement will be represented by share certificates in registered form without dividend coupons. These share certificates will be delivered at the time of withdrawal. The certificate will be delivered at the time of withdrawal and may be exchanged by the holder for separate share certificates in registered form, without dividend coupons, representing the preference shares of that series. Preference shares of each series that are withdrawn from deposit will be transferable separately. See "Description of American Depositary Receipts."

        The holder may transfer title to preference shares of any series in registered form only by transfer and registration on the register for the preference shares of the relevant series. Preference shares of any series in registered form may not be exchanged, in whole or in part, for preference shares of the series in bearer form. The registration of transfer of preference shares of any series may be made only on the register for the preference shares of the series kept by the registrar at its office in the United Kingdom.

See "Registrar and Paying Agent" below. The registrar will not charge the person requesting the registration a fee. However, the person requesting registration will be liable for any taxes, stamp duties or other governmental charges that must be paid in connection with the registration. English law does not currently limit the right of non-resident or foreign owners to acquire freely preference shares of any series or, when entitled to vote preference shares of a particular series, vote freely the preference shares. There are currently no English laws or regulations that would restrict the remittance of dividends or other payments to non-resident holders of preference shares of any series.

        The preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights summarized below, unless the prospectus supplement relating to the preference shares of a particular series states otherwise. The holder of the preference shares should pay particular attention to the following specific terms relating to his or her particular series of shares, including:

  •
  the designation of the preference shares of the series and number of shares offered in the form of ADSs;

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  the liquidation value per share of the preference shares of the series;

  •
  the price at which the preference shares of the series will be issued;

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  the dividend rate (or method of calculation of the dividend) and the dates on which dividends will be payable;

  •
  any redemption provisions; and

  •
  any other rights, preferences, privileges, limitations and restrictions related to the preference shares of the series.

Dividends

        The holders of the preference shares of a particular series will be entitled to receive any cash dividends declared by us out of the profits available for distribution (which will be determined in accordance with the Articles and the Companies Act 1985) on the dates and at the rates or amounts stated, or as determined by the method of calculation described in the prospectus supplement relating to that series.

        The prospectus supplement relating to each series of preference shares (or, in the case of debt securities convertible or exchangeable into preference shares, the prospectus supplement relating to such debt securities) shall designate whether dividends on the preference shares to be issued, either directly or upon conversion or exchange, are cumulative or non-cumulative.

        Unless the prospectus supplement relating to the preference shares of a particular series states otherwise, if the profits available to us to distribute as dividends are, in our board of directors' opinion, not sufficient to enable us to pay in full on the same date both dividends on the preference shares of the series and the dividends on any other shares that have an equal right to dividends as the preference shares of that series, we are required first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the preference shares, and second, to pay dividends on the preference shares of the series and any other shares ranking equally with the preference shares of that series as to participation in profits pro rata to the amount of the cash dividend scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and, in the event that we issue cumulative preference shares, any arrears on past cumulative dividends on any shares ranking equally in the right to dividends with the preference shares of that series. In accordance with the Companies Act 1985, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realized profits less our accumulated, realized losses.

        The dividend will be calculated by annualizing the applicable dividend amount or rate and dividing by the number of dividend periods in a year. Unless the prospectus supplement relating to the preference shares of a particular series states otherwise, the dividends to be paid will be computed on the basis of a 360-day year of twelve 30-day months for any dividend period that is shorter or longer than a full dividend period and on the basis of the actual number of days elapsed for any partial month.

        In the case of preference shares of any series that we designate as non-cumulative, if a dividend, or a portion of it, on the preference shares of such series is not required to be paid and is not paid on the relevant date scheduled for payment, then holders of preference shares of such series will lose the right they had to a dividend and will not earn any interest on the unpaid amount, regardless of whether dividends on the preference shares of such series are paid for any future dividend period.

        We will fix a date to pay dividends on the preference shares of any series to the record holders who are listed on the register as the holders of the preference shares on the relevant record date. The relevant record date will be between 15 and 60 days prior to the relevant dates for dividend payment fixed by us. Unless the law requires otherwise, we will pay the dividend in the form of a U.S. dollar check drawn on a bank in London or New York City and mailed to the holder at the address that appears on the register for the preference shares. If the date we have scheduled to pay dividends on the preference shares of any series is not a day on which banks in London and New York City are open for business and on which foreign exchange dealings can be conducted in London and in New York City, then the dividend will be paid on the following business day, and we will not be required to pay any interest or other payment because of the delay. Dividends declared but not yet paid do not bear interest. For a description of how dividends will be distributed to holders of ADSs, see "Description of American Depositary Receipts—Dividends and Other Distributions."

        Unless the prospectus supplement relating to the preference shares of a particular series states otherwise, if we have not paid the dividend payable, if any, on our preference shares of any series in full on the most recent date scheduled for dividend payment in respect of a dividend period, we will not be permitted to declare or pay dividends or distributions on any class of our shares ranking junior to, or pari passu with, in the right to dividends our preference shares of any series, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends payable, if any, on our preference shares of such series and those ranking equally as to dividends with the preference shares of such series for the same dividend period or for such other additional periods as may be specified in the prospectus supplement relating to preference shares of that series.

        Except as provided in this prospectus and in the prospectus supplement relating to the preference shares of a particular series, the holders of the preference shares of any series do not have the right to share in our profits.

Liquidation Rights

        On a return of capital on a winding-up or otherwise (but not, unless otherwise specified in the prospectus supplement relating to the preference shares of a particular series, on a redemption, purchase by us or reduction of any of our share capital), the holders of the dollar preference shares of a particular series that are outstanding at the time and the holders of any other of our shares ranking equal to or in priority to the series will be entitled to receive payment in U.S. dollars out of any assets available for distribution to shareholders. This distribution will be made in priority to any distribution of assets to holders of any class of our shares ranking below the preference shares of the series. Preference shareholders will be entitled to a payment equal to the amount paid up (or credited as paid up) on each preference share together with any premium on such share as may be determined in accordance with the prospectus supplement relating to such preference share plus, in the case of any series of cumulative preference shares, if any, accrued dividends unless there are insufficient assets available for distribution in which case preference shareholders will be entitled to share ratably in any distribution of our assets in proportion to the full respective amounts to which they are entitled. Preference shareholders will have no further right to participate in a return of capital.

Redemption and Purchase

        Unless the relevant prospectus supplement specifies otherwise and subject to the Companies Act 1985, we will have the right, at our option, to redeem the whole or any part of any series of preference shares at certain times determined in accordance with our Articles, which shall not be earlier than the fifth anniversary of the date of original issue of the preference shares of the series. In respect of each dollar preference share redeemed, we shall pay in U.S. Dollars the aggregate of the nominal value of such preference share and any premium credited as paid up on such share at the time it was issued, together with accrued dividends as at the date of redemption and a redemption premium calculated pursuant to a formula set forth in the applicable prospectus supplement, which formula shall be chosen by us from among several possible formulas set forth in our Articles.

        If we wish to redeem preference shares of any series, we must provide notice to the depositary bank and each record holder of the preference shares to be redeemed, between 30 and 60 days prior to the date fixed for redemption. The notice of redemption must state:

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  the redemption date,

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  the particular preference shares to be redeemed,

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  the redemption price (including, in the case of any series of cumulative preference shares, if any, details of any accrued dividends to be included and stating that dividends on the preference shares will cease to accrue on redemption), and

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  the place or places where documents of title relating to the preference shares are to be presented for redemption and payment for them will be made.

        The redemption process will not be considered invalid due to a defect in the notice of redemption or in the mailing. The dividend on the preference shares due for redemption will cease accruing on the relevant redemption date. Subject to any applicable fiscal or other laws and regulations, we will make the redemption payment by a U.S. dollar check drawn on, or, if the holder requests, by transfer to a dollar account maintained by the person to be paid with, a bank in London or New York City. The holder of the preference shares to be redeemed must deliver to us the relevant share certificates at the place specified in the notice of redemption. In the event that any date on which any payment relating to the redemption of preference shares of any series is to be made is not a business day, then payment of the redemption price payable on that date will be made on the following business day, with no interest or other additional payment payable in these circumstances. Preference shares will only be treated as redeemed when, and dividends will continue to accrue until, all redemption payments together with all accrued dividends have been paid. For information regarding redemption of preference shares represented by ADSs, see "Description of American Depositary Receipts—Redemption of ADSs."

        We may, unless the relevant prospectus supplement specifies otherwise, at any time purchase outstanding preference shares of any series in the open market, by tender to all holders of preference shares of that series alike or by private agreement. These purchases will be made in accordance with the Articles, applicable law (including the Companies Act 1985 and U.S. federal securities laws) and applicable regulations of the FSA in its capacity as the United Kingdom Listing Authority. Any preference shares of any series purchased or redeemed by us for our own account (other than in the ordinary course of the business of dealing in securities) will be cancelled by us and will no longer be issued and outstanding. Under existing FSA requirements, we can redeem or purchase preference shares of any series only with the prior consent of the FSA.

Voting Rights

        The holders of the preference shares having a registered address within the United Kingdom will be entitled to receive notice of our general meetings but will not be entitled to attend or vote at those meetings, except as otherwise set forth in the prospectus supplement relating to any particular series of preference shares.

        Holders of the preference shares may have the right to vote separately as a class in the circumstances described below under the heading "Variation of Rights".

Variation of Rights

        The rights, preferences or restrictions attached to the preference shares may be varied by the consent in writing of the holders of at least three-quarters of the preference shares of all series in issue or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of preference shares as a single class regardless of series.

        The rights, preferences or restrictions of any particular series of preference shares may be varied on a different basis to other series of preference shares by the consent in writing of the holders of at least three-quarters of the preference shares of that particular series or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of preference shares of that series.

        An extraordinary resolution requires the approval of at least three-quarters of those shareholders who are entitled to attend and vote in respect of the resolution. Two persons holding or representing by proxy at least one-third of the outstanding preference shares of any series must be present for the meeting to be valid. An adjourned meeting will be valid when any one holder is present in person or by proxy.

        We may create or issue any shares of any class, or any securities convertible or exchangeable into shares of any class, that rank equally with the preference shares of any series in the right to share in our profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the preference shares, without the rights of the preference shares of any series being deemed to be varied or abrogated.

        The rights attached to the preference shares will not be deemed to be varied or abrogated by any purchase by us or redemption of any of our share capital in each case ranking as regards participation in the profits and assets of the company in priority to or equally with or after such preference shares.

Registrar and Paying Agent

        Our registrar, Lloyds TSB Registrars, presently located at The Causeway, Worthing, West Sussex BN99 6DA, England, will act as registrar and paying agent for the preference shares of each series.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

        Citibank, N.A. has agreed to act as the depositary bank for the American Depositary Shares. Citibank's depositary offices are located at 388 Greenwich Street, 14th Floor, New York, New York 10013. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs are normally represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. London, located at 25 Molesworth Street, Lewisham, London SE1 7E8.

        We appoint Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC. 20549 and from the SEC's website (www.sec.gov). Please refer to Registration Number 333-117706 when retrieving such copy.

        We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that a holder's rights and obligations as an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

        Each ADS represents the right to receive one preference share on deposit with the custodian. An ADS will also represent the right to receive any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

        If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of preference shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.

        As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the "direct registration system" or "DRS"). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company ("DTC"), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

        As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

  Distributions of Cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the Custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales.

        The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

  Distributions of Shares

        Whenever we make a free distribution of preference share for the securities on deposit with the custodian, we will deposit the applicable number of preference shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank with either distribute to holders new ADSs representing the preference shares deposited or modify the ADS-to-preference shares ratio, in which case each ADS you hold will represent rights and interests in the additional preference shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

        The distribution of new ADSs or the modification of the ADS-to-preference shares ratio upon a distribution of preference shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new preference shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the preference shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

  Distribution of Rights

        Whenever we intend to distribute rights to purchase additional preference shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

        The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new preference shares other than in the form of ADSs.

        The depositary bank will not distribute the rights to you if:

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  We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

  •
  We fail to deliver satisfactory documents to the depositary bank; or

  •
  It is not reasonably practicable to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

  Elective Distributions

        Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

        The depositary bank will make the election available to you only if it is reasonably practical and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

        If the election is not made available to you, you will receive either cash of additional ADSs, depending on what a shareholder in England would receive upon failing to make an election, as more fully described in the deposit agreement.

  Other Distributions

        Whether we intend to distribute property other than cash, preference shares or rights to purchase additional preference shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

        If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

        The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

        The depositary bank will not distribute the property to you and will sell the property if:

  •
  We do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

  •
  We do not deliver satisfactory documents to the depositary bank; or

  •
  The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

        The proceeds of such sale will be distributed to holders as in the case of a cash distribution.

  Redemption

        Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank. If it is reasonably practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will mail notice of the redemption to the holders.

        The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Preference Shares

        The preference shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such preference shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

        If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the preference shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Preference Shares

        The depositary bank may create ADSs on your behalf if you or your broker deposit preference shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the preference shares to the custodian. Your ability to deposit preference shares and receive ADSs may be limited by legal considerations in the U.S. and England and Wales applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the preference shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

        When you make a deposit of preference shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

  •
  The preference shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

  •
  All preemptive (and similar) rights, if any, with respect to such preference shares have been validly waived or exercised.

  •
  You are duly authorized to deposit the preference shares.

  •
  The preference shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement).

  •
  The preference shares presented for deposit have not been stripped of any rights or entitlements.

        If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

        As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfer of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

  •
  ensure that the surrendered ADR certificate is properly endorsed or otherwise in proper form for transfer;

  •
  provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

  •
  provide any transfer stamps required by the State of New York or the United States; and

  •
  pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Shares Upon Cancellation of ADSs

        As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying preference shares at the custodian's offices. Your ability to withdraw the preference shares may be limited by U.S. and English and Welsh considerations applicable at the time of withdrawal. In order to withdraw the preference shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the preference shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

        If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the preference shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

        You will have the right to withdraw the securities represented by your ADSs at any time except for:

  •
  Temporary delays that may arise because (i) the transfer books for the preference shares or ADSs are closed, or (ii) preference shares are immobilized on account of a shareholders' meeting or a payment of dividends.

  •
  Obligations to pay fees, taxes and similar charges.

  •
  Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

        As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the preference shares represented by your ADSs. The voting rights of holders of preference shares are described in "Description of Preference Shares—Voting Rights".

        At our request, the depositary bank will distribute to you any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by the ADSs.

        If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder's ADSs in accordance with such voting instructions.

        Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

        As an ADS holder, you will be required to pay the following service fees to the depositary bank:

	Service	Fees
•	Issuance of ADSs	Up to U.S. 5¢ per ADS issued
•	Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled
•	Exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS issued
•	Distribution of cash dividends	No fee (so long as prohibited by NYSE)
•	Distribution of ADSs pursuant to stock dividend or other free stock distributions	No fee (so long as prohibited by NYSE)
•	Distributions of cash proceeds (i.e., upon sale of rights or other entitlements)	Up to U.S. 2¢ per ADS held
•	Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to U.S. 5¢ per share (or share equivalent) distributed
•	Annual Depositary Services Fee
To the extent permitted by the exchange upon which ADSs are listed, annually up to U.S. 2¢ per ADS held at the end of each calendar year, except to the extent of any cash dividend fee(s) charged during such calendar year

        As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

  •
  Fees for the transfer and registration of preference shares charged by the registrar and transfer agent for the preference shares in England (i.e., upon deposit and withdrawal of preference shares).

  •
  Expenses incurred for converting foreign currency into U.S. dollars.

  •
  Expenses for the cable, telex and fax transmissions and for delivery of securities.

  •
  Taxes and duties upon the transfer of securities (i.e., when preference shares are deposited or withdrawn from deposit).

  •
  Fees and expenses incurred in connection with the delivery or servicing of preference shares on deposit.

        We have agreed to pay certain other charges and expenses of the depositary bank. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.

Amendments and Termination

        We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

        You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the preference shares represented by your ADSs (except as permitted by law).

        We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination.

        Upon termination, the following will occur under the deposit agreement:

  •
  for a period of six months after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the preference shares represented by your ADSs and the delivery of all other property held by the depositary bank in respect of those preference shares on the same terms as prior to the termination. During such six months' period the depositary bank will continue to collect all distributions received on the preference shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs.

  •
  After the expiration of such six months' period, the depositary bank may sell the securities held on deposit. The depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding.

Books of Depositary

        The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

        The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

  •
  We and the depositary bank are obligated only to take the actions specifically stated in the depositary agreement without negligence or bad faith.

  •
  The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

  •
  The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in preference shares, for the validity or worth of the preference shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

  •
  We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

  •
  We and the depositary disclaim any liability if we are prevented or forbidden from acting on account of any law or regulation, any provision of our Memorandum and Articles of Association, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond our control.

  •
  We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our Memorandum and Articles of Association or in any provisions of securities on deposit.

  •
  We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting preference shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

  •
  We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of preference shares but is not, under the terms of the deposit agreement, made available to you.

  •
  We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

  •
  We and the depositary bank also disclaim any liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

Pre-Release Transactions

        The depositary bank may, in certain circumstances, issue ADSs before receiving a deposit of preference shares or release preference shares before receiving ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions." The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

        The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

        If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

  •
  Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

  •
  Distribute the foreign currency to holders for whom the distribution is lawful and practical.

  •
  Hold the foreign currency (without liability for interest) for the applicable holders.

CLEARANCE AND SETTLEMENT

        Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC, Clearstream and Euroclear. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

        Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the debt securities will be cleared and settled on a delivery against payment basis.

        Global Securities will be registered in the name of and deposited with a nominee for, and accepted for settlement and clearance by, one or more of DTC and a common depositary for Euroclear and Clearstream, and any other clearing system identified in the applicable prospectus supplement.

        Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in debt securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearing system that is described in the applicable prospectus supplement. The policies of DTC, Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to the investor's interest in debt securities held by them. This is also true for any other clearing system that may be named in a prospectus supplement.

        The policies of DTC, Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to investors' interests in debt securities held by them. This is also true for any other clearing system that may be named in a prospectus supplement.

        Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the actions of DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the records kept by DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

        DTC, Euroclear and Clearstream and their participants and accountholders perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

        The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

        DTC has advised us as follows:

  •
  DTC is:

  (a)
  a limited purpose trust company organized under the laws of the State of New York,

    (b)
    a "banking corporation" within the meaning of New York Banking Law,

    (c)
    a member of the Federal Reserve System,

    (d)
    a "clearing corporation" within the meaning of the Uniform Commercial Code and

    (e)
    a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

  •
  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

  •
  Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

  •
  Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

  •
  The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream

        Clearstream has advised us as follows:

  •
  Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

  •
  Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry charges to the accounts of its customers. This eliminates the need for physical movement of certificates.

  •
  Clearstream provides other services to its accountholders, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

  •
  Clearstream's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

  •
  Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

        Euroclear has advised us as follows:

  •
  Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

  •
  Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

  •
  Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

  •
  Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

  •
  Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear accountholders.

  •
  All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

        We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

        The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

        Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

        We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

        DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC's Same-Day Funds Settlement System.

        Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

        We understand that investors that hold their debt securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities.

        Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream accountholders on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

        Secondary market trading of the debt securities between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC's Same-Day Funds Settlement System for debt securities.

        If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream Accountholders

        We understand that secondary market trading between Euroclear and/or Clearstream accountholders will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading between a DTC Seller and a Euroclear or Clearstream Purchaser

        A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant's account to the account of the purchasing Euroclear or Clearstream accountholder. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the debt securities either against payment by the common depositary or free of payment.

        The beneficial interests in the debt securities will be credited by DTC to the common depositary. Euroclear or Clearstream, as applicable, will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.

        Euroclear or Clearstream accountholders will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, accountholders may take on credit exposure to Euroclear or Clearstream until the debt securities are credited to their accounts one business day later.

        As an alternative, if Euroclear or Clearstream has extended a line of credit to them, accountholders can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear or Clearstream accountholders purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each accountholder's particular cost of funds.

        Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the common depositary on behalf of Euroclear or

Clearstream accountholders. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

TAXATION

        This section discusses the material U.K. and U.S. federal income tax consequences of the ownership of the debt securities, the preference shares and the ADSs. This summary applies to you only if:

  •
  you are an individual U.S. citizen or resident, a U.S. corporation, or otherwise subject to U.S. federal income tax on a net income basis in respect of the securities;

  •
  you purchase the securities in their original issuance at the issue price, and you hold such securities as capital assets for tax purposes; and

  •
  you are not and have not recently been resident or ordinarily resident in the United Kingdom for U.K. tax purposes, and do not hold the securities for the purposes of a trade, profession, or vocation that you carry on in the United Kingdom through a branch or agency or a permanent establishment in the United Kingdom.

        This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, persons that control (directly or indirectly) 10% or more of our voting stock, persons that elect mark-to-market treatment, persons that hold the securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction for tax purposes, and persons whose functional currency is not the U.S. dollar.

        The discussion that follows is of a general nature, and additional disclosure regarding the tax treatment of specific securities may be provided in the prospectus supplement for such instruments. To the extent there is any inconsistency in the discussion of tax consequences between this prospectus and the applicable prospectus supplement, you should rely on the discussion in the prospectus supplement.

        The statements regarding U.K. and U.S. tax laws set forth below are based on the laws in force on the date of this prospectus, which are subject to change, possibly on a retroactive basis.

        You should consult your own tax advisers as to the tax consequences of the purchase, ownership, and disposition of the securities in the light of your particular circumstances, including the effect of any state, local, or other national laws.

U.K. Taxation

Interest

        Payments of interest on the securities should be exempt from withholding or deduction for or on account of U.K. tax under the provisions of U.K. tax law relating to "quoted Eurobonds", provided that the securities are listed on a "recognized stock exchange" within the meaning of section 841 of the Income and Corporation Taxes Act 1988. The New York Stock Exchange and the London Stock Exchange are currently recognized for these purposes. Accordingly, interest payments made on the securities should be payable without withholding or deduction for or on account of U.K. income tax.

Dividends

        Under current U.K. legislation, no U.K. withholding tax will be deducted from any dividends paid on the preference shares.

Purchase, Sale, and Retirement of Securities

        You will not be liable for U.K. taxation on capital gains realized on a sale or other disposal or redemption or conversion of the securities.

Disposals of Preference Shares or ADSs

        You will not be liable for U.K. taxation on capital gains upon a disposal of preference shares or ADSs.

EU Savings Directive

        On January 21, 2003, the European Council of Economics and Finance Ministers ("ECOFIN") agreed on proposals under which Member States will be required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that, for a transitional period only, Belgium, Luxembourg and Austria will instead be required to operate a withholding system in relation to such payments (the ending of the transitional period is dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). The directive is required to be implemented into the national laws of Member States from January 1, 2004 and it is anticipated that the proposals will take effect on or after July 1, 2005.

U.S. Federal Income Taxation

U.S. Tax Status

        Under current law, preference shares, Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities will be, and Dated Subordinated Debt Securities may be, treated as equity of the issuer for U.S. federal income tax purposes. Senior Debt Securities will generally be treated as debt for such purposes. Please consult the applicable prospectus supplement for information regarding the treatment of a particular instrument.

Securities Characterized as Debt for U.S. Tax Purposes

        Interest.    Payments or accruals of "qualified stated interest" (as defined below) on a Senior Debt Security or a Dated Subordinated Debt Security that is treated as debt for U.S. federal income tax purposes will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a security in a currency other than the U.S. dollar (a "foreign currency"), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you use the accrual method of tax accounting, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis taxpayer, you may elect to translate all interest income on such foreign currency-denominated securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the security.

        Original Issue Discount.    If we issue securities that are treated as debt at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the securities multiplied by the number of full years to their maturity, the securities will be "discount securities." The difference between the issue price and the stated redemption price at maturity of the securities will be the "original issue discount." The "issue price" of the securities will be the first price at which a substantial amount of the securities are sold to the public (i.e., excluding sales of securities to underwriters, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" will include all payments under the securities other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of a security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

        If you invest in a discount security, you generally will be subject to the special tax accounting rules for original issue discount obligations. You should be aware that, as described in greater detail below, if you invest in a discount security, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

        In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of a discount security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that security for all days during the taxable year that you own the security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of a discount security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. For initial holders, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

  •
  multiplying the "adjusted issue price" (as defined below) of the security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the security and the denominator of which is the number of accrual periods in a year; and

  •
  subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a floating rate security, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the security bore interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the security on its date of issue or, in the case of some floating rate securities, the rate that reflects the yield that is reasonably expected for the security. Additional rules may apply if interest on a floating rate security is based on more than one interest index. The "adjusted issue price" of a discount security at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the security in all prior accrual periods. All payments on a discount security (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as payments of principal. The "annual yield to maturity" of a security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the security to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in a discount security denominated in U.S. dollars generally will be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

        You generally may make an irrevocable election to include in income your entire return on a security (i.e., the excess of all remaining payments to be received on the security, including payments of qualified stated interest, over the amount you paid for the security) under the constant yield method described above. If you purchase securities at a premium and if you make this election, you will also be deemed to have made the election (discussed below under "Premium") to amortize premium currently on a constant yield basis in respect of all other premium bonds that you hold.

        In the case of a discount security that is also a foreign currency security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by:

  •
  calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

  •
  translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period).

Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under "Interest." Because exchange rates may fluctuate, if you are the holder of a discount security that is also a foreign currency security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar discount security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the discount security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the discount security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        Premium.    If you purchase a security that is treated as debt at a cost greater than the security's remaining redemption amount, you will be considered to have purchased the security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the security by the amount of the premium amortized during your holding period. In the case of premium on a foreign currency security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the security and the exchange rate on the date you acquired the security. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the security. Therefore, if you do not elect to amortize premium and you hold the security to maturity, you generally will be required to treat the premium as capital loss when the security matures.

        Purchase, Sale, and Retirement of Securities.    Initially, your tax basis in a security that is treated as debt generally will equal the cost of the security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the security. If you purchase a security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. The amount of any subsequent adjustments to your tax basis in a security in respect of foreign currency-denominated original issue discount or premium will be determined in the manner described above. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        If you sell or exchange such a security, or if such a security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under "Interest") and your tax basis in the security. If you sell or exchange a security for a foreign currency, or receive foreign currency on the retirement of a security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the security is disposed of or retired.

        Except as discussed below with respect to foreign currency gain or loss, the gain or loss that you recognize on a sale, exchange, or retirement of such a security generally will be capital gain or loss. Such gain or loss will be long-term capital gain or loss if you have held the security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. Your ability to offset capital losses against ordinary income is limited.

        Despite the foregoing, gain or loss that you recognize on a sale, exchange, or retirement of a foreign currency security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the security.

Securities Characterized as Equity for U.S. Tax Purposes

        Dividends.    If we pay dividends on preference shares, you must include those dividends in your income when you receive them. The dividends will be treated as foreign source income. If you receive dividend payments denominated in pounds sterling or euro, you should determine the amount of your dividend income by converting pounds sterling or euro, as applicable, into U.S. dollars at the applicable exchange rate in effect on the date of your (or the ADS Depositary's, in the case of ADSs) receipt of the dividend. Such dividends generally will not be eligible for the dividends received deduction allowed to U.S. corporations.

        Interest.    Payments of interest on Perpetual Subordinated Debt Securities, Perpetual Subordinated Capital Securities, or Dated Subordinated Debt Securities that are characterized as equity for U.S. federal income tax purposes will be treated as dividends. Accordingly, such payments generally will be includible in your income on the date of receipt without regard to your method of tax accounting. Payments made in a currency other than the U.S. dollar will be included in income in a U.S. dollar amount determined by reference to the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into U.S. dollars.

        Purchase, Sale, and Retirement of Securities.    Your tax basis in a security that is treated as equity generally will equal the cost of the security to you. If you purchase a security that is denominated in a foreign currency, the cost to you (and therefore generally your tax basis) will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        If you sell or exchange such a security, or if such a security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction and your tax basis in the security. If you sell or exchange a security for a foreign currency, or receive foreign currency on the retirement of a security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the security is disposed of or retired.

        Gain or loss that you recognize on a sale, exchange, or retirement of such a security generally will be capital gain or loss. Such gain or loss will be long-term capital gain or loss if you have held the security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. Your ability to offset capital losses against ordinary income is limited.

U.S. Information Reporting and Backup Withholding

        The paying agent will be required to file information returns with the IRS with respect to payments made to certain U.S. holders. In addition, dividends, interest and proceeds from the sale or other disposition of preference shares, ADSs or debt securities that are paid in the United States or through a U.S.-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is a corporation, other exempt recipient or a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  through underwriters,

  •
  through dealers,

  •
  through agents or

  •
  directly to purchasers.

        The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters, any applicable commissions or discounts and any securities exchanges on which the securities may be listed. The net proceeds to us will also be set forth in the prospectus supplement.

        If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

        Securities may also be sold through agents that we designate from time to time, or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Prudential plc in the ordinary course of business.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be continued by the persons participating in the offering at any time.

        In the event that securities of any series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in such securities but will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for such securities.

LEGAL MATTERS

        Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary, Gottlieb, Steen & Hamilton, London, England, our U.S. counsel and by Slaughter and May, our English solicitors, and for the underwriters, dealers or agents by Cravath, Swaine & Moore LLP, London, England, their U.S. counsel and by Freshfields Bruckhaus Deringer, their English solicitors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our consolidated financial statements and condensed financial statement schedule as at December 31, 2003 and December 31, 2002 and for each of the years ended December 31, 2003, 2002 and 2001 appearing in our annual report on Form 20-F for the year ended December 31, 2003 (the "2003 Form 20-F") and incorporated by reference herein have been incorporated by reference herein in reliance on the reports of KPMG Audit Plc, independent registered public accounting firm, appearing in the 2003 Form 20-F and incorporated by reference herein, upon the authority of said firm as experts in auditing and accounting.

EXPENSES

        The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	U.S.$	253,400	[1]
Legal fees and expenses		285,000
Accounting fees and expenses		65,000
Printing and engraving expenses		32,000
Miscellaneous		50,000

Total	U.S.$	685,400

1.
The total registration fee is U.S.$253,400. Pursuant to Rule 429, we are applying U.S.$161,800 relating to unsold securities previously registered on our Registration Statement on Form F-3, File No. 333-103500. A registration fee of U.S.$4,702,120 paid with respect to our Registration Statement on Form F-4, File No. 333-57586, filed on March 26, 2001 and relating to 1,970,263,000 of our ordinary shares which remain unsold, is being offset against the balance of U.S.$91,600.

GLOSSARY

        The following is a glossary of terms that are used in this prospectus, in each case defined as below unless otherwise specified in the indentures, supplemental indenture or prospectus supplement.

        "Additional Amounts" has the meaning set forth under "Description of the Debt Securities—Payment of Additional Amounts".

        "ADRs" has the meaning set forth under "Description of Preference Shares"—General.

        "ADSs" has the meaning set forth under "Description of Preference Shares".

        "Assets" has the meaning set forth under "Description of the Debt Securities—Payments on Debt Securities—Solvency Condition".

        "Business Day", when used with respect to any particular Place of Payment, means each day, other than a Saturday or Sunday, which is not a day on which commercial banking institutions in The City of New York or in London, England or in a Place of Payment, or, in respect of any payment to be made in a foreign currency, in the principal financial center of the country issuing such foreign currency, are authorized or required by law, regulation or executive order to close, and shall otherwise mean each day, other than a Saturday or Sunday, which is not a day on which banking institutions, at the place where any specified act pursuant to the applicable indenture is to occur, are authorized or required by law, regulation or executive order to close.

        "Capital Regulations" has the meaning set forth under "Description of the Debt Securities—Redemption and Repurchase—Redemption of Perpetual Subordinated Capital Securities for Regulatory Reasons".

        "Capital Security Default" has the meaning set forth under "Description of the Debt Securities—Events of Default and Defaults—Subordinated Debt Securities".

        "Clearstream" means Clearstream Banking, société anonyme.

        "Compulsory Interest Payment Date" has the meaning set forth under "Description of the Debt Securities—Payments on Debt Securities—Perpetual Subordinated Capital Securities".

        "Currency Determination Agent" means the senior trustee or subordinated trustee, as applicable, acting in the capacity of such agent.

        "Dated Subordinated Debt Securities" has the meaning set forth under "Description of the Debt Securities—General".

        "debt securities" means the Senior Debt Securities and the Subordinated Debt Securities.

        "Deferred Interest" has the meaning set forth under "Description of the Debt Securities—Payments on Debt Securities—Perpetual Subordinated Capital Securities".

        "Deferred Interest Payment Date" has the meaning set forth under "Description of the Debt Securities—Payments on Debt Securities—Dated Subordinated Debt Securities and Perpetual Subordinated Debt Securities".

        "Deferral Notice" has the meaning set forth under "Description of the Debt Securities—Payments on Debt Securities—Dated Subordinated Debt Securities and Perpetual Subordinated Debt Securities".

        "Deferred Principal Payment Date" has the meaning set forth under "Description of the Debt Securities—Payments on Debt Securities—Dated Subordinated Debt Securities and Perpetual Subordinated Debt Securities".

        "Depositary" has the meaning set forth under "Description of the Debt Securities—Global Securities".

        "depositary bank" has the meaning set forth under "Description of Preference Shares—General".

        "Discounted Security" means any debt security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the applicable indenture.

        "dollar preference shares" has the meaning set forth under "Description of Preference Shares—General".

        "DTC" means The Depository Trust Company.

        "EEA Insurance Subsidiary" has the meaning set forth under "Description of the Debt Securities—Redemption and Repurchase—Redemption of Perpetual Subordinated Capital Securities for Regulatory Reasons".

        "ECOFIN" has the meaning set forth under "Taxation—U.K. Taxation—EU Savings Directive".

        "Election Date" means any date by which an election for payment of any debt security in a currency or currency unit other than that in which such security is issued must be made, as specified in greater detail in the indentures.

        "euro preference shares" has the meaning set forth under "Description of Preference Shares—General".

        "Euroclear" means Euroclear Bank S.A./N.V.

        "Event of Default" when used with respect to the Senior Debt Securities has the meaning set forth under "Description of the Debt Securities—Events of Default and Defaults—Senior Debt Securities".

        "Event of Default" when used with respect to the Subordinated Debt Securities has the meaning set forth under "Description of the Debt Securities—Events of Default and Defaults—Subordinated Debt Securities".

        "global form" has the meaning set forth under "Description of the Debt Securities—Denominations, Registration and Transfer".

        "Global Security" has the meaning set forth under "Description of the Debt Securities—Denominations, Registration and Transfer".

        "Indebtedness for moneys borrowed" has the meaning set forth under "Description of the Debt Securities—Events of Default and Defaults—Senior Debt Securities".

        "indentures" means the senior indenture and the subordinated indenture.

        "Interest Payment Date," when used with respect to (i) the Senior Debt Securities, means the Stated Maturity of an installment of interest on such securities, (ii) the Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, means the Stated Maturity of an installment of interest on such securities, subject to any deferral provided for in the subordinated indenture, a supplemental indenture or prospectus supplement and (iii) the Perpetual Subordinated Capital Securities, means an Optional Interest Payment Date or a Compulsory Interest Payment Date, subject to any deferral provided for in the subordinated indenture, a supplemental indenture or prospectus supplement.

        "Judgment Date" has the meaning set forth under "Description of the Debt Securities—Judgment Currency".

        "Junior Securities" means, with respect to the Dated Subordinated Debt Securities, the Perpetual Subordinated Debt Securities or the Perpetual Subordinated Capital Securities, our ordinary shares or any other securities which rank, as regards to distributions on a return of assets on a winding up or in respect of distributions or payment of dividends or any other payments thereon, after such Subordinated Debt Securities, as the case may be.

        "Liabilities" has the meaning set forth under "Description of the Debt Securities—Payments on Debt Securities—Solvency Condition".

        "Market Exchange Rate" means (i) for any conversion involving a currency unit on the one hand and dollars or any foreign currency on the other, the exchange rate between the relevant currency unit and dollars or such foreign currency calculated by the method specified in the applicable indenture and (ii) for any conversion of dollars into any foreign currency or for any conversion of one foreign currency into dollars or another foreign currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the dollars or foreign currency into which conversion is being made could be purchased with the dollars or foreign currency from which conversion is being made from major banks located in either New York City, New York, London, England, or any other principal market for dollars or such foreign currency, in each case determined by us or the Currency Determination Agent, provided, in each case, as set out in the indentures or in accordance with certain other procedures as set out in the relevant indenture.

        "Maturity" means the date, if any, on which the principal (or, if the context so requires, lesser amount in the case of Discounted Securities) of (or premium, if any, on) that debt security becomes due and payable as provided therein or in the applicable indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the holder, pursuant to any sinking fund provisions or otherwise provided, however, that, unless otherwise provided with respect to the Dated Subordinated Debt Securities of any series, we do not pay all or any part of principal (or any premium or interest thereon) at Maturity (other than principal due by declaration of acceleration), the obligation to make such payment and such Maturity shall be deferred until the Deferred Principal Payment Date (it being understood for the avoidance of doubt that any such deferral shall take place only once with respect to any payment).

        "Parity Securities" means, with respect to the Dated Subordinated Debt Securities, the Perpetual Subordinated Debt Securities or the Perpetual Subordinated Capital Securities, our perpetual capital instruments, preferred or preference shares or other securities issued directly or indirectly by us ranking pari passu with such Subordinated Debt Securities, as the case may be, as to rights to interest or dividend payments and participation in our assets in the event of our liquidation or winding up.

        "Payment Default" has the meaning set forth under "Description of the Debt Securities—Events of Default and Defaults—Subordinated Debt Securities".

        "Payment Event" has the meaning set forth under "Description of the Debt Securities—Events of Default and Defaults—Subordinated Debt Securities".

        "Perpetual Subordinated Capital Securities" has the meaning set forth under "Description of the Debt Securities—General".

        "Perpetual Subordinated Debt Securities" has the meaning set forth under "Description of the Debt Securities—General".

        "Place of Payment" means the place or places where the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on, and any Additional Amounts in respect of, the debt securities of a series are payable.

        "pounds sterling" or "£" or "pence" has the meaning set forth under "About This Prospectus".

        "preference shares" means preference shares of any series that we may issue.

        "Principal Subsidiary" means The Prudential Assurance Company Limited, subject as provided in "Description of the Debt Securities—Senior Debt Securities—Negative Pledge".

        "registered form" has the meaning set forth under "Description of the Debt Securities—Denominations, Registration and Transfer".

        "Registered Debt Security" has the meaning set forth under "Description of the Debt Securities—Denominations, Registration and Transfer".

        "Regular Record Date" means, for interest payable on any Interest Payment Date on debt securities of any series, the date, if any, we specify for that purpose.

        "Regulatory Capital Requirement" has the meaning set forth under "Description of the Debt Securities—Payments on Debt Securities—Solvency Condition".

        "Regulatory Event" has the meaning set forth under "Description of the Debt Securities—Redemption and Repurchase—Redemption of Perpetual Subordinated Capital Securities for Regulatory Reasons".

        "Relevant Date" has the meaning set forth under "Description of the Debt Securities—Payment of Additional Amounts".

        "Relevant Indebtedness" has the meaning set forth under "Description of the Debt Securities—Senior Debt Securities—Negative Pledge".

        "SEC" means the U.S. Securities and Exchange Commission.

        "securities" means the debt securities and the preference shares.

        "Senior Debt Securities" has the meaning set forth under "Description of the Debt Securities".

        "Senior Creditor" has the meaning set forth under "Description of the Debt Securities—Status of the Subordinated Debt Securities—General".

        "senior indenture" has the meaning set forth under "Description of the Debt Securities".

        "Solvency Condition" has the meaning set forth under "Description of the Debt Securities—Payments on Debt Securities—Solvency Condition".

        "Stated Maturity" when used with respect to any debt security or any installment of principal thereof (or premium, if any, thereon) or interest, if any, thereon, means the date, if any, specified in such security as the fixed date on which the principal of such security (or premium, if any, thereon) or such installment of principal (or premium, if any, thereon) or interest is due and payable, subject, in the case of Subordinated Debt Securities, to any deferral provided for in the subordinated indenture, a supplemental indenture or prospectus supplement.

        "sterling preference shares" has the meaning set forth under "Description of Preference Shares—General".

        "Subordinated Debt Securities" has the meaning set forth under "Description of the Debt Securities".

        "subordinated indenture" has the meaning set forth under "Description of the Debt Securities".

        "Subsidiary" has the meaning set forth under "Description of the Debt Securities—Senior Debt Securities—Negative Pledge".

        "Substitute Date" has the meaning set forth under "Description of the Debt Securities—Judgment Currency".

        "Tax Event" has the meaning set forth under "Description of the Debt Securities—Redemption and Repurchase—Redemption of Debt Securities for Tax Reasons".

        "United Kingdom" and "U.K." means The United Kingdom of Great Britain and Northern Ireland.

        "U.K. GAAP" has the meaning set forth under "About This Prospectus".

        "United States" and "U.S." means the United States of America (including the States and the District of Columbia), its territories, its possessions (which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdiction.

        "U.S. dollars" or "$" has the meaning set forth under "About This Prospectus".

        "U.S. GAAP" has the meaning set forth under "About This Prospectus".

        "U.S. Government Obligations" has the meaning set forth under "Description of the Debt Securities—Satisfaction and Discharge".

        "Yield to Maturity" when used with respect to any Discounted Security, means the yield to maturity, if any, set forth in such Discounted Security.

        No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Prudential plc or any of the underwriters, dealers or agents. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of Prudential plc since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

        All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prudential Public Limited Company

Senior and Subordinated Debt Securities

Preference Shares

American Depositary Shares

Prospectus

          , 2004

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

        Article 219 of Prudential's articles of association provides:

            "Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer and every employee of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to affairs of the Company".

        Article 167 of Prudential's articles of association provides:

            "Without prejudice to the provisions of Article 219, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

                       (a) a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether director or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

                       (b) a trustee of any pension fund in which employees of the Company or any other body referred to in Article 167(a) is or has been interested,

            including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund."

        The relevant provisions of the Companies Act 1985 are sections 310 and 727. Section 310 provides:

            "(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

            (2) Except as provided by the following subsection, any such provision is void.

            (3) This section does not prevent a company;

              (a)   from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

              (b)   from indemnifying any such officer or auditor against any liability incurred by him—

                (i) in defending any proceedings (whether civil or criminal) in which judgement is given in his favour or he is acquitted, or

                (ii) in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

        Section 727 provides:

            "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms at it thinks fit.

            (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

            (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper".

Item 9. Exhibits

Number	Description
1	Form of Underwriting Agreement.
3	Articles of Association of the Registrant.*
4.1	Form of Indenture relating to the senior debt securities.
4.2	Form of Indenture relating to the subordinated debt securities.
4.3	Form of global share warrant representing preference shares in bearer form.
4.4	Form of share certificate representing preference shares in registered form.
4.5	Form of ADR Deposit Agreement.
5.1	Opinion of Cleary, Gottlieb, Steen & Hamilton, U.S. counsel to the Registrant.
5.2	Opinion of Slaughter and May, English solicitors to the Registrant.
12	Computation of Ratio of Earnings to Fixed Charges.**
23.1	Consent of KPMG Audit Plc.**
23.2	Consent of KPMG Audit Plc.**
23.3	Consent of KMPG Audit Plc.
23.4	Consent of Cleary, Gottlieb, Steen & Hamilton (included in 5.1 above).
23.5	Consent of Slaughter and May (included in 5.2 above).
24	Powers of attorney (included in the signature pages contained herein).**
25.1	Statement of Eligibility and Qualification of Wilmington Trust Company as Trustee on Form T-1 with respect to 4.1 above.
25.2	Statement of Eligibility and Qualification of Citibank, N.A., as Trustee on Form T-1 with respect to 4.2 above.

*
Incorporated by reference to the Annual Report on Form 20-F (File No. 1-15040) previously filed by Prudential plc with the Securities and Exchange Commission on May 18, 2004.

**
Previously filed.

Item 10. Undertakings

        (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than

    20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the Registration Statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Prudential plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on July 29, 2004.

PRUDENTIAL PLC
By:	/s/ PHILIP BROADLEY
Name:	Philip Broadley
Title:	Group Finance Director, Executive Director

        Know all persons by these presents that each of the undersigned constitutes and appoints Jonathan Bloomer and Peter Maynard, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 29, 2004.

By:
Name:	David Clementi*
Title:	Chairman
By:	/s/ JONATHAN BLOOMER
Name:	Jonathan Bloomer
Title:	Group Chief Executive, Executive Director
By:	/s/ PHILIP BROADLEY
Name:	Philip Broadley
Title:	Group Finance Director, Executive Director
By:
Name:	Clark Manning*
Title:	President and Chief Executive Officer—Jackson National Life, Executive Director
By:
Name:	Michael McLintock*
Title:	Chief Executive—M&G, Executive Director
By:
Name:	Mark Norbom*
Title:	Chief Executive—Prudential Corporation Asia, Executive Director

By:
Name:	Mark Wood*
Title:	Chief Executive—U.K. and European Operations, Executive Director
By:
Name:	Bart Becht
Title:	Non-Executive Director
By:
Name:	Bridget Macaskill*
Title:	Non-Executive Director
By:
Name:	Rob Rowley*
Title:	Non-Executive Director
By:
Name:	James Ross*
Title:	Non-Executive Director
By:
Name:	Roberto Mendoza*
Title:	Non-Executive Director
By:
Name:	Kathleen O'Donovan*
Title:	Non-Executive Director
By:
Name:	Andrew Crossley*
Title:	Director, Group Finance and Risk
By:
Name:	Thomas Meyer* (on behalf of Jackson National Life Insurance Company)
Title:	Authorized Representative
By:	/s/ PETER MAYNARD
Name:	Peter Maynard
Title:	*Attorney-in-fact

EXHIBIT INDEX

Number	Description
1	Form of Underwriting Agreement.
3	Articles of Association of the Registrant.*
4.1	Form of Indenture relating to the senior debt securities.
4.2	Form of Indenture relating to the subordinated debt securities.
4.3	Form of global share warrant representing preference shares in bearer form.
4.4	Form of share certificate representing preference shares in registered form.
4.5	Form of ADR Deposit Agreement.
5.1	Opinion of Cleary, Gottlieb, Steen & Hamilton, U.S. counsel to the Registrant.
5.2	Opinion of Slaughter and May, English solicitors to the Registrant.
12	Computation of Ratio of Earnings to Fixed Charges.**
23.1	Consent of KPMG Audit Plc.**
23.2	Consent of KPMG Audit Plc.**
23.3	Consent of KMPG Audit Plc.
23.4	Consent of Cleary, Gottlieb, Steen & Hamilton (included in 5.1 above).
23.5	Consent of Slaughter and May (included in 5.2 above).
24	Powers of attorney (included in the signature pages herein).**
25.1	Statement of Eligibility and Qualification of Wilmington Trust Company, as Trustee on Form T-1 with respect to 4.1 above.
25.2	Statement of Eligibility and Qualification of Citibank, N.A., as Trustee on Form T-1 with respect to 4.2 above.

*
Incorporated by reference to the Annual Report on Form 20-F (File No. 1-15040) previously filed by Prudential plc with the Securities and Exchange Commission on May 18, 2004.

**
Previously filed.